UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. _)

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

ALCOA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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March     , 2013

Dear Shareholder:

I hope you will attend the 2013 Annual Meeting of Shareholders of Alcoa Inc., which will be held on Friday, May 3, 2013, at 9:30 a.m. at the Fairmont Hotel, 510 Market Street, Pittsburgh, Pennsylvania 15222.

The accompanying Notice of Annual Meeting and Proxy Statement describe the items to be voted on at the meeting. In addition to voting, we will review the Company’s major developments of 2012 and answer your questions about Alcoa’s business and operations. Your vote is very important, whether or not you will attend the meeting. In advance of the meeting on May 3, please cast your vote through the internet, by telephone or by mail. Instructions on how to vote are found in the section entitled “Proxy Summary — How to Cast Your Vote” on page 6.

This year’s proxy statement demonstrates our ongoing commitment to provide a clear and detailed discussion of matters that will be addressed at the meeting. We have included a proxy summary starting on page 6 that provides highlights of the detailed information included elsewhere in the proxy statement. The Compensation Discussion and Analysis, which begins on page 35, has an expanded focus on executive compensation practices that reinforce pay for performance and shareholder alignment.

Thank you for being a shareholder of Alcoa, and for the confidence you have placed in our Company. We look forward to seeing you at the meeting.

Sincerely,

Klaus Kleinfeld
Chairman of the Board and Chief Executive Officer

Table of Contents

PROXY SUMMARY	6
PROXY STATEMENT	8
Questions and Answers about the Meeting and Voting	8
ITEM 1	ELECTION OF DIRECTORS	11
Nominees to Serve for a Three-Year Term Expiring in 2016	11
Directors Whose Terms Expire in 2014	13
Directors Whose Terms Expire in 2015	15
Nominating Board Candidates – Procedures and Director Qualifications	17
DIRECTOR COMPENSATION	19
CORPORATE GOVERNANCE	21
Where to Find Corporate Governance Information	21
Director Independence and Related Person Transactions	21
Majority Voting for Directors	22
Board Leadership Structure	22
The Board’s Role in Risk Oversight	23
Board Diversity	24
Meetings and Attendance	24
Committees of the Board	24
Board, Committee and Director Evaluations	25
Shareholder Communications with Directors	26
Business Conduct Policies and Code of Ethics	26
Recovery of Incentive Compensation	26
Compensation Committee Interlocks and Insider Participation	27
Compensation Consultants	27
Other Matters	27
ALCOA STOCK OWNERSHIP	28
Stock Ownership of Certain Beneficial Owners	28
Stock Ownership of Directors and Executive Officers	29
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	30

ITEM 2	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	31
Report of the Audit Committee	31
Audit and Non-Audit Fees	32
ITEM 3	ADVISORY APPROVAL OF EXECUTIVE COMPENSATION	33
EXECUTIVE COMPENSATION	35
Compensation Discussion and Analysis	35
Compensation Committee Report	46
2012 Summary Compensation Table	47
2012 Grants of Plan-Based Awards	49
2012 Outstanding Equity Awards at Fiscal Year-End	50
2012 Option Exercises and Stock Vested	51
2012 Pension Benefits	51
2012 Non-Qualified Deferred Compensation	52
Potential Payments Upon Termination or Change in Control	53
ITEM 4	APPROVAL OF 2013 ALCOA STOCK INCENTIVE PLAN	55
EQUITY COMPENSATION PLAN INFORMATION	62
ITEM 5	APPROVAL OF AMENDMENTS TO THE ARTICLES OF INCORPORATION AND BY-LAWS TO PERMIT THE CALLING OF SPECIAL MEETINGS, INCLUDING BY SHAREHOLDERS OF 25% OF THE COMPANY’S OUTSTANDING COMMON STOCK	63
ATTACHMENTS	64
ATTACHMENT A — Pre-Approval Policies and Procedures for Audit and Non-Audit Services	64
ATTACHMENT B — Peer Group Companies for Market Information on Compensation	66
ATTACHMENT C — 2013 Alcoa Stock Incentive Plan	67
ATTACHMENT D — Proposed Amendment to Articles of Incorporation	76
ATTACHMENT E — By-Laws As Proposed to be Amended	82
ATTACHMENT F — Calculation of Financial Measures	92

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ALCOA – 2013 Proxy Statement   4

Alcoa Inc.

390 Park Avenue

New York, NY 10022-4608

Notice of 2013 Annual Meeting of Shareholders

Friday, May 3, 2013

9:30 a.m. (EDT)

Fairmont Hotel, 510 Market Street, Pittsburgh, PA 15222

The Annual Meeting of Shareholders of Alcoa Inc. (“Alcoa” or the “Company”) will be held on Friday, May 3, 2013 at 9:30 a.m., local time, at the Fairmont Hotel, 510 Market Street, Pittsburgh, PA 15222. Shareholders of record of Alcoa common stock at the close of business on February 4, 2013 are entitled to vote at the meeting.

The purposes of the meeting are:

1.

to elect the three Directors identified in the accompanying proxy statement to serve three-year terms expiring at the 2016 annual meeting of shareholders;

2.

to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013;

3.

to approve, on an advisory basis, executive compensation;

4.

to approve the 2013 Alcoa Stock Incentive Plan;

5.

to approve amendments to the Articles of Incorporation and By-Laws to permit the calling of special meetings, including by shareholders of 25% of the Company’s outstanding common stock; and

6.

to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

You will need an admission ticket if you plan to attend the meeting. Please see the questions and answers section of the proxy statement for instructions on how to obtain an admission ticket.

On behalf of Alcoa’s Board of Directors,

Audrey Strauss
Executive Vice President, Chief Legal and Compliance Officer and Secretary
March , 2013

ALCOA – 2013 Proxy Statement   5

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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding the Company’s 2012 performance, please review the Company’s 2012 Annual Report.

2013 Annual Meeting of Shareholders

Time and Date: 9:30 a.m. Eastern Daylight Time, May 3, 2013

Place: Fairmont Hotel, 510 Market Street, Pittsburgh, Pennsylvania 15222

Record Date: February 4, 2013

Voting: Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Admission: An admission ticket is required to enter Alcoa’s annual meeting. Please follow the instructions beginning on page 9.

Webcast: We will provide a live webcast of the annual meeting from our website at http://www.alcoa.com under “About – Corporate Governance – Annual Meeting”.

Voting Matters

		Board Vote Recommendation	Page Reference (for more detail)
Item 1 –	Election of Three Director Nominees to Serve for a Three-Year Term Expiring in 2016	FOR each Director Nominee	11
Item 2 –	Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2013	FOR	31
Item 3 –	Advisory Vote to Approve Executive Compensation	FOR	33
Item 4 –	Approval of 2013 Alcoa Stock Incentive Plan	FOR	55
Item 5 –	Approval of Amendments to the Articles of Incorporation and By-Laws to Permit the Calling of Special Meetings, Including by Shareholders of 25% of the Company’s Outstanding Common Stock	FOR	63

How to Cast Your Vote

Your vote is important! Please cast your vote and play a part in the future of Alcoa.

Even if you plan to attend our annual meeting in person, please cast your vote as soon as possible by:

internet at www.cesvote.com	QR code—scan and vote with your mobile device	calling 1-888-693-8683 toll-free from the U.S. or Canada	mail return the signed proxy card

The deadline for voting online or by telephone is 6:00 a.m. EDT on May 3, 2013. If you vote by mail, your proxy card must be received before the annual meeting. If you hold shares in an Alcoa savings plan, your voting instructions must be received by 6:00 a.m. EDT on May 1, 2013.

If you own shares through a bank, broker or other nominee, you may receive other instructions for voting. If you own shares in different accounts or in more than one name, you may receive more than one Notice of Internet Availability of Proxy Materials (or paper proxy card or voting instruction form), which may contain different voting instructions for each type of ownership. Please vote all your shares.

If you are a shareholder of record or a beneficial owner that has a legal proxy to vote the shares, you may choose to vote in person at the annual meeting. See the “Questions and Answers about the Meeting and Voting” section beginning on page 8 for more details.

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Board Nominees (page 11)

Alcoa’s Board of Directors has 11 members divided into three classes. Directors are elected for three-year terms. The following table provides summary information about each Director nominee standing for re-election to the Board for a three-year term expiring in 2016.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships	Other Public Company Boards
Arthur D. Collins, Jr.	65	2010	Retired Chairman and Chief Executive Officer, Medtronic, Inc.	Yes	A, C	• The Boeing Company • U.S. Bancorp
Michael G. Morris	66	2008	Chairman and Retired President and Chief Executive Officer, American Electric Power Company, Inc.	Yes	A, C, E, G	• American Electric Power Company, Inc. • Limited Brands, Inc. • The Hartford Financial Services Group, Inc.
E. Stanley O’Neal	61	2008	Former Chairman of the Board and Chief Executive Officer, Merrill Lynch & Co., Inc.	Yes	A, E, G
A Audit Committee C Compensation and Benefits Committee E Executive Committee G Governance and Nominating Committee

Executive Compensation Highlights (page 33)

Strong Pay for Performance Alignment

•

The impact of our stock price on executive compensation is significant: for example, 87% of the CEO’s compensation is performance-based and 68% of his compensation is paid in the form of equity.

•

The CEO’s 2012 equity award value was reduced by 20% from the 2011 grant level in response to the decline in our stock price. In addition, the value of the outstanding equity compensation granted to the CEO since he joined the Company has declined by 55%, compared to the original grant values.

•

A majority of the awards granted to the CEO and the other named executive officers under our executive compensation program is in the form of performance-based restricted share units that are earned only if targets for revenue growth and adjusted EBITDA margin are met.

•

Due to a 16% drop in the average price of aluminum on the London Metal Exchange from 2011 to 2012 and rising costs for energy, raw materials, labor and maintenance, Alcoa managers had to overcome more than $1.5 billion in adverse market impacts and cost headwinds to achieve strong operational and financial performance in 2012.

Key Features of Our Executive Compensation Program

WHAT WE DO	WHAT WE DON’T DO
We pay for performance	We do not pay dividend equivalents on stock options and unvested restricted share units
We consider peer groups in establishing compensation
We do not allow share recycling
We review tally sheets
We have robust stock ownership guidelines	We do not allow for repricing of underwater stock options (including cash-outs)
We schedule and price stock option grants to promote transparency and consistency
We do not allow hedging or pledging of Company stock
We have clawback policies incorporated into our incentive plans
We do not have excise tax gross-ups for new participants in our change-in-control severance plan
We have double-trigger equity vesting in the event of a change-in-control	We do not enter into multi-year employment contracts
We do not pay tax gross-ups on our limited perquisites
We pay reasonable salaries to our senior executives
We provide appropriate benefits to our senior executives

We have a conservative compensation risk profile

We maximize the tax deductibility of incentive compensation
We retain an independent compensation consultant

Our executive compensation practices are described in greater detail in the “Executive Compensation” section.

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Alcoa Inc.

390 Park Avenue

New York, NY 10022-4608

PROXY STATEMENT

The Annual Meeting and Voting

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2013.

The Company’s Notice of Annual Meeting and Proxy Statement and 2012 Annual Report are available at www.ReadMaterial.com/AA.

The Board of Directors of Alcoa Inc. (“Alcoa” or the “Company”) is providing this proxy statement in connection with Alcoa’s 2013 Annual Meeting of Shareholders to be held on Friday, May 3, 2013, at 9:30 a.m., local time, at the Fairmont Hotel, 510 Market Street, Pittsburgh, PA 15222, and at any adjournment or postponement thereof.

Proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice”) are being first sent to shareholders on or about March     , 2013. In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the Company’s proxy materials to each shareholder of record, the Company may furnish proxy materials by providing access to those documents on the Internet. The Notice contains instructions on how to vote online, or in the alternative, request a paper copy of the proxy materials and a proxy card.

Questions and Answers about the Meeting and Voting

1.   Who is entitled to vote and how many votes do I have?

If you are a holder of record of Alcoa common stock, par value $1.00 per share (the “common stock”), at the close of business on February 4, 2013, you are eligible to vote at the annual meeting. For each matter presented for vote, you have one vote for each share you own.

2.   How do I vote?

By Written Proxy. All shareholders of record can vote by written proxy card. If you are a shareholder of record and receive a Notice of Internet Availability of Proxy Materials (“Notice”), you may request a written proxy card by following the instructions included in the Notice. If you are a beneficial owner, you may request a written proxy card or a voting instruction form from your bank or broker. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors.

By Telephone or Internet. All shareholders of record also can vote by touchtone telephone within the U.S., U.S. territories and Canada, using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card. Beneficial owners may vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will include the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been recorded properly.

In Person. All shareholders of record may vote in person at the meeting. Beneficial owners may vote in person at the meeting if they have a legal proxy, as described in the response to Question 3 below.

Whether you plan to attend the meeting or not, we encourage you to vote by proxy as soon as possible. The proxy committee will vote your shares according to your directions.

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3. How do I get an admission ticket to attend the annual meeting?

You may attend the meeting if you were a shareholder as of the close of business on February 4, 2013. If you plan to attend the meeting, you will need an admission ticket. If a broker or bank holds your shares and you would like to attend the meeting, please write to: Alcoa Inc., 201 Isabella Street, Pittsburgh, PA 15212-5858, Attention: Diane Thumma or email to diane.thumma@alcoa.com. Please include a copy of your brokerage account statement or a legal proxy (which you can get from your broker or bank), and we will send you an admission ticket. If you are a registered shareholder, have your Notice available and either call 1 866 804-9594 or visit www.AlcoaAdmissionTicket.com and follow the instructions provided.

4.   What does it mean if I receive more than one Notice?

If you are a shareholder of record or participate in Alcoa’s Dividend Reinvestment and Stock Purchase Plan or employee savings plans, you will receive one Notice (or if you are an employee with an Alcoa email address, an email proxy form) for all shares of common stock held in or credited to your accounts as of the record date, if the account names are exactly the same. If your shares are registered differently and are in more than one account, you will receive more than one Notice or email proxy form, and in that case, you can and are urged to vote all of your shares, which will require you to vote more than once. To avoid this situation in the future, we encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, Computershare, at 1 888 985-2058 (in the U.S. and Canada) or 1 201 680-6578 (all other locations) or through the Computershare website, www.computershare.com.

5.   How do I vote if I participate in one of the employee savings plans?

You must provide the trustee of the employee savings plan with your voting instructions in advance of the meeting. You may do so by returning your voting instructions by mail, or submitting them by telephone or electronically using the Internet. You cannot vote your shares in person at the annual meeting; the trustee is the only one who can vote your shares. The trustee will vote your shares as you have instructed. If the trustee does not receive your instructions, your shares generally will be voted in proportion to the way the other plan participants voted. To allow sufficient time for voting by the trustee, your voting instructions must be received by 6:00 a.m. Eastern Daylight Time (EDT) on May 1, 2013.

6.   Can I change my vote?

There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the meeting (please note that, in order to be counted, the revocation or change must be received by 6:00 a.m. EDT on May 3, 2013, or by 6:00 a.m. EDT on May 1, 2013 in the case of instructions to the trustee of an employee savings plan):

•

Vote again by telephone or at the Internet website.

•

Mail a revised proxy card or voting instruction form that is dated later than the prior one.

•

Common shareholders of record may vote in person at the annual meeting.

•

Common shareholders of record may notify Alcoa’s Corporate Secretary in writing that a prior proxy is revoked or voting instructions are changed.

•

Employee savings plan participants may notify the plan trustee in writing that prior voting instructions are revoked or are changed.

7.   Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify shareholders are kept confidential except:

•

as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

•

in the case of a contested proxy solicitation;

•

if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

•

to allow the independent inspector of election to certify the results of the vote.

Corporate Election Services, Inc., the independent proxy tabulator used by Alcoa, counts the votes and acts as the inspector of election for the meeting.

8.   What constitutes a “quorum” for the meeting?

A quorum consists of a majority of the outstanding shares, present or represented by proxy. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have voted by proxy. Abstentions and broker non-votes count as “shares present” at the meeting for purposes of determining a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the proposal is not a routine matter, and the broker has not received voting instructions from the beneficial owner of the shares. All items on this year’s ballot are “non-routine” matters under New York Stock Exchange (“NYSE”) rules except ratification of selection of the auditors (Item 2). If you vote to abstain on one or more proposals, your shares will be counted as present for purposes of determining the presence of a quorum unless you vote to abstain on all proposals.

9.   What is the voting requirement to approve each of the proposals, and how are votes counted?

At the close of business on February 4, 2013, the record date for the meeting, Alcoa had outstanding 1,069,292,165 shares of common stock (excluding treasury shares). Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on. Treasury shares are not voted.

Under Pennsylvania corporation law, the approval of any corporate action taken at the annual meeting is based on votes cast. The votes necessary to approve Item 4 (the 2013 Alcoa Stock Incentive Plan), including the impact of abstentions and broker non-votes, are subject to separate NYSE rules and are described below. For all other proposals to be considered at the annual meeting, shareholder approval occurs if the votes cast in favor of the proposal exceed the votes cast against the proposal. “Votes cast” on these proposals means votes “for” or “against” a particular proposal, whether by proxy or in person. Abstentions and broker non-votes are not considered “votes cast” on these proposals and therefore have no effect on the outcome of these proposals. In uncontested elections, directors are elected by a majority of votes cast. As described in more detail on page 22 under “Corporate Governance—Majority Voting for Directors,” Alcoa’s Articles of Incorporation and By-Laws require any incumbent director nominee who receives more “against” than “for” votes to tender his or her resignation for consideration by the Governance and Nominating Committee. Item 3 (advisory approval of executive compensation) is an advisory vote requiring further action by the Company to implement any changes.

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For Item 4 (approval of the 2013 Alcoa Stock Incentive Plan), under NYSE rules, shareholder approval occurs if a majority of votes cast are “for” Item 4 and the total number of votes cast are a majority of the shares of common stock outstanding at the record date. Under NYSE rules, “votes cast” for Item 4 consist of votes “for” or “against” Item 4 as well as abstentions. As a result, abstentions have the effect of a vote “against” Item 4. Broker non-votes are not considered “votes cast” and therefore have no effect on the number of votes cast on Item 4. However, broker non-votes can have the effect of a vote “against” Item 4 if the broker non-vote causes the total number of votes cast on Item 4 to be less than a majority of the shares of common stock outstanding at the record date. If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes, as described under Question 8 above.

10.   Who pays for the solicitation of proxies?

Alcoa pays the cost of soliciting proxies. Proxies will be solicited on behalf of the Board of Directors by mail, telephone, other electronic means or in person. We have retained Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, to assist with the solicitation for an estimated fee of $13,000 plus expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes.

11.   How do I comment on Company business?

Your comments are collected when you vote using the Internet. We also collect comments from the proxy card if you vote by mailing the proxy card. You may also send your comments to us in care of the Corporate Secretary: Alcoa Inc., Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608. Although it is not possible to respond to each shareholder, your comments help us to understand your concerns.

12.   May I nominate someone to be a director of Alcoa?

Yes, please see page 17 of this proxy statement for complete details.

13.   When are the 2014 shareholder proposals due?

To be considered for inclusion in the Company’s 2014 proxy statement, shareholder proposals submitted in accordance with SEC Rule 14a-8 must be received in writing at our principal executive offices no later than November     , 2013. Address all shareholder proposals to: Alcoa Inc., Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608. For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2014 annual meeting, notice of intention to present the proposal, including all information required to be provided by the shareholder in accordance with the Company’s By-Laws, must be received in writing at our principal executive offices by February 2, 2014. Address all notices of intention to present proposals at the 2014 annual meeting to: Alcoa Inc., Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608. For information on the procedures for shareholder nominations of director candidates for the 2014 annual meeting, see “Nominating Board Candidates—Procedures and Director Qualifications” on page 17.

14.   Will the annual meeting be webcast?

Yes, our annual meeting will be webcast on May 3, 2013. You are invited to visit http://www.alcoa.com under “About—Corporate Governance—Annual Meeting” at 9:30 a.m. Eastern Daylight Time on May 3, 2013, to access the webcast of the meeting. Registration for the webcast is required. Pre-registration will be available beginning on April 19, 2013. An archived copy of the webcast also will be available on our website.

15.   What is “householding”?

Shareholders of record who have the same last name and address and who request paper copies of the proxy materials will receive only one copy unless one or more of them notifies us that they wish to receive individual copies. Householding will not in any way affect dividend check mailings.

We will deliver promptly upon written or oral request a separate copy of the 2012 Annual Report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, to a security holder at a shared address to which a single copy of the document was delivered. Please direct such requests to Diane Thumma at Alcoa Inc., 201 Isabella Street, Pittsburgh, PA 15212-5858, Attention: Diane Thumma or email to diane.thumma@alcoa.com or call 1 412 553-1245.

Shareholders of record may request to discontinue or begin householding in the future by contacting our transfer agent, Computershare, at 1 888 985-2058 (in the U.S. and Canada), 1 201 680-6578 (all other locations), by mail to Computershare Shareowner Services LLC, P.O. Box 43006, Providence, RI 02940-3006 or through the Computershare website, www.computershare.com. Shareholders owning their shares through a bank, broker or other nominee may request to discontinue or begin householding by contacting their bank, broker or other nominee.

16. How may I obtain a copy of Alcoa’s Annual Report on Form 10-K?

The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2012 (not including exhibits and documents incorporated by reference), at your request. Please direct all requests to Alcoa Inc., Corporate Communications, 201 Isabella Street, Pittsburgh, PA 15212-5858.

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ITEM 1    ELECTION OF DIRECTORS

As of the date of this proxy statement, Alcoa’s Board of Directors has 11 members divided into three classes. Directors are elected for three-year terms. The terms for members of each class end in successive years.

The Board of Directors, upon the recommendation of the Governance and Nominating Committee, has nominated three incumbent directors, Arthur D. Collins, Jr., Michael G. Morris, and E. Stanley O’Neal, to stand for re-election to the Board for a three-year term expiring in 2016.

Each of the director nominees was elected by the shareholders at the 2010 Annual Meeting of Shareholders. The Board of Directors affirmatively determined that each of the three nominees qualifies for election under the criteria for evaluation of directors (see “Minimum Qualifications for Director Nominees and Board Member Attributes” on page 17 of this proxy statement). Included in each nominee’s biography below is a description of the qualifications, experience, attributes and skills of such nominee. In addition, the Board of Directors determined that each nominee qualifies as an independent director under New York Stock Exchange corporate governance listing standards and the Company’s Director Independence Standards. See “Board, Committee and Director Evaluations” on page 25 and “Director Independence and Related Person Transactions” on page 21.

If a nominee is unable to serve as a director, the Board may reduce its size or choose a substitute. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board of Directors recommends a vote “FOR” ITEM 1, the election of each of Arthur D. Collins, Jr., Michael G. Morris, and E. Stanley O’Neal to the Board for a three-year term expiring in 2016.

Nominees to Serve for a Three-Year Term Expiring in 2016

  Arthur D. Collins, Jr.

Director since: 2010

Age: 65

Committees: Audit Committee; Compensation and Benefits Committee

Other Current Public Directorships: The Boeing Company; U.S. Bancorp

Career Highlights and Qualifications:

Mr. Collins was the Chairman of Medtronic, Inc., a leading medical device and technology company, from April 2002 until his retirement in August 2008, and Chief Executive Officer from May 2002 to August 2007. He held a succession of other executive leadership positions with Medtronic from 1992 until his retirement. Mr. Collins served as President and Chief Executive Officer, President and Chief Operating Officer and Chief Operating Officer at the company. He was Executive Vice President of Medtronic and President of Medtronic International from June 1992 to January 1994.

Prior to joining Medtronic, he was Corporate Vice President of Abbott Laboratories (health care products) from October 1989 to May 1992 and Divisional Vice President of that company from May 1984 to October 1989. He joined Abbott in 1978 after spending four years with Booz, Allen & Hamilton, a major management consulting firm.

Other Current Affiliations:

In addition to his public company board memberships, Mr. Collins currently serves on the board of privately held Cargill, Incorporated. He is a member of the Board of Overseers of The Wharton School at the University of Pennsylvania and the Board of Visitors at Miami University of Ohio. He also serves as a senior advisor to Oak Hill Capital Partners, L.P., a private equity firm.

Previous Directorships:

Mr. Collins was Chairman of Medtronic, Inc. from 2002 to 2008.

Attributes and Skills:

In addition to his public company board memberships, Mr. Collins’ extensive executive and business experience, including his years of executive leadership at Medtronic, allow Alcoa to benefit from his experience managing the operations of a large, global company. He also brings the perspective of a member of several corporate boards. Mr. Collins currently chairs the Governance Committee at U.S. Bancorp, the Compensation Committee at Boeing and the Human Resources and Compensation Committee at Cargill, and he has served on the audit, finance, compensation, governance and executive committees of various boards.

Mr. Collins qualifies as an audit committee financial expert.

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Nominees to Serve for a Three-Year Term Expiring in 2016

  Michael G. Morris

Director since: 2008

Age: 66

Committees: Audit Committee; Compensation and Benefits Committee; Executive Committee; Governance and Nominating Committee

Other Current Public Directorships: American Electric Power Company, Inc.; Limited Brands, Inc.; The Hartford Financial Services Group, Inc.

Career Highlights and Qualifications:

Mr. Morris is Chairman and retired President and Chief Executive Officer of American Electric Power Company, Inc. (AEP), one of the nation’s largest utility generators and owner of the largest electricity transmission system in the United States.

Mr. Morris has been Chairman of AEP since 2004. He served as Chief Executive officer of AEP and all of its major subsidiaries from 2004 to November 2011 and as President from 2004 to 2011. From 1997 to 2003, Mr. Morris was Chairman, President and Chief Executive Officer of Northeast Utilities. Prior to that, he held positions of increasing responsibility in energy and natural gas businesses.

Other Current Affiliations:

In addition to his public company board memberships, Mr. Morris serves on the U.S. Department of Energy’s Electricity Advisory Board, the National Governors Association Task Force on Electricity Infrastructure, the Institute of Nuclear Power Operations and the Business Roundtable (chairing the Business Roundtable’s Energy Task Force).

Previous Directorships:

From 1997 to 2003, Mr. Morris was Chairman of Northeast Utilities. Mr. Morris was previously chairman of the Edison Electric Institute.

Attributes and Skills:

Mr. Morris has proven business acumen, having served as the chief executive officer of significant, complex organizations. Mr. Morris’ experience in the energy field is a valuable resource to the Company as we engage in renewing our energy supplies. The production of aluminum requires large amounts of energy in an electrolytic smelting process. In addition, Mr. Morris is a leader in developing the carbon sequestration process, which is a technology that may prove to be valuable to the aluminum industry in reducing greenhouse gas emissions.

Mr. Morris qualified as an audit committee financial expert.

  E. Stanley O’Neal

Director since: 2008

Age: 61

Committees: Audit Committee; Executive Committee; Governance and Nominating Committee

Career Highlights and Qualifications:

Mr. O’Neal served as Chairman of the Board and Chief Executive Officer of Merrill Lynch & Co., Inc. until October 2007. He became Chief Executive Officer of Merrill Lynch in 2002 and was elected Chairman of the Board in 2003. Mr. O’Neal was employed with Merrill Lynch for 21 years, serving as President and Chief Operating Officer from July 2001 to December 2002; President of U.S. Private Client from February 2000 to July 2001; Chief Financial Officer from 1998 to 2000 and Executive Vice President and Co-head of Global Markets and Investment Banking from 1997 to 1998.

Before joining Merrill Lynch, Mr. O’Neal was employed at General Motors Corporation where he held a number of financial positions of increasing responsibility.

Other Current Affiliations:

Mr. O’Neal’s other affiliations include service on the board of the Memorial Sloan-Kettering Cancer Center, and membership in the Council on Foreign Relations, the Center for Strategic and International Studies and the Economic Club of New York.

Previous Directorships:

Mr. O’Neal was a director of General Motors Corporation from 2001 to 2006, chairman of the board of Merrill Lynch & Co., Inc. from 2003 to 2007, and a director of American Beacon Advisors, Inc. (investment advisor registered with the Securities and Exchange Commission) from 2009 to September 2012.

Attributes and Skills:

Mr. O’Neal provides a valuable perspective to the Audit Committee as the Company does not have another director with a background in investment banking. He also brings to the Audit Committee a strong financial background in an industrial setting, having served in various financial and leadership positions at General Motors Corporation.

Mr. O’Neal qualifies as an audit committee financial expert.

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Directors Whose Terms Expire in 2014

  Klaus Kleinfeld

Director since: 2003

Age: 55

Committees: Executive Committee (Chair); International Committee (Chair)

Other Current Public Directorships: Bayer AG (Supervisory Board); Morgan Stanley

Career Highlights and Qualifications:

Mr. Kleinfeld has been the Chairman and Chief Executive Officer of Alcoa since April 2010. He was President and Chief Executive Officer of Alcoa from May 2008 to April 2010, and President and Chief Operating Officer from October 2007 to May 2008.

Before Alcoa, Mr. Kleinfeld had a 20-year career with Siemens, the global electronics and industrial conglomerate, based in the U.S. and Germany, where he served as Chief Executive Officer of Siemens AG from January 2005 to June 2007. During his tenure, Mr. Kleinfeld presided over a dramatic transformation of that company, reshaping the company’s portfolio around three high-growth areas, resulting in an increase of revenues and a near doubling of market capitalization. Mr. Kleinfeld was Deputy Chairman of the Managing Board and Executive Vice President of Siemens AG from 2004 to January 2005, and President and Chief Executive Officer from 2002 to 2004 of Siemens Corporation, Siemens AG’s subsidiary in the U.S., which represents the company’s largest region.

Mr. Kleinfeld was born in Bremen, Germany, and educated at the University of Goettingen and University of Wuerzburg. He holds a Ph.D. in strategic management and a master’s degree in business administration.

Other Current Affiliations:

In addition to his public company board memberships, Mr. Kleinfeld serves on the Brookings Institution Board of Trustees. He is Chairman of the U.S.-Russia Business Council, which is dedicated to promoting trade and investment between the United States and Russia.

Previous Directorships:

Mr. Kleinfeld was a director of Citigroup Inc. from 2005 to 2007 and a member of the Managing Board of Siemens AG from 2004 to 2007.

Attributes and Skills:

As the only management representative on our Board, Mr. Kleinfeld provides an insider’s perspective in Board discussions about the business and strategic direction of the Company. He brings to the Board his knowledge of all aspects of Alcoa’s global business and his extensive international and senior executive experience.

  James W. Owens

Director since: 2005

Age: 67

Committee: Audit Committee (Chair)

Other Current Public Directorships: International Business Machines Corporation; Morgan Stanley

Career Highlights and Qualifications:

Mr. Owens served as Chairman and Chief Executive Officer of Caterpillar Inc., a leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines, from February 2004 through June 2010. He was Executive Chairman from June to October 2010, when he retired from the company.

Mr. Owens served as Vice Chairman of Caterpillar from December 2003 to February 2004 and as Group President from 1995 to 2003, responsible at various times for 13 of the company’s 25 divisions. Mr. Owens joined Caterpillar in 1972 as a corporate economist and was named chief economist of Caterpillar Overseas S.A. in Geneva, Switzerland in 1975. From 1980 until 1987, he held managerial positions in the Accounting and Product Source Planning Departments. In 1987, he became managing director of P.T. Natra Raya, Caterpillar’s joint venture in Indonesia. He held that position until 1990, when he was elected a Corporate Vice President and named President of Solar Turbines Incorporated, a Caterpillar subsidiary in San Diego, California. In 1993, he was elected Vice President and Chief Financial Officer.

Other Current Affiliations:

In addition to his public company board memberships, Mr. Owens serves as a senior advisor to Kohlberg Kravis Roberts & Co. L.P., a global asset manager working in private equity and fixed income. His other major affiliations include the Peterson Institute for International Economics and the Council on Foreign Relations.

Previous Directorships:

Mr. Owens was Chairman of Caterpillar Inc. from 2004 to 2010. He was also former Chairman and Executive Committee member of the Business Council.

Attributes and Skills:

Mr. Owens’ background as former Chief Financial Officer of Caterpillar provides a strong financial foundation for Audit Committee deliberations. Mr. Owens has proven business acumen, having served as the chief executive officer of a significant, complex global industrial company.

Mr. Owens qualifies as an audit committee financial expert.

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Directors Whose Terms Expire in 2014

  Sir Martin Sorrell

Director since: 2012

Age: 68

Committees: International Committee; Public Issues Committee

Other Current Public Directorships: WPP plc

Career Highlights and Qualifications:

Sir Martin Sorrell founded WPP plc (WPP), the world’s largest advertising and marketing services group, in 1985, and has been the Chief Executive Officer since that time. WPP companies, which include some of the most eminent agencies in the business, provide clients with advertising, media investment management, consumer insight, public relations and public affairs, branding and identity, healthcare communications, direct, interactive and internet marketing, and special communication services. Collectively, WPP employs over 153,000 people in 107 countries.

Sir Martin actively supports the advancement of international business schools, advising Harvard, IESE (Spain), the London Business School, the Indian School of Business and the Judge Institute at Cambridge University. He has been publicly recognized with a number of awards, including the Harvard Business School Alumni Achievement Award. Sir Martin received a knighthood in January 2000.

Other Current Affiliations:

In addition to his public company board memberships, Sir Martin serves as a non-executive director of Alpha Topco Limited, a privately held holding company of the Formula One Group. He is Chairman of the International Business Council of the World Economic Forum and a member of the Business Council in the U.S. In addition, Sir Martin serves on the board of directors of the Bloomberg Family Foundation and is a member of the Advisory Boards of global investment firm Stanhope Capital and private equity firm Bowmark Capital.

Attributes and Skills:

Sir Martin is an internationally recognized business leader and brings to the Board his experience in growing the WPP enterprise through innovation, acquisitions and his extensive international business relationships. His international experience and perspective in heading a large multinational group of companies provides Alcoa with invaluable insight and guidance.

  Ratan N. Tata

Director since: 2007

Age: 75

Committees: International Committee; Public Issues Committee

Career Highlights and Qualifications:

Mr. Tata served as Chairman of Tata Sons Limited, the holding company of the Tata Group, one of India’s largest business conglomerates, from 1991 until December 28, 2012. Mr. Tata was also Chairman of the major Tata Group companies, including Tata Motors, Tata Steel, Tata Consultancy and several other Tata companies, until December 28, 2012. Mr. Tata joined the Tata Group in December 1962.

Mr. Tata received a Bachelor of Science degree in Architecture with Structural Engineering from Cornell University in 1962 and completed the Advanced Management Program at Harvard Business School in 1975. He is the recipient of numerous awards and honors, including the Government of India’s second highest civilian award, the Padma Vibhushan, and the Deming Cup, awarded in October 2012 by Columbia Business School’s W. Edwards Deming Center for quality, productivity, and competiveness.

Other Current Affiliations:

Mr. Tata is associated with various organizations in India and overseas. He is the Chairman of two of the largest private-sector philanthropic trusts in India. He is a member of the Indian Prime Minister’s Council on Trade and Industry. He is the President of the Court of the Indian Institute of Science and Chairman of the Council of Management of the Tata Institute of Fundamental Research. He also serves on the Board of Trustees of Cornell University and the University of Southern California. Mr. Tata is also on the international advisory boards of Mitsubishi Corporation, JP Morgan Chase, Rolls-Royce, Temasek Holdings and the Monetary Authority of Singapore.

Previous Directorships:

Mr. Tata was a director of Bombay Dyeing and Manufacturing Company Limited from 1994 to February 2013 and Fiat S.p.A. from 2006 to April 2012, and Chairman of Tata Sons Limited and the major Tata Group companies until December 2012.

Attributes and Skills:

Mr. Tata brings to the Company’s Board significant international business experience in a wide variety of industries. His Asian perspective adds valuable diversity to the deliberations of the Company’s Board.

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Directors Whose Terms Expire in 2015

  Kathryn S. Fuller

Director since: 2002

Age: 66

Committees: Compensation and Benefits Committee; Public Issues Committee

Career Highlights and Qualifications:

Ms. Fuller is the Chair of the Smithsonian’s National Museum of Natural History, the world’s preeminent museum and research complex, and she also currently serves on the board of The Robert Wood Johnson Foundation, a leading philanthropy in the field of health and health care. Ms. Fuller retired as Chair of The Ford Foundation, a nonprofit organization, in September 2010, after having served in that position since May 2004.

Ms. Fuller retired as President and Chief Executive Officer of World Wildlife Fund U.S. (WWF), one of the world’s largest nature conservation organizations, in July 2005, after having served in those positions since 1989. Ms. Fuller continues her affiliation with WWF as President Emerita and an honorary member of the Board of Directors.

Ms. Fuller was a Public Policy Scholar at the Woodrow Wilson International Center for Scholars, a nonpartisan institute established by Congress for advanced study of national and world affairs, for a year beginning in October 2005.

Ms. Fuller had various responsibilities with WWF and The Conservation Foundation from 1982 to 1989, including executive vice president, general counsel and director of WWF’s public policy and wildlife trade monitoring programs. Before that, she held several positions in the U.S. Department of Justice, culminating as Chief, Wildlife and Marine Resources Section, in 1981 and 1982.

Attributes and Skills:

Ms. Fuller has led three internationally recognized and respected organizations, having served as the chief executive officer of WWF and Chair of The Ford Foundation and currently serving as Chair of the Smithsonian’s National Museum of Natural History. Her experience in managing world-class organizations, combined with her proven leadership skills, international experience and environmental focus have all contributed to the diversity and richness of the Board’s deliberations.

The Company has long recognized the need to earn the right to continue to do business in the communities in which it operates, and as a result, the Board seeks the input of directors, such as Ms. Fuller, who have a broad perspective on sustainable development.

  Judith M. Gueron

Lead Director

Director since: 1988

Age: 71

Committees: Executive Committee; Governance and Nominating Committee (Chair); Public Issues Committee

Career Highlights and Qualifications:

Dr. Gueron is Scholar in Residence of MDRC, a nonprofit research organization that designs, manages and studies projects to increase the self-sufficiency of economically disadvantaged groups, since September 2005, and President Emerita of MDRC since 2004. She is a director of the National Bureau of Economic Research.

Dr. Gueron was a Visiting Scholar at the Russell Sage Foundation, a foundation devoted to research in the social sciences, from 2004 to 2005. She was President of MDRC from 1986 to August 2004 and MDRC’s Executive Vice President for research and evaluation from 1978 to 1986 and Research Director from 1974 to 1978. Before joining MDRC, she was director of special projects and studies and a consultant for the New York City Human Resources Administration.

A widely published, nationally recognized expert on employment and training, poverty, and family assistance, Dr. Gueron is the author of “From Welfare to Work”. She is past President of the Association for Public Policy Analysis and Management, has served on several National Academy of Sciences committees and federal advisory panels, and has frequently testified before Congress. In 2005, she received the inaugural Richard E. Neustadt Award from the John F. Kennedy School of Government, Harvard University.

Dr. Gueron received her B.A. Summa Cum Laude from Radcliffe College in 1963 and her Ph.D. in economics from Harvard University in 1971.

Other Current Affiliations:

Dr. Gueron serves on the board of the Society for Research on Educational Effectiveness and the Coalition for Evidence Based Policy.

Attributes and Skills:

Dr. Gueron has a depth of experience with the aluminum industry, having served on the Company’s Board for over 20 years. Dr. Gueron chaired the Public Issues Committee from its inception in 2002 to April 2010. She has been recognized by her colleagues on the Board for her leadership and development of this committee, which provides advice and guidance on corporate social responsibility and significant public issues that are pertinent to the Company and its stakeholders. Dr. Gueron led three trips to the Juruti bauxite mine project in the Amazon region of Brazil to meet directly with management, community leaders and non-governmental organizations regarding sustainable community development and environmental stewardship of this sensitive area.

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Directors Whose Terms Expire in 2015

  Patricia F. Russo

Director since: 2008

Age: 60

Committees: Compensation and Benefits Committee (Chair); Executive Committee; Governance and Nominating Committee

Other Current Public Directorships: General Motors Company (Lead Director); Hewlett-Packard Company; Merck & Co., Inc.

Career Highlights and Qualifications:

Ms. Russo is the former Chief Executive Officer of Alcatel Lucent, a communications company, from December 2006 to September 2008. She served as Chairman of Lucent Technologies Inc. from 2003 to 2006 and as its Chief Executive Officer and President from 2002 to 2006.

Ms. Russo was President and Chief Operating Officer of Eastman Kodak Company from April 2001, and Director from July 2001, until January 2002, and Chairman of Avaya Inc. from December 2000, until she rejoined Lucent as Chief Executive Officer in January 2002.

Ms. Russo was Executive Vice President and Chief Executive Officer of the Service Provider Networks business of Lucent from November 1999 to August 2000 and served as Executive Vice President from 1996 to 1999. Prior to that, she held various executive positions with Lucent and AT&T.

Other Current Affiliations:

In addition to her public company board memberships, Ms. Russo is a director of KKR Management LLC (the managing partner of KKR & Co., L.P.). She also is Chairman of the Partnership for a Drug-Free America, a national non-profit organization.

Previous Directorships:

Ms. Russo served as a director of Schering Plough Corp. from 1995 until 2009, when it merged with Merck & Co. She was chair of Schering Plough’s Governance Committee for six years and its Lead Director prior to the merger.

Attributes and Skills:

Ms. Russo has proven business acumen, having served in executive and board leadership capacities at a number of significant complex global organizations. As chief executive officer of Lucent, she successfully led the company through the severe telecommunications industry downturn in 2002 and 2003, restoring the company to profitability and growth. She then led its cross-border merger negotiations with Alcatel, a French company, and became the newly merged organization’s first chief executive, headquartered in France. In addition, her directorships at other public companies provide her with broad experience on issues facing public companies. Ms. Russo has demonstrated a depth of business experience, knowledge of compensation and benefits in her service on the Company’s Compensation and Benefits Committee and as chairman of Hewlett Packard’s compensation committee, and an extensive knowledge of governance practices and principles.

  Ernesto Zedillo

Director since: 2002

Age: 61

Committees: Audit Committee; Public Issues Committee (Chair)

Other Current Public Directorships: Citigroup Inc.; Promotora de Informaciones, S.A.; The Procter & Gamble Company

Career Highlights and Qualifications:

Mr. Zedillo has been at Yale University since 2002, where he is the Frederick Iseman ‘74 Director of the Yale Center for the Study of Globalization; Professor in the Field of International Economics and Politics; Professor of International and Area Studies; and Professor Adjunct of Forestry and Environmental Studies. He was a Distinguished Visiting Fellow at the London School of Economics in 2001.

Mr. Zedillo was elected President of Mexico in August of 1994; his term ran from December of 1994 to December of 2000. He served in the Federal Government of Mexico as Undersecretary of the Budget (1987-1988); as Secretary of Economic Programming and the Budget and board member of various state owned enterprises, including PEMEX, Mexico’s national oil company (1988-1992); and as Secretary of Education (1992-1993). From 1978 to1987, he was with the central bank of Mexico where he served as deputy manager of economic research and deputy director. From 1983 to 1987, he was the founding General Director of the Trust Fund for the Coverage of Exchange Risks, a mechanism created to manage the rescheduling of the foreign debt of the country’s private sector that involved negotiations and complex financial operations with hundreds of firms and international banks.

Mr. Zedillo earned his Bachelor’s degree from the School of Economics of the National Polytechnic Institute in Mexico and his M.A., M.Phil. and Ph.D. at Yale University. In Mexico, he taught economics at the National Polytechnic Institute and El Colegio de Mexico.

Other Current Affiliations:

In addition to his public company board memberships, Mr. Zedillo belongs to the international advisory boards of Rolls-Royce and BP. He is a senior advisor to the Credit Suisse Research Institute. His current service in non-profit institutions includes being a member of the Foundation Board of the World Economic Forum.

Previous Directorships:

Mr. Zedillo was a director of Electronic Data Systems Corporation from 2007 to 2008 where he was a member of its Governance Committee. He was a director of the Union Pacific Corporation from 2001 to 2006 where he served on the Audit and Finance Committees.

Attributes and Skills:

From his broad experience in government and international politics and his prior service as President of Mexico, Mr. Zedillo brings international perspective and insight to matters such as governmental relations and public issues in the various countries in which Alcoa operates. Mr. Zedillo also has significant financial experience, having previously served on the audit committee of Union Pacific and as the Secretary of Economic Programming and the Budget for Mexico, as well as having held various positions at Banco de México, the central bank of Mexico.

Mr. Zedillo qualifies as an audit committee financial expert.

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Nominating Board Candidates – Procedures and Director Qualifications

Shareholder Recommendations for Director Nominees

Any shareholder wishing to recommend a candidate for director should submit the recommendation in writing to our principal executive office: Alcoa Inc., Governance and Nominating Committee, c/o Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608. The written submission should comply with all requirements set forth in the Company’s Articles of Incorporation and By-Laws. The committee will consider all candidates recommended by shareholders who comply with the foregoing procedures and satisfy the minimum qualifications for director nominees and Board member attributes.

Shareholder Nominations from the Floor of the Annual Meeting

The Company’s Articles of Incorporation provide that any shareholder entitled to vote at an annual shareholders’ meeting may nominate one or more director candidates for election at that annual meeting by following certain prescribed procedures. Not later than 90 days before the anniversary date of the immediately preceding annual meeting, the shareholder must provide to Alcoa’s Corporate Secretary written notice of the shareholder’s intent to make such a nomination or nominations. The notice must contain all of the information required in the Company’s Articles of Incorporation and By-Laws.

Any such notice must be sent to our principal executive offices: Alcoa Inc., Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608. The deadline for receipt of any shareholder nominations for the 2014 annual meeting is February 2, 2014.

Minimum Qualifications for Director Nominees and Board Member Attributes

The Governance and Nominating Committee has adopted Criteria for Identification, Evaluation and Selection of Directors:

1.

Directors must have demonstrated the highest ethical behavior and must be committed to the Company’s values.

2.

Directors must be committed to seeking and balancing the legitimate long-term interests of all of the Company’s shareholders, as well as its other stakeholders, including its customers, employees and the communities where the Company has an impact. Directors must not be beholden primarily to any special interest group or constituency.

3.

It is the objective of the Board that all non-management directors be independent. In addition, no director should have, or appear to have, a conflict of interest that would impair that director’s ability to make decisions consistently in a fair and balanced manner.

4.

Directors must be independent in thought and judgment. They must each have the ability to speak out on difficult subjects; to ask tough questions and demand accurate, honest answers; to constructively challenge management; and at the same time, act as an effective member of the team, engendering by his or her attitude an atmosphere of collegiality and trust.

5.

Each director must have demonstrated excellence in his or her area and must be able to deal effectively with crises and to provide advice and counsel to the Chief Executive Officer and his or her peers.

6.

Directors should have proven business acumen, serving or having served as a chief executive officer, chief operating officer or chief financial officer of a significant, complex organization, or other senior leadership role in a significant, complex organization; or serving or having served in a significant policy-making or leadership position in a well respected, nationally or internationally recognized educational institution, not-for-profit organization or governmental entity; or having achieved a widely recognized position of leadership in the director’s field of endeavor, which adds substantial value to the oversight of material issues related to the Company’s business.

7.

Directors must be committed to understanding the Company and its industry; to regularly preparing for, attending and actively participating in meetings of the Board and its committees; and to ensuring that existing and future individual commitments will not materially interfere with the director’s obligations to the Company. The number of other board memberships, in light of the demands of a director nominee’s principal occupation, should be considered, as well as travel demands for meeting attendance.

8.

Directors must understand the legal responsibilities of board service and fiduciary obligations. All members of the Board should be financially literate and have a sound understanding of business strategy, business environment, corporate governance and board operations. At least one member of the Board must satisfy the requirements of an “audit committee financial expert.”

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9.

Directors must be self-confident and willing and able to assume leadership and collaborative roles as needed. They need to demonstrate maturity, valuing board and team performance over individual performance and respect for others and their views.

10.

New director nominees should be able to and committed to serve as a member of the Board for an extended period of time.

11.

While the diversity, the variety of experiences and viewpoints represented on the Board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee, the committee will focus on any special skills, expertise or background that would complement the existing Board, recognizing that the Company’s businesses and operations are diverse and global in nature.

12.

Directors should have reputations, both personal and professional, consistent with the Company’s image and reputation.

Process of Evaluation of Director Candidates

The Governance and Nominating Committee makes a preliminary review of a prospective candidate’s background, career experience and qualifications based on available information or information provided by an independent search firm which identifies or provides an assessment of a candidate. If a consensus is reached by the committee that a particular candidate would likely contribute positively to the Board’s mix of skills and experiences, and a Board vacancy exists or is likely to occur, the candidate is contacted to confirm his or her interest and willingness to serve. The committee conducts in-person interviews and may invite other Board members or senior Alcoa executives to interview the candidate to assess the candidate’s overall qualifications. The committee considers the candidate against the criteria it has adopted in the context of the current composition and needs of the Board and its committees.

At the conclusion of this process, the committee reaches a conclusion and reports the results of its review to the full Board. The report includes a recommendation whether the candidate should be nominated for election to the Board. This procedure is the same for all candidates, including director candidates identified by shareholders.

The Governance and Nominating Committee has retained the services of a search firm that specializes in identifying and evaluating director candidates. Services provided by the search firm include identifying potential director candidates meeting criteria established by the committee, verifying information about the prospective candidate’s credentials, and obtaining a preliminary indication of interest and willingness to serve as a Board member.

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DIRECTOR COMPENSATION

The Governance and Nominating Committee reviews director compensation periodically and recommends changes to the Board, when it deems appropriate, based on market information provided to the committee by Pearl Meyer & Partners, an independent compensation consultant, and taking into account various factors, including the responsibilities of directors generally, the responsibilities of committee chairs, and Company performance. Information regarding the retention of Pearl Meyer can be found under “Corporate Governance—Compensation Consultants” on page 27. The Board reviews the recommendations of the Governance and Nominating Committee and determines the form and amount of director compensation. Directors who also serve as employees of the Company do not receive payment for services as a director.

Director Fees

The following table describes the components of director compensation for 2012:

Type of Fee	2012 Amount
Annual retainer for all directors	$210,000
Annual fee to serve as Lead Director and to chair the Governance and Nominating Committee	$27,500
Annual fee to chair the Audit Committee	$27,500
Annual fee to serve on the Audit Committee	$11,000
Annual fee to chair the Compensation and Benefits Committee	$16,500
Annual fee to chair the Public Issues Committee	$16,500

Effective January 1, 2013, the Board of Directors, upon recommendation of the Governance and Nominating Committee, approved an increase of the annual director retainer fee to $230,000, and an increase of the annual fee to chair the Compensation and Benefits Committee to $20,000. The 2013 fee increase was the first increase in directors’ compensation since January 1, 2011. Fees for service as Lead Director, for service as leaders of other committees or for participation on the Audit Committee were not changed.

Stock Ownership Guidelines for Directors

Each director is required to invest 50% of his or her cash fees annually to purchase Alcoa common stock until stock ownership reaches $350,000 (this amount was increased to $400,000 effective beginning in 2013), and each director is required to maintain that investment until retirement from the Board. To satisfy this requirement, directors may defer fees into the Alcoa share equivalent fund under the Company’s 2005 Deferred Fee Plan for Directors, or purchase shares in the market. Compliance with the ownership value requirement is measured annually and if the stock price declines in value, directors must continue to invest in Alcoa stock until the stock ownership guideline is reached.

2012 Director Compensation

The following table details the total compensation of the Company’s non-employee directors for the year ended December 31, 2012:

Name[1] (a)	Fees Earned or Paid in Cash ($)(b)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(f)	All Other Compensation ($)(g)	Total ($)(h)
Arthur D. Collins, Jr.	$221,000		$2,500	$223,500
Kathryn S. Fuller	$210,000		$250	$210,250
Judith M. Gueron	$237,500	$40,798	$3,819	$282,117
Michael G. Morris	$221,000			$221,000
E. Stanley O’Neal	$221,000			$221,000
James W. Owens	$237,500			$237,500
Patricia F. Russo	$226,500			$226,500
Sir Martin Sorrell	$210,000			$210,000
Ratan N. Tata	$210,000			$210,000
Ernesto Zedillo	$237,500			$237,500
1. Klaus Kleinfeld is a Company employee and receives no compensation for services as a director.

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Explanation of information in the columns of the table:

Fees Earned or Paid in Cash (Column (b))

This column reflects the cash fees earned by directors for Board and committee service in 2012, whether or not such fees were deferred.

Stock Awards, Option Awards, and Non-Equity Incentive Plan Compensation (Columns (c),(d) and (e))

In 2012, we did not issue any stock or option awards to directors and we do not have any non-equity incentive plan compensation for directors. Accordingly, we have omitted columns (c), (d) and (e) from the table.

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (f))

This column reflects the change in pension value for a legacy plan described below under “Fee Continuation Plan for Non-Employee Directors.” The Company does not pay above-market or preferential earnings on fees that are deferred. The 2005 Deferred Fee Plan for Directors and a predecessor plan have the same investment options as the Company’s 401(k) tax-qualified savings plan for salaried employees. We therefore do not report earnings on deferred fees in column (f).

All Other Compensation (Column (g))

The amounts shown in this column for Mr. Collins and Ms. Fuller are amounts matched by the Alcoa Foundation in 2012 under an educational gift matching program. The program, which matched up to $2,500 in charitable contributions a year to approved educational organizations, was available to all U.S. employees and retirees on the same basis and was discontinued at the end of 2012. The amount shown in this column for Ms. Gueron represents imputed income related to a 2012 trip to U.S. Alcoa facilities by directors to review the Company’s Engineered Products and Solutions operations. Spouses were invited to attend this trip and imputed income was charged to those directors whose spouses joined the briefing. This imputed income was primarily for air travel to and from New York and meals. Directors do not receive tax gross ups for imputed income.

Fee Continuation Plan for Non-Employee Directors

The Company does not provide retirement benefits to non-employee directors under any current program. Ms. Gueron is the only current director entitled to receive retirement benefits under a legacy plan. She will receive annual payments in cash for life upon retirement from the Board under the terms of the Fee Continuation Plan for Non-Employee Directors, which was frozen in 1995. The plan was amended in 2006 to provide that all payments would be made in cash rather than stock and cash, at the equivalent value of the payments plan participants would have received in stock and cash. The amounts reflected in column (f) of the 2012 Director Compensation table assume retirement with a present value of the accumulated stock-based portion of the award based on the 2012 year-end closing price of $8.68 per share as compared with a 2011 year-end closing price of $8.65 per share, and with the present value of annual stock grant payments assuming an annual stock increase of 4.00% per year consistent with Financial Accounting Standards Board’s Accounting Standards Codification Topic 715, Compensation—Retirement Benefits accounting valuation assumptions.

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CORPORATE GOVERNANCE

Alcoa is a values-based company. Our values guide our behavior at every level and apply across the Company on a global basis. We expect all directors, officers and employees to conduct business in compliance with our Business Conduct Policies and we survey compliance with these policies on an annual basis. The Board has adopted a number of policies to support our values and good corporate governance, including Corporate Governance Guidelines, Board committee charters, Director Independence Standards, a Code of Ethics for the CEO, CFO and other financial professionals and a Related Person Transaction Approval Policy.

Our values have been recognized in numerous awards, including being selected for the Dow Jones Sustainability Index for both North America and the World. In addition, Alcoa has been named the Most Admired Company in the metals category of the 2013 Fortune Most Admired Companies rankings.

Where to Find Corporate Governance Information

Additional corporate governance information as well as all of the documents listed above are available on our website at http://www.alcoa.com under “About—Corporate Governance.” Copies of these documents are also available in print form at no charge by sending a request to Alcoa Inc., Corporate Communications, 201 Isabella Street, Pittsburgh, PA 15212-5858.

In addition to the other policies described in this section, we highlight below certain of our corporate governance policies and practices:

•

Service on the audit committees of public companies is limited to three audit committees, including the Company’s.

•

Directors who serve as chief executive officers of public companies should not serve on more than two outside boards and other directors should not serve on more than four outside public company boards in addition to Alcoa’s Board. Exceptions to the general rule regarding directors who are not CEOs may be made by the Governance and Nominating Committee.

•

Directors’ attendance at annual meetings is expected.

•

A nominee for election or re-election to the Board of Directors will not be considered for election or re-election if the nominee will reach the mandatory retirement age during the term, unless the nominee is in a significant leadership role with another complex, global organization at the time of nomination or unless a majority of the Board approves an exception.

•

The criteria for selection of directors are included in the Corporate Governance Guidelines and posted on the Company’s website.

•

Our Insider Trading Policy, which is applicable to directors, officers and employees and certain family members, other members of a person’s household and entities controlled by a person covered by the policy, contains restrictions that, among other things:

–

prohibits the use of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Alcoa securities; and

–

prohibits directors and executive officers from holding Alcoa securities in margin accounts, pledging Alcoa securities as collateral, or maintaining an automatic rebalance feature in savings accounts.

•

The Public Issues Committee oversees the Company’s policies and practices relating to the Company’s political activities. Additional information is available on our website at the address noted above.

Director Independence and Related Person Transactions

Director Independence

In its Corporate Governance Guidelines, the Board has adopted the policy that independence depends not only on directors’ individual relationships, but also on the Board’s overall attitude. Providing objective, independent judgment is at the core of the Board’s oversight function. Under the Company’s Director Independence Standards, which conform to the corporate governance listing standards of the New York Stock Exchange, a director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with the Company or any subsidiary in the consolidated group. The Director Independence Standards comprise a list of all categories of material relationships affecting the determination of a director’s independence. Any relationship that falls below a threshold set forth in the Director Independence Standards, or is not otherwise listed in the Director Independence Standards, and is not required to be disclosed under Item 404(a) of Securities and Exchange Commission Regulation S-K, is deemed to be an immaterial relationship.

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The Board has affirmatively determined that all the directors are independent except Mr. Kleinfeld, who is employed by the Company (and therefore does not meet the independence standards set forth in the Director Independence Standards). In the course of its determination regarding independence, the Board did not find any material relationships between the Company and any of the directors, other than Mr. Kleinfeld’s employment.

Transactions with Related Persons

Review, Approval and Ratification of Transactions with Related Persons. The Company’s policies and procedures for reviewing, approving and ratifying transactions with related persons are set forth in a written policy, which is available on our website at http://www.alcoa.com under “About—Corporate Governance—Policies—Related Person Transaction Approval Policy.” The policy applies to any transaction in which the Company or a Company subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. A related person means any director or executive officer of the Company, any nominee for director, any shareholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family member of any such person.

Under these procedures, management reviews determine which transactions or relationships should be referred to the Governance and Nominating Committee for consideration. The Governance and Nominating Committee then reviews the material facts regarding a transaction and determines whether to approve, ratify, revise or reject a related person transaction, or to refer it to the full Board or another committee of the Board for consideration. Under the policy, certain transactions are deemed to be pre-approved: (i) employment of executive officers (except employment of an executive officer that is an immediate family member of another executive officer); (ii) director compensation; (iii) commercial transactions in the ordinary course of business under ordinary business terms with another company in which a director or a director’s immediate family member is an employee, a director, or a beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or 2 percent of the other company’s total annual revenues, (iv) charitable contributions in which a related person’s only relationship is as an employee (other than an executive officer), or a director or trustee, if the aggregate amount involved does not exceed the greater of $250,000 or 2 percent of the charitable organization’s total annual receipts; (v) transactions, such as the receipt of dividends, in which all shareholders receive proportional benefits; and (vi) transactions involving competitive bids.

2012 Transactions with Related Persons. Based on information provided by the directors, the executive officers, and the legal department, the Governance and Nominating Committee determined that there are no material related person transactions to be reported in this proxy statement. We indemnify our directors and officers to the fullest extent permitted by law against personal liability in connection with their service to the Company. This indemnity is required under the Company’s Articles of Incorporation and the By-Laws, and we have entered into agreements with these individuals contractually obligating us to provide this indemnification to them.

Majority Voting for Directors

Alcoa’s Articles of Incorporation and By-Laws provide a majority voting standard for election of directors in uncontested elections. If an incumbent director nominee receives a greater number of votes cast against his or her election than in favor of his or her election (excluding abstentions) in an uncontested election, the nominee must immediately tender his or her resignation, and the Board will decide, through a process managed by the Governance and Nominating Committee and excluding the nominee, whether to accept the resignation at its next regularly scheduled Board meeting. The Board’s explanation of its decision will be promptly disclosed in accordance with SEC rules and regulations. An election of directors is considered to be contested if there are more nominees for election than positions on the Board to be filled by election at the meeting of shareholders. Any director nominee not already serving on the Board who fails to receive a majority of votes cast in an uncontested election will not be elected to the Board.

Board Leadership Structure

The Company’s current Board leadership structure is composed of a combined Chairman of the Board and Chief Executive Officer, an independent director serving as the Lead Director and strong, active independent directors. Alcoa has had a strong, independent Lead Director for a number of years. The Board believes this structure provides a very well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors. By serving in both positions, the Chief Executive Officer and Chairman is able to draw on his detailed knowledge of the Company to provide the Board, in coordination with the Lead Director, leadership in focusing its discussions and review of the Company’s strategy. In addition, a combined role of Chief Executive Officer and Chairman ensures that the Company presents its message and strategy to its stakeholders with a unified voice. It also allows for efficient decision making and focused accountability. The Board believes that it is in the best interest of the Company and its shareholders for Mr. Kleinfeld to serve as Chairman and Chief Executive Officer, considering the strong role of our independent Lead Director and other corporate governance practices providing independent oversight of management as set forth below.

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The Company’s corporate governance practices and policies ensure substantial independent oversight of management. For instance:

•

Ten out of our 11 directors are independent as defined by the listing standards of the New York Stock Exchange and the Company’s Director Independence Standards.

•

The Board’s key standing committees are composed solely of independent directors. The Audit Committee, the Compensation and Benefits Committee, the Governance and Nominating Committee and the Public Issues Committee are each composed solely of independent directors. All members of the International Committee and the Executive Committee are independent directors other than Mr. Kleinfeld. The committees provide independent oversight of management.

•

Our independent directors meet at every regular meeting in executive session without management or the Chairman and Chief Executive Officer present. These meetings are led by the Lead Director, Judith M. Gueron.

The Lead Director’s role is defined as follows:

1.

Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

2.

Respond directly to shareholder and other stakeholder questions and comments that are directed to the Lead Director or to the independent directors as a group, with such consultation with the Chairman or other directors as the Lead Director may deem appropriate;

3.

Approve meeting agendas and schedules for the Board;

4.

Ensure personal availability for consultation and communication with independent directors and with the Chairman, as appropriate;

5.

Call executive sessions of the Board; and

6.

Call special meetings of the independent directors in accordance with the By-Laws of the Company, as the Lead Director may deem to be appropriate.

The Chief Legal and Compliance Officer and the Corporate Secretary’s Office provide support to the Lead Director in fulfilling the Lead Director’s role.

The Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the Company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company and annually reviews the Company’s enterprise risk management. The Audit Committee regularly reviews materials risk management, which includes hedging policies and practices and the relationship between the commodity pricing of aluminum on the London Metal Exchange, and major cost inputs, including energy. The Audit Committee also regularly reviews treasury risks (including those relating to insurance, credit, debt, interest rates and foreign currency exchange rates), financial and accounting risks, legal and compliance risks, information technology and cyber security risks, tax and environmental risks, and risks related to internal controls. In addition, the Public Issues Committee considers risks to the Company’s reputation and reviews risks related to the sustainability of its operations. The Governance and Nominating Committee considers risks related to succession planning for the Board of Directors and oversees the appropriate allocation of responsibility for risk oversight among the committees of the Board. The Compensation and Benefits Committee considers risks related to the attraction and retention of talent, risks relating to the design of compensation programs and incentive arrangements, and risks related to the investment management of the Company’s principal retirement and savings plans. The Compensation and Benefits Committee also reviews compensation and benefits plans affecting employees in addition to those applicable to executive officers. We have determined that it is not reasonably likely that risks arising from compensation and benefit plans would have a material adverse effect on the Company. See “Compensation Discussion and Analysis—Other Compensation Policies and Practices—What We Do—We Have a Conservative Compensation Risk Profile” on page 45. The full Board has oversight of enterprise risk management and considers strategic risks and opportunities on a regular basis. In addition, the Board regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility. The Company believes that the Board leadership structure supports its role in risk oversight. Strong independent directors chair the various committees involved with risk oversight, there is open communication between management and directors and all directors are actively involved in the risk oversight function.

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Board Diversity

Our policy on Board diversity relates to the selection of nominees for the Board. Our policy provides that while diversity and variety of experiences and viewpoints represented on the Board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee, the Governance and Nominating Committee focuses on skills, expertise and background that would complement the existing Board, recognizing that the Company’s businesses and operations are diverse and global in nature. Reflecting the global nature of our business, our directors are citizens of the United States, Germany, India, Mexico and the United Kingdom. We have three female directors, one African-American director, one Indian director and one Hispanic director out of a total of 11 directors, as of the date of this proxy statement. Our directors come from diverse backgrounds, including in the business, non-profit and governmental arenas.

Meetings and Attendance

The Board met six times in 2012. Attendance by directors at Board and committee meetings averaged 96%. Each director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served during 2012.

Under Alcoa’s Corporate Governance Guidelines, all directors are expected to attend the annual meeting of shareholders. All of the current members of the Board, except Mr. Tata, attended the Company’s 2012 annual meeting.

Committees of the Board

There are six standing committees of the Board, as discussed below. The Board has adopted written charters for the Audit, Compensation and Benefits, Governance and Nominating and Public Issues Committees, which are available on our website at http://www.alcoa.com under “About—Corporate Governance—Committees.”

The following table sets forth the Board committees and the current members of each of the committees.

	Audit	Compensation and Benefits	Executive	Governance and Nominating	International	Public Issues
Arthur D. Collins, Jr.*	X	X
Kathryn S. Fuller*		X				X
Judith M. Gueron*			X	Chair		X
Klaus Kleinfeld			Chair		Chair
Michael G. Morris*	X	X	X	X
E. Stanley O’Neal*	X		X	X
James W. Owens*	Chair
Patricia F. Russo*		Chair	X	X
Sir Martin Sorrell*					X	X
Ratan N. Tata*					X	X
Ernesto Zedillo*	X					Chair
* Independent Director

Audit Committee. The Audit Committee reviews Alcoa’s auditing, financial reporting and internal control functions and retains, oversees and evaluates the independent auditors. It also reviews the Company’s internal and external audit reports, compliance reports and risk management issues. The Audit Committee has oversight of key risk management issues as well as financial matters. The Audit Committee Charter authorizes the committee to retain the independent auditors and to engage outside advisors, as it deems appropriate, including financial and legal experts. At its regularly scheduled meetings, the Audit Committee meets individually with the independent auditors, the Chief Financial Officer, the Vice President of internal audit and the Chief Legal and Compliance Officer, without any other members of management present. The committee met nine times in 2012. The chairman of this committee also met with management and the independent auditors before earnings announcements in January, April, July and October.

Each member of the Audit Committee is financially literate, and the Board of Directors has determined that each member qualifies as an “audit committee financial expert” under applicable Securities and Exchange Commission rules. All members of the Audit Committee have been determined by the Board of Directors to be independent in accordance with SEC regulations, NYSE listing standards and the Board’s Director Independence Standards. No committee member currently sits on more than one other public company’s audit committee.

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Compensation and Benefits Committee. The Compensation and Benefits Committee discharges the Board’s responsibilities relating to the compensation of the Company’s officers, oversees the administration of the Company’s compensation and benefits plans (particularly the incentive compensation and equity-based plans) and approves the Compensation Discussion and Analysis for inclusion in the proxy statement. The By-Laws of the Company provide that the Compensation and Benefits Committee of the Board of Directors has the sole authority to determine the compensation of all officers of the Company who are elected by the Board, including incentive compensation. In addition, the 2009 Alcoa Stock Incentive Plan (and its predecessor) approved by shareholders provides that the Compensation and Benefits Committee has full power and authority to establish equity-based awards for executive officers. Executive officers do not determine the amount or form of executive or director compensation, but the Chief Executive Officer recommends to the Compensation and Benefits Committee compensation changes and incentive compensation for other executive officers. The Compensation and Benefits Committee may form and delegate its authority to subcommittees when appropriate (including subcommittees of management).

The Compensation and Benefits Committee has the sole authority to retain and terminate a compensation consultant, as well as to approve the consultant’s fees and other terms of engagement. It also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. Information regarding the Compensation and Benefits Committee’s engagement of a compensation consulting firm can be found under “—Compensation Consultants” on page 27.

The Compensation and Benefits Committee met six times in 2012. All members of the Compensation and Benefits Committee have been determined by the Board of Directors to be independent in accordance with SEC regulations, the NYSE listing standards and the Board’s Director Independence Standards.

Executive Committee. The Executive Committee has authority to act on behalf of the Board. In 2012, this committee met two times when specific action was required between Board meetings.

Governance and Nominating Committee. The Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members and recommending them to the full Board for consideration. This responsibility includes evaluating all potential candidates, whether initially recommended by management, other Board members or shareholders. In addition, the committee makes recommendations to the Board regarding Board committee assignments, develops and annually reviews corporate governance guidelines for the Company, approves related person transactions, coordinates an annual performance review of the Board, Board committees and individual director nominees and otherwise oversees corporate governance matters. The committee also periodically reviews and makes recommendations to the Board regarding director compensation. The committee met five times in 2012. All members of the Governance and Nominating Committee have been determined by the Board of Directors to be independent in accordance with SEC regulations, the NYSE listing standards and the Board’s Director Independence Standards.

International Committee. The International Committee provides a forum for additional discussion and input on international markets, business conditions and political developments. The committee meets on an as-needed basis depending on business requirements. The committee did not meet in 2012.

Public Issues Committee. The Public Issues Committee provides guidance on matters relating to the Company’s corporate social responsibility, including good corporate citizenship, environmental sustainability, health and safety and social issues, oversees and monitors the Company’s policies and practices to ensure alignment with the Company’s vision and values, and advises on significant public issues that are pertinent to the Company and its stakeholders. The Public Issues Committee considers, and brings to the attention of the Board as appropriate, current and emerging political, social and environmental trends and major global legislative and regulatory developments or other public policy issues that may affect the business operations, performance or public image of the Company or are otherwise pertinent to the Company and its stakeholders. In addition, the committee oversees the Company’s policies and practices relating to the Company’s political activities, diversity and charitable contributions, and monitors the Company’s reputation and environmental sustainability progress. The committee met five times in 2012.

Board, Committee and Director Evaluations

The Board of Directors annually assesses the effectiveness of the full Board, the operations of its committees and the contributions of individual directors. The Governance and Nominating Committee oversees the evaluation of the Board as a whole and its committees, as well as individual evaluations of those directors who are being considered for possible re-nomination to the Board.

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Shareholder Communications with Directors

The Board of Directors welcomes input and suggestions. Those wishing to contact the Lead Director or the non-management directors as a group may do so by sending a written communication to the attention of the Lead Director c/o Alcoa Inc., Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608. To communicate issues or complaints regarding questionable accounting, internal accounting controls or auditing matters, send a written communication to the Audit Committee c/o Alcoa Inc., Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608. Alternatively, you may place an anonymous, confidential, toll free call in the United States to Alcoa’s Compliance Line at 1 800 346-7319. For a listing of Compliance Line telephone numbers outside the United States, go to http://www.alcoa.com “About Alcoa—Corporate Governance—Ethics and Compliance”.

Communications received are distributed to the Board or to any individual director or directors as appropriate, depending upon the facts and circumstances outlined in the communication. The Board of Directors has asked the Corporate Secretary’s Office to submit to the Board all communications received, excluding only those items that are not related to Board duties and responsibilities, such as:

•

Junk mail and mass mailings;

•

Product complaints and product inquiries;

•

New product or technology suggestions;

•

Job inquiries and resumes;

•

Advertisements or solicitations; and

•

Surveys.

Business Conduct Policies and Code of Ethics

The Company’s Business Conduct Policies, which have been in place for many years, apply equally to the directors and to all officers and employees of the Company, as well as those of our controlled subsidiaries, affiliates and joint ventures. The directors and employees in positions to make discretionary decisions are surveyed annually regarding their compliance with the policies.

In November 2003, the Board adopted a code of ethics applicable to the CEO, CFO and other financial professionals, including the principal accounting officer, and those subject to it are surveyed annually for compliance with it. Only the Audit Committee can amend or grant waivers from the provisions of the Company’s code of ethics, and any such amendments or waivers will be posted promptly at http://www.alcoa.com. To date, no such amendments have been made or waivers granted.

Recovery of Incentive Compensation

The Board of Directors adopted the following policy in 2006:

If the Board learns of any misconduct by an executive officer that contributed to the Company having to restate all or a portion of its financial statements, it shall take such action as it deems necessary to remedy the misconduct, prevent its recurrence and, if appropriate, based on all relevant facts and circumstances, take remedial action against the wrongdoer in a manner it deems appropriate. In determining what remedies to pursue, the Board shall take into account all relevant factors, including whether the restatement was the result of negligent, intentional or gross misconduct. The Board will, to the full extent permitted by governing law, in all appropriate cases, require reimbursement of any bonus or incentive compensation awarded to an executive officer or effect the cancellation of unvested restricted or deferred stock awards previously granted to the executive officer if: a) the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, b) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement, and c) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the executive officer, authorize legal action for breach of fiduciary duty or take such other action to enforce the executive’s obligations to Alcoa Inc. as the Board determines fit the facts surrounding the particular case. The Board may, in determining appropriate remedial action, take into account penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities. The Board’s power to determine the appropriate punishment for the wrongdoer is in addition to, and not in replacement of, remedies imposed by such entities.

The Incentive Compensation Plan was amended in 2006 to incorporate this policy. This plan governs annual incentive compensation awards to a large number of executives and managers. In 2009, the shareholders approved the 2009 Alcoa Stock Incentive Plan, which also incorporates this policy. In 2011, the shareholders approved a Section 162(m) Compliant Annual Cash Incentive Compensation Plan, which incorporates this policy. If approved by shareholders, the 2013 Alcoa Stock Incentive Plan, as proposed in Item 4, also contains this policy.

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Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Benefits Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation and Benefits Committee.

Compensation Consultants

During 2012, the Compensation and Benefits Committee continued its retention of Pay Governance LLC as its independent compensation consultant. See “Compensation Discussion and Analysis—Other Compensation Policies and Practices—What We Do—We Retain An Independent Compensation Consultant” on page 45. The committee assessed Pay Governance’s independence and found no conflict of interest. In its assessment, the Committee took into account the following factors:

•

Pay Governance provides no other services to the Company;

•

the amount of fees received from the Company by Pay Governance as a percentage of its total revenue;

•

the policies and procedures that Pay Governance has in place to prevent conflicts of interest;

•

any business or personal relationships between the consultant at Pay Governance performing consulting services and any Compensation and Benefits Committee members or any executive officer; and

•

any ownership of Company stock by the consultant.

During 2012, the Company continued to retain Pearl Meyer & Partners to provide consultation services regarding non-employee director compensation. The Company did not find any conflict of interest with Pearl Meyer and considered the following factors in its determination:

•

Pearl Meyer provides no other services to the Company;

•

the amount of fees received from the Company by Pearl Meyer as a percentage of its total revenue;

•

the policies and procedures that Pearl Meyer has in place to prevent conflicts of interest;

•

any business or personal relationships between the consultant at Pearl Meyer performing consulting services and any Board members or any executive officer; and

•

any ownership of Company stock by the consultant.

Other Matters

Litigation Proceedings Involving Directors or Officers. As previously reported in the Company’s other SEC filings, on July 21, 2008, the Teamsters Local #500 Severance Fund and the Southeastern Pennsylvania Transportation Authority (collectively, “Teamsters”) filed a shareholder derivative suit in the civil division of the Court of Common Pleas of Allegheny County, Pennsylvania. On October 12, 2009, the Court overruled the defendants’ preliminary objections based on failure to exhaust intra-corporate remedies and failure to plead sufficient facts, but nonetheless stayed this action until further order of the Court. On March 6, 2009, the Philadelphia Gas Works Retirement Fund (“Philadelphia Gas”) filed a separate shareholder derivative suit in the civil division of the Court of Common Pleas of Philadelphia County, Pennsylvania. On September 18, 2009 pursuant to an unopposed motion of certain defendants, the Court of Common Pleas of Allegheny County transferred the Philadelphia Gas case to Allegheny County from Philadelphia County. Thereafter, on October 31, 2009, the Court assigned this action to the Commerce and Complex Litigation division of the Allegheny Court of Common Pleas and on November 20, 2009, the Court granted defendants’ motion to stay all proceedings in the Philadelphia Gas action until the earlier of the Court lifting the stay in the Teamsters derivative action or further order of the Court in this action. On June 19, 2012, Catherine Rubery (“Rubery”) filed a separate shareholder derivative suit in the United States District Court for the Western District of Pennsylvania. All three shareholder derivative actions were brought against certain officers or employees and directors of Alcoa claiming breach of fiduciary duty and other violations and are based on the allegations made in the previously disclosed civil litigation brought by Aluminium Bahrain B.S.C (“Alba”) against Alcoa, Alcoa World Alumina LLC, Victor Dahdaleh, and others, and the subsequent investigations of Alcoa by the United States Department of Justice and the Securities and Exchange Commission with respect to Alba’s claims. The Teamsters and Philadelphia Gas derivative actions claim that the defendants caused or failed to prevent the conduct alleged in the Alba lawsuit. The Rubery derivative action claims that the defendants caused or failed to prevent illegal bribes of foreign officials, failed to implement an internal controls system to prevent bribes from occurring and wasted corporate assets by paying improper bribes and incurring substantial legal liability. The Alba civil suit, the corresponding government investigations and the three derivative suits are more fully described in Alcoa’s Annual Report on Form 10-K/A for the year ended December 31, 2012 in Part 1, Item 3 “Legal Proceedings.”

Pursuant to the indemnification described under “Director Independence and Related Person Transactions” above, the Company is paying the expenses, including attorneys’ fees, incurred by certain officers and directors of Alcoa in defending these actions. Each of these individuals has provided an undertaking to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified.

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ALCOA STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners

The following shareholders reported to the Securities and Exchange Commission that they beneficially owned more than 5% of Alcoa common stock as of December 31, 2012.

Name and address of beneficial owner	Number of shares owned	Percent of outstanding Alcoa common stock owned
Blackrock, Inc.[1] 40 East 52nd Street New York, NY 10022	75,986,106	7.1%
Capital World Investors[2] 333 South Hope Street Los Angeles, CA 90071	65,835,813	6.1%
State Street Corporation[3] State Street Financial Center One Lincoln Street Boston, MA 02111	64,671,895	6.1%

1.

As reported in a Schedule 13G amendment dated February 4, 2013. Blackrock, Inc., a parent holding company, reported that it had sole power to vote and dispose of all the reported shares and shared power to vote and dispose of none of the reported shares.

2.

As reported in a Schedule 13G amendment dated February 7, 2013. Capital World Investors, a division of Capital Research and Management Company (CRMC), reported that it is deemed to be the beneficial owner of the reported shares as a result of CRMC acting as investment adviser to various investment companies and that the reported shares include 7,385,813 shares resulting from the assumed conversion of $47,500,000 principal amount of the Company’s 5.25% convertible notes due 2014. It reported that it had sole power to vote 58,450,000 shares, sole power to dispose of all of the reported shares, and shared power to vote or dispose of none of the reported shares. It disclaimed beneficial ownership of all shares reported.

3.

As reported in a Schedule 13G amendment dated February 8, 2013. State Street Corporation, a parent holding company, reported that it had shared power to vote and dispose of all the reported shares and sole power to vote and dispose of none of the reported shares.

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Stock Ownership of Directors and Executive Officers

The following table shows the ownership of Alcoa common stock, as of February 15, 2013, by each director and nominee, each of the named executive officers, and all directors and executive officers as a group.

Mr. Kleinfeld is required to own shares of Alcoa common stock equal in value to six times his annual salary and each of the other named executive officers is required to own shares of Alcoa common stock equal to three times their annual salaries. These officers are required to maintain that investment until retirement from the Company.

Each director is required to invest 50% of his or her fees annually to purchase Alcoa common stock until the director owns shares worth $350,000 (increased to $400,000 effective for 2013), and each director is required to maintain that investment until retirement from the Board. To satisfy this requirement, directors may defer fees into the Alcoa share equivalent fund under the Company’s 2005 Deferred Fee Plan for Directors, or purchase shares in the market.

Name of Beneficial Owner	Number of Shares of Common Stock[1]	Number of Shares Subject to Exercisable Options[2]	Total Number of Shares Beneficially Owned	Deferred Stock Units[3]	Total Number of Shares Beneficially Owned Plus Deferred Stock Units	Percent of Outstanding Shares Beneficially Owned
Klaus Kleinfeld	379,778	3,793,903	4,173,681	28,632	4,202,313	*
Arthur D. Collins, Jr.	-	-	-	56,429	56,429	*
Kathryn S. Fuller	-	-	-	44,584	44,584	*
Judith M. Gueron	15,565	-	15,565	37,984	53,549	*
Michael G. Morris	-	-	-	47,715	47,715	*
E. Stanley O’Neal	-	-	-	56,062	56,062	*
James W. Owens	15,025[4]	-	15,025	25,859	40,884	*
Patricia F. Russo	10,000[5]	-	10,000	22,205	32,205	*
Sir Martin Sorrell	8,063	-	8,063	-	8,063	*
Ratan N. Tata	33,799	-	33,799	-	33,799	*
Ernesto Zedillo	-	-	-	68,474	68,474	*
Charles D. McLane, Jr.	175,937	266,693	442,630	9,276	451,906	*
Olivier M. Jarrault	53,040	169,631	222,671	-	222,671	*
Chris L. Ayers	14,420[6]	73,217	87,637	5,016	92,653	*
Audrey Strauss	2,077	-	2,077	893	2,970	*
All Directors and Executive Officers as a Group (19 individuals)	801,000	4,564,248	5,365,248	408,423	5,773,671	*

*

Less than 1% of the total issued and outstanding shares of Alcoa common stock.

1.

This column lists beneficial ownership of voting securities as calculated under SEC rules. Unless otherwise noted, voting power and investment power in Alcoa common stock are exercisable solely by the named person. This column includes shares held of record, shares held by a bank, broker or nominee for the person’s account, shares held through family trust arrangements, and for executive officers, share equivalent units held in the Alcoa Retirement Savings Plan (which confer voting power through the plan trustee) and investment power over shares of Alcoa common stock).

2.

Exercisable stock options include the number of shares of Alcoa common stock that the executive officer has a right to acquire as of or within 60 days after February 15, 2013 through the exercise of employee stock options. Non-employee directors are eligible for stock option grants under the 2009 Alcoa Stock Incentive Plan but no awards have been granted to directors under that plan.

3.

This column lists (i) for executive officers, deferred share equivalent units held under the Alcoa Deferred Compensation Plan, and (ii) for directors, deferred share equivalent units held under the 2005 Deferred Fee Plan for Directors and the Deferred Fee Plan for Directors (in effect before 2005). Deferred share equivalent units track the performance of Alcoa common stock but do not confer voting or investment power over shares of common stock and are payable in cash upon termination of employment or when Board service ends.

4.

Held by a trust of which Mr. Owens and his spouse are trustees and beneficiaries.

5.

Held by a trust of which Ms. Russo is the trustee and a beneficiary.

6.

Includes 10,340 shares held jointly with Mr. Ayers’ spouse.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities with the SEC within specified periods. Due to the complexity of the reporting rules, the Company undertakes to file such reports on behalf of its directors and executive officers and has instituted procedures to assist them with these obligations. Based solely on a review of filings with the SEC and written representations from the Company’s directors and executive officers, the Company believes that during 2012 all of its directors and executive officers filed the required reports on a timely basis under Section 16(a).

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ITEM 2    RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The charter of the Audit Committee of the Board of Directors provides in relevant part:

“The committee shall have sole authority and be directly responsible for the appointment, retention, compensation, oversight, evaluation and termination (subject in each case, if applicable, to shareholder ratification) of the work of the company’s outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the company. The company’s outside auditors shall report directly to the committee.”

In accordance with its charter, each year the Audit Committee evaluates the qualifications, performance and independence of the Company’s independent auditors, including a review and evaluation of the lead audit partner. The Audit Committee also assures the regular rotation of the lead audit partner and considers whether there should be regular rotation of the audit firm itself in order to assure the continuing independence of the outside auditors.

Based on its evaluation, the Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013. PricewaterhouseCoopers LLP served as the Company’s independent auditors for 2012 and prior years.

Although the Company’s By-Laws do not require that shareholders ratify the appointment of the independent auditors, the Board determined in 2004 that the annual selection of the independent auditors would be so submitted for ratification as a matter of good corporate governance. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

The Board of Directors recommends a vote “FOR” ITEM 2, to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013. The proxy committee will vote your proxy for this item unless you give instructions to the contrary on the proxy.

Report of the Audit Committee

The Audit Committee of the Board of Directors is responsible for assisting the Board to fulfill its oversight of the integrity of the Company’s financial statements and internal controls, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. It is the responsibility of the Company’s management to prepare the Company’s financial statements and to develop and maintain adequate systems of internal accounting and financial controls. It is the responsibility of the internal and independent auditors to review and, when appropriate, audit those financial statements and internal controls. Based upon the audits conducted in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) (United States), PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2012 (the independent auditors), is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States of America and the Company’s internal control over financial reporting.

The committee has discussed with PricewaterhouseCoopers LLP the firm’s independence from the Company and management, and has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the committee concerning independence. In addition, the committee has discussed with the independent auditors the required communications with audit committees pursuant to PCAOB standards.

The committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. The committee has established a policy on requiring pre-approval of fees for audit, audit-related, tax and other services, which is set forth in Attachment A.

The committee retains the independent auditors to provide services for audit and audit-related work and for limited tax and other services. The lead audit partner is rotated at least every five years in accordance with Securities and Exchange Commission and PCAOB requirements. The committee has concluded that the independent auditors are independent from the Company and its management.

The committee has reviewed with the Vice President—Audit and the independent auditors the overall scope and specific plans for their respective audits, and the committee regularly monitored the progress of both in assessing the Company’s compliance with Section 404 of the Sarbanes-Oxley Act, including their findings, required resources and progress to date.

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At every regular meeting, the committee meets separately, and without management present, with the Vice President—Audit and the independent auditors to review the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s accounting and financial reporting. The committee also meets separately at its regular meetings with the Chief Financial Officer and the Chief Legal and Compliance Officer.

In that context, the committee has met and discussed with management and the independent auditors the fair and complete presentation of the Company’s financial statements. The committee has discussed significant accounting policies applied in the financial statements, as well as alternative treatments. Management has represented that the consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, and the committee has reviewed and discussed the audited consolidated financial statements with both management and the independent auditors.

Relying on the foregoing reviews and discussions, the committee recommended to the Board of Directors, and the Board approved, inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission. In addition, the committee has approved, subject to shareholder ratification, the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013.

See page 24 of this proxy statement, “Corporate Governance—Committees of the Board—Audit Committee,” for information on the committee’s 2012 meetings.

The Audit Committee
James W. Owens, Chairman
Arthur D. Collins, Jr.
Michael G. Morris
E. Stanley O’Neal
Ernesto Zedillo
February 15, 2013

Audit and Non-Audit Fees

The following table shows fees for professional services rendered by PricewaterhouseCoopers LLP for the past two fiscal years ended December 31 (in millions):

	2012	2011
Audit Fees	$13.0	$12.0
Audit-Related Fees	1.0	0.6
Tax Fees	0.2	0.1
All Other Fees	0.2	0.2

All Audit, Audit-Related, Tax and All Other Fees set forth above were approved by the Audit Committee before services were rendered.

Audit Fees include the base audit fee, effects of foreign currency exchange rates on the base audit fee, scope adjustments to the base audit requirements, accounting and audit advisory services. The increase in audit fees from 2011 to 2012 is principally due to additional statutory audits of international subsidiaries and scope adjustments to the base audit.

Audit-Related Fees include due diligence services for acquisitions and divestitures, audits of employee benefit plans, agreed-upon or expanded audit procedures for accounting or regulatory requirements, review or verification of reported substainability information, and consultation with management as to accounting or disclosure treatment.

Tax Fees include U.S. federal, state and local tax support and international tax support.

Other Fees include services to review the Company’s actuarial calculations for its captive insurance company and fees related to regulatory matters.

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ITEM 3    ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

As required purusant to Section 14A of the Securities Exchange Act of 1934, the Board of Directors is asking you to approve, on an advisory basis, the executive compensation programs and policies and the resulting 2012 compensation of the individuals listed in the 2012 Summary Compensation Table on page 47 (our “named executive officers”) as described in this proxy statement.

Because the vote is advisory, the result will not be binding on the Compensation and Benefits Committee and it will not affect, limit or augment any existing compensation or awards. The Compensation and Benefits Committee will, however, take into account the outcome of the vote when considering future compensation arrangements.

The Board has approved an annual frequency for advisory shareholder votes to approve executive officer compensation. As a result, unless the Board determines otherwise, the next such vote will be held at the Company’s 2014 annual meeting.

We believe you should read the Compensation Discussion and Analysis and compensation tables and also consider the factors below in determining whether to approve this proposal.

Strong Pay for Performance Alignment

•

The impact of our stock price on executive compensation is significant: for example, 87% of the CEO’s compensation is performance-based, and 68% of his compensation is paid in the form of equity.

•

The CEO’s 2012 equity award value was reduced by 20% from the 2011 grant level in response to the decline in our stock price. In addition, the value of the outstanding equity compensation granted to the CEO since he joined the Company has declined by 55%, compared to the original grant values.

•

A majority of the awards granted to the CEO and the other named executive officers under our executive compensation program is in the form of performance-based restricted share units that are earned only if targets for revenue growth and adjusted EBITDA margin are met.

•

Due to a 16% drop in the average price of aluminum on the London Metal Exchange from 2011 to 2012 and rising costs for energy, raw materials, labor and maintenance, Alcoa managers had to overcome more than $1.5 billion in adverse market impacts and cost headwinds to achieve strong operational and financial performance in 2012.

Key Features of Our Executive Compensation Program

WHAT WE DO	WHAT WE DON’T DO
We pay for performance	We do not pay dividend equivalents on stock options and unvested restricted share units
We consider peer groups in establishing compensation
We do not allow share recycling
We review tally sheets
We have robust stock ownership guidelines	We do not allow for repricing of underwater stock options (including cash-outs)
We schedule and price stock option grants to promote transparency and consistency
We do not allow hedging or pledging of Company stock
We have clawback policies incorporated into our incentive plans
We do not have excise tax gross-ups for new participants in our change-in-control severance plan
We have double-trigger equity vesting in the event of a change-in-control	We do not enter into multi-year employment contracts
We do not pay tax gross-ups on our limited perquisites
We pay reasonable salaries to our senior executives
We provide appropriate benefits to our senior executives

We have a conservative compensation risk profile

We maximize the tax deductibility of incentive compensation
We retain an independent compensation consultant

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Responsiveness to Shareholders

Alcoa’s advisory vote on executive compensation at the 2012 annual meeting received the approval of 84% of votes cast. Building on that approval, we contacted a significant majority of our top 25 shareholders (as of the February 6, 2012 record date) after the 2012 vote to get their further input on our compensation policies and practices. As a result of those discussions, we have provided additional information in this proxy statement (see “Results of the 2012 Say on Pay Vote” on page 40 for more details). As discussed in the Compensation Discussion and Analysis below, in determining 2013 compensation decisions and assessing compensation policies, the Board of Directors considered the views of shareholders, including the results of the 2012 advisory vote, which reinforced the design and philosophy of the Company’s executive compensation program.

The Board of Directors recommends approval of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Board of Directors recommends a vote “FOR” ITEM 3, to approve, on an advisory basis, the compensation of the Company’s named executive officers, as stated in the above resolution. The proxy committee will vote your proxy for this item unless you give instructions to the contrary on the proxy.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Alcoa’s executive compensation decisions reflect the Company’s commitment to pay for performance and maintain shareholder alignment. In 2012, those decisions were complicated by two conflicting forces: Alcoa’s management delivered strong operational and financial performance, but economic and political uncertainty, coupled with a decline in the average price of aluminum on the London Metal Exchange (LME), had an adverse impact on Alcoa’s stock performance.

At Alcoa, executive pay is heavily dependent on performance and impacted by stock price. With 87% of our CEO’s target pay based on performance and 68% provided in the form of equity compensation, Alcoa’s compensation design is solidly aligned with shareholder interests (see Chart 1). We require the CEO to hold six times his annual salary in Alcoa common stock until retirement and the other named executive officers to hold three times their annual salaries in Alcoa common stock until retirement.

CHART 1

In addressing the CEO’s annual compensation, the Compensation and Benefits Committee of the Alcoa Board of Directors (the “Compensation and Benefits Committee” or, for purposes of this Item, the “Committee”) considers equity awards a major factor in reinforcing Alcoa’s commitment to shareholder alignment. Specifically, in January 2012, the Committee, with the support of Mr. Kleinfeld, reduced the grant value of the CEO’s 2012 equity grant by 20% compared to January 2011, a level below the peer median. The pressure on the stock price of Alcoa and its aluminum peers since the economic downturn in 2008 has had a major impact on the realizable value of Mr. Kleinfeld’s outstanding equity grants since joining the Company in October 2007. The total realizable value of Mr. Kleinfeld’s equity holdings awarded since joining Alcoa has dropped 55% compared to the original grant values (see Chart 2).

CHART 2

Stock performance in 2012 was directly impacted by economic and political uncertainty. Since the aluminum industry provides a metal that is important to a wide range of industries, it is especially sensitive to economic and political trends. With the threat of defaults in several European countries, the U.S. fiscal cliff, elections in the United States and France, and a leadership change in China, 2012 was characterized by tremendous business uncertainty and economic volatility. This, in turn, created volatility in the price of aluminum, which trades as a commodity on the LME, directly affecting the upstream portion of the aluminum industry. In 2012, the price of aluminum on the LME fluctuated throughout the year between approximately $1,800 and $2,300 per metric ton. In 2011, the average LME price of aluminum was $2,398, dropping by 16% in 2012 to $2,021 (see Chart 3). For each $100 movement in the average LME price per metric ton of aluminum, Alcoa’s after-tax profit is impacted by $240 million.

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CHART 3

The decline in the price of aluminum had an adverse impact on the total shareholder returns (TSR) of Alcoa and its aluminum industry peers during 2012 compared with the broader S&P 500 Materials Sector Index (see Chart 4).

CHART 4

While the weighting of equity in Alcoa’s executive compensation program maintains shareholder alignment, Alcoa reinforces pay for performance through annual and long-term incentive targets focused on achieving strong financial and operational performance in respect of goals over which Alcoa managers have direct control. In setting such targets, currency exchange rates and the price of aluminum are normalized in order to eliminate the effects of aluminum prices and currency exchange rates on incentive compensation. This is a practice that Alcoa has been following for many years. We do so in order not to reward or punish management for factors that are outside their control, and not to encourage them to speculate on the movement of LME prices and currency exchange rates. As a result, our management team is highly focused on achieving productivity gains and other operational and strategic improvements that benefit our top and bottom line performance.

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Additionally, in recognition that safety, environmental stewardship and diversity are intrinsic to Alcoa’s values and have an impact on Alcoa’s performance, 20% of management’s cash incentive targets are based on performance against metrics in these areas. The safety metric focuses on reducing the number of lost work days through injury and has a direct relationship to employee engagement and productivity. Our environmental metric is based on a reduction of carbon dioxide emissions; as a major user of energy, it is important that we encourage our employees to increase energy efficiency and minimize our carbon footprint, which also aligns with our financial and societal commitments. Our measurement of representation of women globally and minorities in the U.S. reinforces our goal to tap every talent pool to attract the best and brightest to Alcoa as well as our respect for improved outcomes while building on diverse viewpoints.

In 2012, Alcoa outperformed its operational and incentive targets in a difficult market. Despite the market volatility and drop in the average LME price of aluminum from 2011, Alcoa delivered strong operational and financial performance in 2012. As a result, we achieved a 114.7% payout against our annual cash incentive targets for adjusted free cash flow and non-financial metrics (safety, environmental and diversity representation). We also achieved a 120.8% payout against our targets for revenue growth and adjusted EBITDA margin for the first year of our 2012 three-year performance share awards.

The following is a summary of that performance:

•

Achieved normalized adjusted free cash flow of approximately $162 million against a target of $78 million;

•

Achieved generally strong performance against our non-financial targets (safety, environmental and diversity);

•

Generated normalized revenue growth of 3.9% versus a target of 2.6%; and

•

Reached normalized adjusted EBITDA margin levels of 12.6% against a target of 11.8%

For more details on the metrics, targets (including threshold, target and maximum performance levels), and payouts under our annual incentive plan and performance share awards, see pages 42 and 43.

For the reconciliation to accounting principles generally accepted in the United States of America (“GAAP”) of the non-GAAP financial measures used in this Compensation Discussion and Analysis, please refer to Attachment F, “Calculation of Financial Measures,” beginning on page 92.

Alcoa directly addressed market challenges and cost headwinds. The drop in the average LME price of aluminum in 2012, over which Alcoa had no control, impacted Alcoa’s adjusted income from continuing operations excluding restructuring and other special items by $1,014 million. Although it was partially offset by favorable foreign currency movements of $129 million, the negative market impact of LME aluminum prices and currency fluctuations combined was $885 million on a year over year basis. This market impact, together with a rise in the cost of energy, raw materials, and other costs (such as labor inflation, maintenance and pensions), created profit challenges for Alcoa. Productivity was a significant contributor to 2012 profitability. Our actions helped to generate $1,005 million in performance improvements which overcame headwinds from cost increases of $670 million and mitigated $335 million of the adverse $885 million market impact of currency and aluminum price movements (see Chart 5).

CHART 5

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Each of Alcoa’s four businesses delivered solid operational performance in 2012 (see Chart 6).

Although adjusted EBITDA per metric ton in our alumina and primary businesses declined in 2012 due to the reduction in LME aluminum prices, we managed our position on the cost curve in line with our long-term strategy. Our Alumina business held steady on the refining cost curve as the actions we are taking have a longer time horizon, but those actions still advanced our strategic agenda in 2012. We achieved $190 million in productivity improvements and curtailed 390,000 metric tons per year of high cost refinery capacity. We also achieved a milestone on our investment in Saudi Arabia, with the first concrete pour for the refinery project in February 2012.

Our Primary Metals business moved 4 percentage points down the smelting cost curve, compared to 2011, which was achieved by making $245 million in productivity improvements, curtailing 240,000 metric tons per year of European smelter capacity, permanently closing 291,000 metric tons per year of smelter capacity in the United States and securing beneficial long term power contracts. In addition, our new smelter being constructed in Saudi Arabia, which will be the lowest cost smelter in the world, produced its first metal ahead of its 2013 on-line schedule.

Our Global Rolled Products business continued its historically strong performance with a 35 percent increase in after-tax operating income (“ATOI”) and record full year adjusted EBITDA per metric ton of $390, a 19 percent increase over 2011. Our margin improvement in this business is driven by product innovation, rebalancing the portfolio toward higher value-added products and growing market share.

Our Engineered Products and Solutions business increased ATOI by 14 percent and achieved a full-year record high 19.2 percent adjusted EBITDA margin, which is more than double the margins of 10 years ago. The continued focus on innovation, intense cooperation with our customers and a keen eye on cost led to these improvements.

CHART 6

Movement down the cost curve is the 5-year performance metric for Alcoa’s upstream businesses (Alumina and Primary), measuring cost structure improvements against a 2010 baseline.

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Performance improvements and disciplined capital management drove strong cash flow generation. 2012 marked the fourth consecutive year in which we achieved our cash sustainability targets, and the Company is in a significantly stronger liquidity position than it was four years ago. Specific actions taken to achieve free cash flow of $236 million include the following:

•

We generated approximately $1.3 billion ($786 million after-tax) in productivity gains and overhead cost reductions in 2012, exceeding our target by $491 million.

•

We achieved an all-time low of 24 days working capital, including a year-over-year reduction of three days amounting to approximately $200 million in cash. Since 2008, days working capital has improved by 19 days and generated $1.2 billion in cash.

•

We managed our total spend on capital expenditures and investments for the year, achieving $300 million in further reductions beyond our target of $1.7 billion.

All of these levers enabled us to significantly strengthen our liquidity position. We ended the year with a debt balance of $8.8 billion and cash on hand of $1.9 billion, resulting in 2012 net debt of $7.0 billion. This is the lowest year-end net debt level since 2006 and represents roughly a 29% reduction since 2008. Our debt-to-capital ratio was 34.8% at year-end, within the target range of 30 to 35% (see chart 7).

CHART 7

In summary, the fundamentals of Alcoa’s executive compensation policies incentivized performance while maintaining alignment with shareholder interests. In 2012, managers and employees exceeded on their financial and operational targets in a volatile market environment that saw the average price of aluminum on the LME fall by 16% compared to 2011. Besides creating difficult operational headwinds for Alcoa managers to overcome, the low levels of LME aluminum prices since the economic downturn in 2008 have adversely impacted Alcoa’s stock price and dramatically lowered the realizable value of our managers’ equity holdings. The 2012 awards, combining a mix of short and long-term performance incentives, validated the effectiveness of Alcoa’s executive compensation design in ensuring pay for performance and shareholder alignment.

Compensation Design and Philosophy

Our compensation design is strongly weighted toward performance-based equity compensation. Our CEO and the other named executive officers are paid mostly in stock. We emphasize variable incentive awards over fixed or guaranteed compensation in order to promote our overall goal of creating long-term shareholder value. More equity compensation awards are granted in the form of long-term performance shares than in stock options in order to ensure that the majority of equity units awarded are performance-based. The target total compensation is paid as follows:

Type of compensation	% of target compensation
Salaries	13% to 22%
Annual Cash Incentive Compensation (metrics for adjusted free cash flow, safety, environment and diversity)	19% to 22%
Performance shares (metrics for revenue growth and adjusted EBITDA margin over a three-year period)	45% to 54%
Stock Options	11% to 14%

This design is intended to drive strong operational performance aligned with our business strategy, while also linking management’s interests with the interests of our shareholders in stock price appreciation.

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It is important to consider the effect of stock price performance on the value of equity grants when judging pay for performance. When judging pay for performance, we believe it is important to look not only at the January grant date value in the 2012 Summary Compensation Table, but to also consider the effect of stock price performance at year end on the value of those equity compensation grants and stock ownership. The Compensation and Benefits Committee makes annual stock grants in January each year after our earnings are released. We report the January grant date value in the Summary Compensation Table. In January 2012, in consideration of the stock price decline during 2011, the Compensation and Benefits Committee worked with Mr. Kleinfeld to reduce his equity award grant date value by 20% compared to his 2011 award. It is important to recognize that the grant date value does not reflect changes in the stock price after the date of grant, which affect realizable pay. The high proportion of equity in total executive compensation creates strong alignment with stock price performance.

The effect of the year-end 2012 stock price performance on equity grants made to the CEO in January 2012 demonstrates an alignment with total shareholder returns as shown in the table below. The realizable value of compensation awarded to the CEO in 2012 is 83% of the Summary Compensation Table grant date value.

2012 CEO REALIZABLE PAY COMPARED TO GRANT DATE VALUE

	Summary Compensation Table	Realizable Value as of 12/31/2012		Realizable Value as % of Summary Comp. Table
Salary + Other Compensation	$1,643,566	$1,643,566		100%
Incentive Compensation	$2,484,000	$2,484,000		100%
Value of Restricted Share Units	$6,080,033	$5,549,046	*	91%
Value of Stock Options	$1,520,013	$0	**	0%
Total, excluding change in pension	$11,727,612	$9,676,612		83%

*

Units granted on 1/20/2012 including the earned amount in respect of the first one-year performance period.

**

“In the money” value of stock options granted during 2012, based on the year-end stock price of $8.68. Although these options were not exercisable as of 12/31/2012, they have a 10-year term and could become “in the money” during this term.

Results of the 2012 Say on Pay Vote

Our say on pay vote in 2012 received the approval of 84% of the votes cast at the 2012 annual meeting. We contacted a significant majority of our top 25 shareholders (as of the February 6, 2012 record date) after the 2012 annual meeting to get their further opinion and advice on our compensation policies and practices. As a result of those discussions, we have provided additional information in this proxy statement relating to the design, metrics and targets (including threshold and maximum performance payout levels) of our annual and long-term incentive plans. The shareholders appreciated the outreach and the dialogue that resulted, and generally expressed a high level of satisfaction with our pay-for-performance approach and overall disclosure. We intend to continue this dialogue with our major shareholders.

Analysis of 2012 Compensation Decisions

The Compensation and Benefits Committee uses its business judgment to determine the appropriate compensation targets and awards for the named executive officers, in addition to assessing several factors that include:

•

Individual, Group, and Corporate performance;

•

Market positioning based on peer group data (described on page 44);

•

Complexity and importance of the role and responsibilities; and

•

Leadership and growth potential.

Chairman and Chief Executive Officer—Mr. Kleinfeld. In January 2012, the Compensation and Benefits Committee decided to award Mr. Kleinfeld performance share awards and stock options with a total grant date value of $7,600,045. In making this decision, the Compensation and Benefits Committee considered the stock price decline during 2011. Mr. Kleinfeld’s 2012 equity award was set 20% lower than his 2011 award of $9,500,185 and also lower than his 2010 award of $8,139,372. Mr. Kleinfeld’s annual incentive compensation award for 2012 of $2,484,000 was based on the rounded corporate incentive compensation plan results described in the table on page 42. The corporate incentive compensation plan result for 2012 was 114.7%.

Although the increase in Mr. Kleinfeld’s pension value was greater than the increase in 2011, as described on page 48, this was not the result of any Compensation and Benefits Committee action in 2012. Rather, approximately 60% of the increase in Mr. Kleinfeld’s pension value in 2012 was attributable to the increase in average final earnings calculated over a full five-year period, as compared to a period of 4.25 years used to calculate the increase in value of his pension in 2011, based on Mr. Kleinfeld’s having joined Alcoa in October 2007. The Compensation and Benefits Committee has eliminated most perquisites from executive compensation, but has continued two benefits for Mr. Kleinfeld: the personal use of a Company plane and car. These benefits are provided for security and efficiency reasons and to focus as much of Mr. Kleinfeld’s personal time on Company business as possible. Mr. Kleinfeld’s personal use of the Company plane was valued at an incremental cost of $54,528. The value of his use of a Company car was $55,138 in 2012, which includes the cost of his commute to and from New York City and his home in Westchester County, New York. These perquisites are not grossed up for taxes.

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Executive Vice President and Chief Financial Officer—Mr. McLane. In January 2012, Mr. McLane was granted performance stock awards valued at $1,280,098 and stock options valued at $320,019, which is equal to the target award. Mr. McLane’s annual incentive compensation award for 2012 of $722,610 was based on the corporate incentive compensation plan results described in the table on page 42. The corporate incentive compensation plan result for 2012 was 114.7%.

Executive Vice President and Group President, Engineered Products and Solutions—Mr. Jarrault. In January 2012, Mr. Jarrault was granted performance stock awards valued at $1,408,037 and stock options valued at $352,021, which is above the target award based on his strong performance review in 2011. Mr. Jarrault’s annual incentive compensation award for 2012 of $677,400 is above the target award based on his strong performance review in 2012. The award was based 50% on the corporate incentive compensation plan results described in the table on page 42 and 50% on the incentive compensation plan results for the Engineered Products and Solutions (EPS) group, which he leads. The EPS group incentive compensation plan for 2012 had the same design as the corporate plan. The EPS group incentive compensation plan result for 2012 was 111.0% based on the group’s strong contribution to the overall corporate results (see Chart 6 on page 38), including exceeding the group’s adjusted free cash flow target.

Executive Vice President and Group President, Global Primary Products—Mr. Ayers. In January 2012, Mr. Ayers was granted performance stock awards valued at $1,408,037 and stock options valued at $352,021, which is above the target award based on his strong performance review in 2011. Mr. Ayers’ annual incentive compensation award for 2012 of $778,550 was based 50% on the corporate incentive compensation plan results described in the table on page 42 and 50% on the incentive compensation plan results for the Global Primary Products (“GPP”) group which he leads. The GPP group incentive compensation plan for 2012 had the same design as the corporate plan and the same financial metrics. The GPP group incentive compensation plan result for 2012 was 156.1% based on the group’s strong contribution to the overall corporate results (see Chart 6 on page 38), including exceeding the group’s adjusted free cash flow target. His other compensation of $150,792 relates to relocation benefits and savings account matching grants, which are described in detail in the Notes to the 2012 Summary Compensation Table.

Executive Vice President, Chief Legal and Compliance Officer and Secretary—Ms. Strauss. Ms. Strauss was hired in May 2012. Her incentive compensation award for 2012 of $475,240 is above the target award based on her strong performance review in 2012. The award was based on the corporate incentive compensation plan results described in the table on page 42. The corporate incentive compensation plan result for 2012 was 114.7%.

In connection with her appointment to the role of Executive Vice President, Chief Legal and Compliance Officer and Secretary, Ms. Strauss received a special one-time cash payment of $1,500,000 to offset a portion of the estimated value of forfeited retirement income from her previous employer, as discussed in the Notes to the 2012 Summary Compensation Table on page 47. Ms. Strauss was not granted an equity compensation award in 2012.

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2012 Performance Plans: Annual Cash Incentive Compensation

The corporate annual cash incentive plan for 2012 was designed to achieve operating goals set at the beginning of the year.

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80% of the cash incentive formula was based on achieving financial targets for adjusted free cash flow; and

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20% of the formula was based on achieving safety, environmental and diversity targets.

The formula award at the corporate level resulted in 114.7% achievement against these operational financial and non-financial goals.

The financial metric of adjusted free cash flow accounts for 80% of the incentive compensation payment. The steep curve to achieve 100% performance, as shown in the table below, is intended to drive maximum effort. We believe this design helped us to exceed our performance goals in 2012.

2012 ANNUAL CASH INCENTIVE COMPENSATION PLAN DESIGN, TARGETS AND RESULTS

$ in millions	Metric	Defined Corporate Level Payout Percentage					Result	IC Result	Weighting	Formula Award
		0%	50%	100% (Target)	150%	200%
Financial Measures	Adjusted Free Cash Flow[1]	($510)	($216)	$78	$568	$1,549	$161.5	108.5%	80%	86.8%
Non-Financial Measures	Safety[2]
	• DART		0.677	0.641		0.606	0.501	200%	2.5%	2.5%
	• Global Voices Survey on Safety questions		76.2%	77.2%		79.2%	75.6%	0%	2.5%	0.0%
	Environment[3] • CO2 tons reduction
			265,000	475,000		675,000	638,570	181.8%	5%	9.1%
	Diversity[4]						Diversity Total		10%	16.3%
	• Executive level women, global		17.8%	18.1%		19.1%	19.0%	190%	2.5%	4.8%
	• Executive level minorities, U.S.		14.0%	14.5%		15.5%	16.0%	200%	2.5%	5.0%
	• Professional level women, global		25.2%	25.5%		26.5%	25.3%	67%	2.5%	1.7%
	• Professional level minorities, U.S.		15.7%	16.2%		17.2%	17.1%	190%	2.5%	4.8%
TOTAL									100%	114.7%

Currency exchange rates and the price of aluminum on the London Metal Exchange (LME) were kept constant at the rates and prices in effect when the targets were established in order to eliminate the effect of fluctuation in exchange rates and aluminum prices, factors that are outside management’s control. See Attachment F for calculation of financial measures and for the definition of Adjusted Free Cash Flow. The threshold payout is 0% for the financial metric and 50% for non-financial metrics. The maximum payout for each metric is 200%. For performance between defined levels, the payout is interpolated.

1.

80% of the cash incentive formula was based on achieving financial targets for adjusted free cash flow. We achieved a payout of 108.5% of target in 2012.

2.

Safety targets included: a) a reduction in DART (Days Away, Restricted and Job Transfer), which tracks injuries that involve days away from work due to injury and days in which work is restricted or employees are transferred to another job due to injury (while actual performance in 2012 with respect to this metric would have yielded a 200% payout the percentage attributable to this metric was cut in half due to the occurrence of two work-related fatalities during the year); and b) an increase in favorable responses on the Global Voices Survey of hourly Alcoa employees to questions regarding safety, which serves as a leading indicator of safety performance. While favorable responses increased over 2011, the result fell short of the threshold of 76.2%.

3.

The environmental target highlights our commitment to reduce CO2 emissions in 2012 and make progress against our 2030 environmental goals. We achieved a payout of 181.8% of target in 2012.

4.

Diversity targets were established to increase the representation of executive and professional women on a global basis and to increase the representation of minority executives and professionals in the U.S. In 2012, we exceeded the aggressive representation targets for each diversity metric, except for professional level women on a global basis. While we exceeded 2011 levels for that metric, our results fell short of the 2012 target.

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Calculation of Annual Cash Incentive Compensation for Each Named Executive Officer. The calculation of annual cash incentive compensation awards for the named executive officers is shown in the following table and described below.

Officer	Target Award ($)	Plan Payout (%)	Individual Performance Multiplier (%)	Formula Award ($)
Klaus Kleinfeld	$2,160,000	114.7%	100%	$2,484,000
Charles D. McLane, Jr.	$630,000	114.7%	100%	$722,610
Olivier M. Jarrault	$500,000	112.9%	120%	$677,400
Chris L. Ayers	$575,000	135.4%	100%	$778,550
Audrey Strauss	$376,667	114.7%	110%	$475,240

Target Award: Mr. Kleinfeld’s 2012 target award was calculated at 150% of his salary and the other named executive officers’ awards were targeted at 100% of their salaries. Ms. Strauss’ target was prorated based on her hire date in May 2012.

Plan Payout: Mr. Kleinfeld’s, Mr. McLane’s and Ms. Strauss’ respective plan payouts were based 100% on corporate performance; the plan payout for Mr. Jarrault was based 50% on corporate performance and 50% on Engineered Products and Solutions group performance; and the plan payout for Mr. Ayers was based 50% on corporate performance and 50% on Global Primary Products group performance.

Individual Performance Multiplier: Mr. Jarrault and Ms. Strauss received above target multipliers based on strong performance reviews in 2012.

Formula Award is the product of the target award, the plan payout, and the individual multiplier. The Compensation and Benefits Committee rounded Mr. Kleinfeld’s plan payout percentage up from 114.7% to 115.0% in calculating his formula award.

2012 Equity Awards: Stock Options and Performance-Based Restricted Share Units

Long-term stock incentives are performance based. We grant long-term stock awards to align executives’ interests with those of shareholders, link compensation to stock price appreciation over a multi-year period and support the retention of our management team. We provide two types of annual equity awards to the named executive officers—performance-based restricted share units and stock options. More performance-based restricted share units are granted than stock options in order to ensure that the majority of equity units awarded are performance-based. Performance is measured as the three-year average achievement against annual targets for revenue growth and adjusted EBITDA margin. Earned performance-based restricted share units will be converted into shares of Alcoa common stock three years from the date of the grant if the executive is still actively employed by the Company. Performance-based restricted share units are not convertible into Alcoa shares if an executive leaves the Company (other than to retire) before the units vest. Stock options vest ratably over a three-year period (one-third vests each year on the anniversary of the grant date) and if unexercised, will expire the earlier of ten years from the date of grant or five years after retirement. In January 2012, stock awards were made to all the named executive officers except Ms. Strauss, who was hired in May 2012.

Performance-based restricted share units support long-term operational targets, which differ from the financial metrics in our annual cash incentive plan. The named executive officers, excluding Ms. Strauss, plus 40 other executives were eligible in 2012 to receive performance-based long-term stock incentives because they are in positions to have the most influence over the Company’s financial performance.

The number of performance-based restricted share units earned at the end of the three-year plan has been and will be determined as follows, based on the average of the annual payout percentages over the three-year period:

•

1/3 of the award was based on performance against the 2012 targets, which was earned at 120.8% (see table below)

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1/3 of the award will be based on performance against the 2013 targets established for 2013, and

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1/3 of the award will be based on performance against the 2014 targets established for 2014.

2012-2014 PERFORMANCE-BASED EQUITY DESIGN AND RESULTS FOR 2012

Performance Measure (%)	Payout Percentage					2012 Result	Plan Result	Weighting	% of 1/3 of Target Award earned in 2012
	0%	50%	100% (Target)	150%	200%
Revenue Growth	0.4%	1.5%	2.6%	4.4%	8.0%	3.9%	136.7%	25%	34.2%
Adjusted EBITDA Margin	8.6%	10.2%	11.8%	14.4%	19.3%	12.6%	115.5%	75%	86.6%
TOTAL								100%	120.8%

For each year, a minimum performance level will also be established. For performance below that level, the portion of the award subject to performance criteria in that year will be forfeited and will not carry over into any future performance period.

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As with the annual cash incentive compensation plan, we use a steep curve to achieve 100% performance, which is intended to drive maximum effort. We believe this design helped us to exceed our performance goals in 2012.

Stock options constitute approximately 11% to 14% of the target total compensation of senior executives. In 2012, approximately 11% to 14% of the value of total compensation of the named executive officers was in the form of stock options. We believe that stock options further align management’s interests with those of our shareholders because the options have no value unless the stock price increases.

Other Compensation Policies and Practices

We highlight below certain executive compensation practices, both the practices we have implemented to incentivize performance and certain other practices that we have not implemented because we do not believe they would serve shareholders’ long-term interests.

What We Do

We Pay for Performance. We link our executives’ compensation to measured performance in key financial and non-financial areas. As noted above, performance against rigorous adjusted free cash flow, adjusted EBITDA margin, revenue growth, safety, environmental, and workplace diversity targets are measured in determining compensation. These metrics, coupled with the individual performance multipliers, incentivize individual, Group, and Corporate performance. The Company’s strategic priorities are reflected in these compensation metrics.

We Consider Peer Groups in Establishing Compensation. We use Towers Watson broad-based survey data for companies with revenues between $15 billion and $50 billion (excluding financial companies) to help estimate competitive compensation for the CEO and other executive level positions. We target our compensation structure at the median of this broad-based group of companies. For 2012, 99 companies met the revenue and industry criteria and were used to compare compensation for all of the executive level positions except the CEO position. Of this peer group, 49 companies provided data for a combined CEO/Chairman position in a publicly traded company comparable to the structure currently in place at Alcoa. The data from these 49 companies were used to evaluate our CEO’s compensation. We selected this peer group because it provides a broad measure of compensation in the market in which we compete for talent and it reflects the generally accepted range of revenue (0.5 to 2 times the Company’s revenue) for an appropriately sized group. Our independent compensation consultant has reviewed and endorses this peer group. See Attachment B which lists the companies in the peer group. Our aluminum industry peers do not provide an adequate basis for compensation comparison purposes because there are too few of them, they are all located outside of the United States and they do not disclose sufficient comparative compensation data.

We Review Tally Sheets. The Compensation and Benefits Committee reviews tally sheets that summarize various elements of historic and current compensation for each named executive officer in connection with making annual compensation decisions. This information includes compensation opportunity, actual compensation realized and wealth accumulation. We have found that the tally sheets help us synthesize the various components of our compensation program in making decisions.

We Have Robust Stock Ownership Guidelines. Our stock ownership requirements further align the interests of management with those of our shareholders by requiring executives to hold substantial equity in Alcoa until retirement. We recently increased our stock ownership guidelines to six times salary for the CEO and three times salary for each of the other named executive officers to reinforce management’s focus on long-term shareholder value and commitment to the Company. Until the stock ownership requirements are met, each executive will be required to retain until retirement 50% of shares acquired upon vesting of restricted share units after March 1, 2011 or upon exercise of stock options that vest after March 1, 2011, after deducting shares used to pay for the exercise price and taxes. Unvested restricted share units, unexercised stock options and any stock appreciation rights do not count towards the stock ownership guidelines. Because this policy was only recently instituted, none of the named executive officers had satisfied the new guidelines by December 31, 2012.

We Schedule and Price Stock Option Grants to Promote Transparency and Consistency. Alcoa grants stock options to named executive officers at a fixed time every year—generally the date of the Board and committee meetings in January. The timing of the Board and committee meetings in January is such that the meetings occur after we release earnings for the year and the performance of the Company for the year is publicly disclosed. The exercise price of our stock options is the closing price of our stock on the date of the grant, as reported on the New York Stock Exchange.

We Have Clawback Policies Incorporated into Our Incentive Plans. The 2009 Alcoa Stock Incentive Plan, the Incentive Compensation Plan for annual cash incentives and the Alcoa Internal Revenue Code 162(m) Compliant Annual Cash Incentive Compensation Plan each contain provisions permitting recovery of performance-based compensation. These provisions are explained in “Corporate Governance — Recovery of Incentive Compensation“.

We Have Double-Trigger Equity Vesting in the Event of a Change in Control. The 2009 Alcoa Stock Incentive Plan was amended on February 15, 2011 to eliminate the immediate vesting of Alcoa stock awards upon a change in control if a replacement award is provided. The replacement award will vest immediately if, within a two-year period following a change in control, a plan participant is terminated without cause or leaves for good reason. Performance-based stock awards will be converted to time-vested stock awards upon a change in control under the following terms: (i) if 50% or more of the performance period has been completed as of the date on which the change in control has occurred, then the number of shares or the value of the award will be based on actual performance completed as of the date of the change in control; or (ii) if less than 50% of the performance period has been completed as of the date on which the change in control has occurred, then the number of shares or the value of the award will be based on the target number or value.

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We Pay Reasonable Salaries to Our Senior Executives. Each named executive officer receives a salary that is determined after consideration of the median of the peer group for his or her position (as explained above and in Attachment B) and performance and other factors. We pay salaries to the named executive officers to ensure an appropriate level of fixed compensation that enables attraction and retention of highly skilled executives and mitigates the incentive to assume highly risky business strategies to maximize annual cash incentive compensation.

We Provide Appropriate Benefits to Our Senior Executives. The named executive officers participate in the same benefit plans as our salaried employees. We provide retirement and benefit plans to senior executives for the same reasons we provide them to employees—to provide a competitive compensation package that offers an opportunity for retirement, savings and health and welfare benefits. Retirement plans for executives generally pay the same formula amount as retirement plans for salaried employees, other than for Mr. Kleinfeld. Mr. Kleinfeld has an individual arrangement offset by retirement benefits provided by a prior employer. See notes to the 2012 Pension Benefits table on page 51.

We Have a Conservative Compensation Risk Profile. The Compensation and Benefits Committee evaluates the risk profile of our compensation programs when establishing policies and approving plan design, and the Board of Directors annually considers risks related to compensation in its oversight of enterprise risk management. These evaluations noted numerous ways in which compensation risk is effectively managed or mitigated, including the following factors:

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A balance of corporate and business unit weighting in incentive compensation plans

•

A balanced mix between short-term and long-term incentives

•

Caps on incentives

•

Use of multiple performance measures in the annual cash incentive compensation plan and the equity incentive plan, with a focus on operational targets to drive free cash flow and profitability

•

Discretion retained by the Committee to adjust individual awards

•

Stock ownership guidelines requiring holding substantial equity in the Company until retirement

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Clawback policies applicable to all forms of incentive compensation

•

Anti-hedging provisions in the Insider Trading Policy

•

Restricting stock options to 20% of the value of equity awards to senior officers

In addition, (i) no business unit has a compensation structure significantly different from that of other units or that deviates significantly from the Company’s overall risk and reward structure; (ii) unlike financial institutions involved in the financial crisis, where leverage exceeded capital by many multiples, the Company has a conservative leverage policy with a target of keeping the debt-to-capital ratio in the range of 30% to 35%; and (iii) compensation incentives are not based on the results of speculative trading. In 1994, the Board of Directors adopted resolutions creating the Strategic Risk Management Committee with oversight of hedging and derivative risks and a mandate to use such instruments to manage risk and not for speculative purposes. As a result of these evaluations, we have determined that it is not reasonably likely that risks arising from our compensation and benefit plans would have a material adverse effect on the Company. See page 23 for a discussion of the Board’s role in risk oversight.

We Maximize the Tax Deductibility of Incentive Compensation. An Internal Revenue Code Section 162(m) annual cash incentive compensation plan was approved by shareholders at the 2011 annual meeting, and we issued Section 162(m) compliant awards under that plan in 2012.

We Retain an Independent Compensation Consultant. The Compensation and Benefits Committee has authority under its charter to retain its own advisors, including compensation consultants. In 2012, the Committee directly retained Pay Governance LLC, which is independent and without conflicts of interest with the Company. See “Corporate Governance—Compensation Consultants” on page 27. Pay Governance LLC provided advice as requested by the Committee, on the amount and form of certain executive compensation components, including, among other things, executive compensation best practices, insights concerning SEC and say on pay policies, analysis and review of the Company’s compensation plans for executives and advice on setting the CEO’s compensation. Pay Governance LLC also provided advice on the Compensation Discussion and Analysis in this proxy statement. Pay Governance LLC did not provide any services to the Company other than the services provided directly to the Committee. We use comparative compensation data from Towers Watson to help evaluate whether our compensation programs are competitive with the market. The comparative compensation data are not customized based on parameters developed by Towers Watson. Towers Watson does not provide any advice or recommendations to the Compensation and Benefits Committee on the amount or form of executive or director compensation.

What We Don’t Do

We Do Not Pay Dividend Equivalents on Stock Options and Unvested Restricted Share Units. Beginning with awards granted after January 1, 2010, dividend equivalents have not been paid currently on any restricted share units (including performance share units), but have been accrued and paid only if the award vests. Dividend equivalents that accrue on restricted share units will be calculated at the same rate as dividends paid on the common stock of the Company. Dividend equivalents have not been paid on any stock options granted after January 1, 2003.

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We Do Not Allow Share Recycling. Section 4(b) of the 2009 Alcoa Stock Incentive Plan prohibits share recycling. Shares tendered in payment of the purchase price of a stock option award or withheld to pay taxes may not be added back to the available pool of shares.

We Do Not Allow Repricing of Underwater Stock Options (including cash outs). Section 15(q) of the 2009 Alcoa Stock Incentive Plan prohibits repricing, including cash outs.

We Do Not Allow Hedging or Pledging of Company Stock. Short sales of Alcoa securities (a sale of securities which are not then owned) and derivative or speculative transactions in Alcoa securities by our directors, officers and employees are prohibited. No director, officer or employee or any designee of such director, officer or employee is permitted to purchase or use financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of Alcoa securities. Directors and officers subject to Section 16 of the Securities Exchange Act of 1934 are prohibited from holding Alcoa securities in margin accounts, pledging Alcoa securities as collateral, or maintaining an automatic rebalance feature in savings plans, deferred compensation or deferred fee plans.

We Do Not Have Excise Tax Gross-Ups for New Participants in Our Change-in-Control Severance Plan. The Change-in-Control Severance Plan provides that no excise or other tax gross-ups will be paid, and severance benefits will be available only upon termination of employment for “good reason” by an officer or without cause by the Company, with regard to any new plan participants after January 1, 2010. For a discussion of the Change in Control Severance Plan, see “Potential Payments upon Termination or Change in Control” on page 53.

We Do Not Enter into Multi-Year Employment Contracts. It is the policy of the Compensation and Benefits Committee not to enter into multi-year employment contracts with senior executives providing for guaranteed payments of cash or equity compensation.

We Do Not Pay Tax Gross-Ups on Our Limited Perquisites. The Compensation and Benefits Committee has eliminated most perquisites, with the exception of Mr. Kleinfeld’s personal use of a Company plane and car (described in the “Notes to the 2012 Summary Compensation Table—Column (i)—All Other Compensation” on page 48). These benefits are provided for security and efficiency reasons and to focus as much of Mr. Kleinfeld’s personal time on Company business as possible. These perquisites are not grossed up for taxes.

Compensation Committee Report

The Compensation and Benefits Committee (the “Committee”) has:

1.

reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management; and

2.

based on the review and discussions referred to in paragraph (1) above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement relating to the 2013 annual meeting of shareholders.

The Compensation and Benefits Committee
Patricia F. Russo, Chairman
Arthur D. Collins, Jr.
Kathryn S. Fuller
Michael G. Morris
February 15, 2013

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2012 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Klaus Kleinfeld Chairman and Chief Executive Officer	2012	$1,440,000	$0	$6,080,033	$1,520,013	$2,484,000	$2,599,289	$203,566	$14,326,901
	2011	$1,433,333	$0	$7,600,158	$1,900,027	$1,505,000	$1,416,071	$189,103	$14,043,692
	2010	$1,400,000	$0	$4,000,258	$4,139,114	$2,604,000	$943,642	$205,348	$13,292,362
Charles D. McLane, Jr. Executive Vice President and Chief Financial Officer	2012	$630,000	$0	$1,280,098	$320,019	$722,610	$1,740,458	$40,422	$4,733,607
	2011	$625,000	$0	$1,440,001	$360,046	$641,500	$2,380,402	$40,233	$5,487,182
	2010	$600,000	$0	$3,800,357	$0	$820,000	$2,513,845	$35,850	$7,770,052
Olivier M. Jarrault Executive Vice President and Group President, Engineered Products and Solutions	2012	$500,000	$0	$1,408,037	$352,021	$677,400	$343,887	$20,000	$3,301,345
	2011	$500,000	$0	$800,145	$200,037	$553,200	$273,997	$14,700	$2,342,079

Chris L. Ayers Executive Vice President and Group President, Global Primary Products	2012	$575,000	$0	$1,408,037	$352,021	$778,550	$0	$150,792	$3,264,400
	2011	$556,061	$0	$1,306,218	$264,021	$583,588	$0	$147,203	$2,857,091

Audrey Strauss Executive Vice President, Chief Legal and Compliance Officer and Secretary	2012	$376,667	$1,500,000	$0	$0	$475,240	$0	$33,900	$2,385,807

Notes to 2012 Summary Compensation Table

Column (a)—Named Executive Officers. The named executive officers include the chief executive officer, the chief financial officer, and the three other most highly compensated executives who were serving as executive officers at December 31, 2012. For purposes of determining the most highly compensated executive officers, the amounts shown in column (h) were excluded.

Column (c)—Salaries. The salary column includes annual salary.

Column (d)—Bonus. The bonus column includes the hiring bonus paid to Ms. Strauss to offset a portion of the estimated value of forfeited retirement income from her previous employer.

Columns (e) and (f)—Stock Awards and Stock Options. The value of stock awards in column (e) and stock options in column (f) equals the fair value at date of grant. The value is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation. Performance share awards granted in January 2012 are shown at 100% of target. The value of the performance awards on the date of grant was as follows:

Name	Grant Date Value of Performance Award
	At Target	At Maximum
Klaus Kleinfeld	$6,080,033	$12,160,066
Charles D. McLane, Jr.	$1,280,098	$2,560,196
Olivier M. Jarrault	$1,408,037	$2,816,073
Chris L. Ayers	$1,408,037	$2,816,073

A restricted share unit is valued at the market price of a share of stock on the date of grant as determined by the closing price of the common stock. At the date of grant on January 20, 2012 the closing price of our common stock was $10.17. At December 31, 2012, the closing price of our common stock was $8.68.

For a discussion of the assumptions made in the value of stock awards and stock options, please refer to the following sections in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2012: “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-based Compensation” on page 78 and the discussions on “Stock-Based Compensation” in Notes A and R to the consolidated financial statements on pages 92 and 130, respectively.

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Column (g)—Non-Equity Incentive Plan Compensation. Reflects cash payments made under the annual Incentive Compensation Plan for 2012 performance.

Column (h)—Change in Pension Value and Non-Qualified Deferred Compensation Earnings. The amount shown in column (h) reflects the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under all defined benefit and actuarial plans, including supplemental plans, from December 31, 2011 to December 31, 2012. Approximately 60% of the increase in Mr. Kleinfeld’s pension value was attributable to the increase in average final earnings calculated over a full five year period as compared to 4.25 years in the 2011 value based on Mr. Kleinfeld joining Alcoa in October 2007. Earnings on deferred compensation are not reflected in this column because the return on earnings is calculated in the same manner and at the same rate as earnings on externally managed investments of salaried employees participating in the tax-qualified 401(k) plan and dividends on Company stock are paid at the same rate as dividends paid to shareholders. Mr. Ayers and Ms. Strauss have no change in pension value because they are not eligible to participate in the defined benefit pension plan, which was closed to employees hired after March 1, 2006.

Column (i)—All Other Compensation.

Company Contributions to Savings Plans. The named executive officers are eligible to participate in the Alcoa Retirement Savings Plan and the Deferred Compensation Plan for U.S. salaried employees. Under our 401(k) tax-qualified retirement savings plan, participating employees may contribute up to 25% of base pay on a pre-tax basis and up to 10% on an after-tax basis. Alcoa matches up to 6% of pre-tax contributions. If a named executive officer’s contributions to the savings plan exceed the limit on contributions imposed by the Internal Revenue Code, the executive may elect to have the amount over the limit “spill over” into the non-qualified Deferred Compensation Plan. For U.S. salaried employees hired after March 1, 2006, including Messrs. Kleinfeld and Ayers and Ms. Strauss, the Company contributes an amount equal to 3% of salary and annual incentive eligible for contribution to the Alcoa Retirement Savings Plan. In 2012, the Company contributions were as follows:

Name	Company Matching Contribution		3% Retirement Contribution		Total Company Contribution
	Savings Plan	Def. Comp. Plan	Savings Plan	Def. Comp. Plan
Klaus Kleinfeld	$15,000	$71,400	$7,500	$0	$93,900
Charles D. McLane, Jr.	$15,000	$22,800	$0	$0	$37,800
Olivier M. Jarrault	$15,000	$0	$0	$0	$15,000
Chris L. Ayers	$15,000	$19,500	$7,500	$27,258	$69,258
Audrey Strauss	$15,000	$7,600	$7,500	$3,800	$33,900

Split dollar life insurance and other Company paid insurance. We provide split dollar life insurance through a legacy plan to Mr. McLane. The foregone interest on the Company’s portion of 2012 premiums for split dollar life insurance under policies provided prior to enactment of the Sarbanes-Oxley Act of 2002 is $135. The Company continues to pay annual premiums of $2,487 on these policies, which are deductible to the Company as a compensation expense and taxable to Mr. McLane as ordinary income.

Company aircraft and car service. In 2012, the incremental cost of Mr. Kleinfeld’s personal use of Company aircraft was valued at $54,528. The incremental cost for the use of the Company aircraft is calculated based on the variable costs to the Company, including fuel costs, mileage, trip related maintenance, universal weather monitoring costs, on-board catering, landing and ramp fees and other miscellaneous variable costs. Fixed costs which do not change based on usage, such as pilot salaries, the lease costs of the Company aircraft and the cost of maintenance not related to trips are excluded. In 2012, Mr. Kleinfeld had personal use of a Company car and driver valued at $55,138. Personal use of a Company car includes Mr. Kleinfeld’s commute to and from his home in Westchester County, New York and his office in New York City.

Charitable Contributions. In 2012, the Alcoa Foundation matched $5,000 in contributions by Mr. Jarrault to an approved charitable organization on which he serves as an advisory board member, pursuant to the Foundation’s nonprofit board placement program, which supports thought leadership and skills-based volunteerism by Alcoa employees. The Foundation has committed to make a matching contribution of $5,000 per year for five years if Mr. Jarrault remains on the board of the organization and an employee of Alcoa over that period.

Relocation benefits. The Company provides Mr. Ayers with a furnished apartment in New York City, including maid service and utility expenses, the cost of which totaled $81,534 in 2012.

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2012 Grants of Plan-Based Awards

Name (a)	Grant Dates (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options[3] (#) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	2012 Grant Date Fair Value of Stock and Option Awards ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum[4] ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Klaus Kleinfeld		1,080,000	2,160,000	6,480,000
	01/20/12				0	597,840	1,195,680		488,750	10.17	7,600,045
Charles D. McLane, Jr.		315,000	630,000	1,890,000
	01/20/12				0	125,870	251,740		102,900	10.17	1,600,117
Olivier M. Jarrault		250,000	500,000	1,500,000
	01/20/12				0	138,450	276,900		113,190	10.17	1,760,057
Chris L. Ayers		287,500	575,000	1,725,000
	01/20/12				0	138,450	276,900		113,190	10.17	1,760,057
Audrey Strauss		188,333	376,667	1,130,000

1.

2012 annual cash incentive awards made under the Incentive Compensation Plan. See “Compensation Discussion and Analysis — 2012 Performance Plans: Annual Cash Incentive Compensation” on page 42.

2.

Performance equity awards in the form of restricted share units, granted under the 2009 Alcoa Stock Incentive Plan. See “Compensation Discussion and Analysis — 2012 Equity Awards: Stock Options and Performance-Based Restricted Share Units“ on page 43.

3.

Time-vested stock options granted under the 2009 Alcoa Stock Incentive Plan, which vest ratably over a 3-year period and terminate the earlier of 10 years or 5 years after retirement.

4.

The maximum award under the 2012 incentive compensation plan formula is 200% of target. However, the Compensation and Benefits Committee has retained discretion to reduce the calculated award to zero or increase the calculated award by up to 150% of the calculated amount. The maximum amount of the award shown in this column is 150% of 200% to show the maximum discretionary amount that could possibly be awarded.

Grants of Plan Based Awards: Actual Payouts

The Grants of Plan Based Awards table sets forth the 2012 cash incentive and equity incentive opportunity for the named executive officers. The 2012 awards targets and performance are discussed in “Compensation Discussion and Analysis” beginning on page 42.

Mr. Kleinfeld. On January 20, 2012, Mr. Kleinfeld received an annual grant of 488,750 stock options and an annual grant of performance equity with a total target amount of 597,840 restricted share units. The earned amount of the first third of the performance equity award was 240,731 restricted share units. He was paid cash incentive compensation for 2012 in the amount of $2,484,000.

Mr. McLane. On January 20, 2012, Mr. McLane received an annual grant of 102,900 stock options and an annual grant of performance equity with a target amount of 125,870 restricted share units. The earned amount of the first third of the performance equity award was 50,685 restricted share units. He was paid cash incentive compensation for 2012 in the amount of $722,610.

Mr. Jarrault. On January 20, 2012, Mr. Jarrault received an annual grant of 113,190 stock options and an annual grant of performance equity with a target amount of 138,450 restricted share units. The earned amount of the first third of the performance equity award was 55,750 restricted share units. He was paid cash incentive compensation for 2012 in the amount of $677,400.

Mr. Ayers. On January 20, 2012, Mr. Ayers received an annual grant of 113,190 stock options and an annual grant of performance equity with a target amount of 138,450 restricted share units. The earned amount of the first third of the performance equity award was 55,750 restricted share units. He was paid cash incentive compensation for 2012 in the amount of $778,550.

Ms. Strauss. Ms. Strauss was paid cash incentive compensation for 2012 in the amount of $475,240.

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2012 Outstanding Equity Awards at Fiscal Year-End

Name (a)	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (Exercisable) (#) (b)	Number of Securities Underlying Unexercised Options (Unexercisable) (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Klaus Kleinfeld
Stock Awards¹						581,653	$5,048,748	*	909,833	$7,897,350	*
Performance Options	590,880	295,440	-	13.54	2020/01/26
	1,200,000	-	-	8.33	2015/01/23
Options[2]	89,286 - 127,690 1,200,000	- 488,750 255,380 -	- - - -	39.15 10.17 16.24 8.33	2013/10/01 2022/01/20 2021/01/25 2015/01/23
Charles D. McLane, Jr.
Stock Awards[1]						334,993	$2,907,739	*	184,983	$1,605,652	*
Performance Options	184,000	-	-	8.33	2015/01/23
Options[2]	- 24,197	102,900 48,393	- -	10.17 16.24	2022/01/20 2021/01/25
Olivier M. Jarrault
Stock Awards[1]						63,912	$554,756	*	171,296	$1,486,849	*
Options[2]	- 13,444 24,040 35,000 21,804 12,150	113,190 26,886 12,020 - - -	- - - - - -	10.17 16.24 13.54 8.33 28.79 30.30	2022/01/20 2021/01/25 2020/01/26 2015/01/23 2014/01/17 2013/01/18
Chris L. Ayers
Stock Awards[1]						119,651	$1,038,571	*	181,803	$1,578,050	*
Options[2]	- 17,744	113,190 35,486	- -	10.17 16.24	2022/01/20 2021/01/25

*

The closing price of the Company’s common stock on December 31, 2012 was $8.68.

1.

Stock awards in column (g) include earned performance share awards and time-vested share awards. Stock awards in column (i) include unearned performance share awards at the target amount. In January 2013, the payout for the second one-third of performance share awards granted in January 2011 and the first one-third of performance share awards granted in January 2012 was determined to be 120.8%. These amounts are shown at target in column (i) above. The full earned amount will be shown in column (g) in next year’s proxy.

2.

Options include stock options granted at the regular annual grant date when the Compensation and Benefits Committee meets in January. Options granted prior to 2010 have a term of six years. Options granted since 2010 have a term of ten years. Options vest over three years (1/3 each year).

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2012 Option Exercises and Stock Vested

This table sets forth the actual value received by the named executive officers upon exercise of stock options or vesting of stock awards in 2012.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Klaus Kleinfeld	-	-	150,000	$1,537,500
Charles D. McLane, Jr.	-	-	34,250	$351,063
Olivier M. Jarrault	-	-	39,375	$403,594

2012 Pension Benefits

Name	Plan Name(s)	Years of Credited Service	Present Value of Accumulated Benefits	Payments During Last Fiscal Year
Klaus Kleinfeld	Individual Agreement	5.25	$6,332,144	N/A
Charles D. McLane, Jr.	Alcoa Retirement Plan	40.04	$1,967,102
	Supplemental Pension Plan for Senior Executives*		$10,348,195
	TOTAL		$12,315,297	N/A
Olivier M. Jarrault	Alcoa Retirement Plan	10.08	$258,372
	Excess Benefits Plan C		$745,274
	TOTAL		$1,003,646	N/A
* A portion of Mr. McLane’s benefit will be paid from the Reynolds Restoration Plan.

Qualified Defined Benefit Plan. In 2012, Messrs. McLane and Jarrault participated in the Alcoa Retirement Plan. The Alcoa Retirement Plan is a funded, tax-qualified, non-contributory defined benefit pension plan that covers a majority of U.S. salaried employees. Benefits under the plan are based upon years of service and final average earnings. Final average earnings include salary plus 100% of annual cash incentive, and are calculated using the average of the highest five of the last ten years of earnings (high consecutive five for Mr. Jarrault). The Alcoa Retirement Plan reflects limits imposed by the tax code. The limit for 2012 compensation was $250,000. The base benefit payable at age 65 is 1.1% of final average earnings up to the social security covered compensation limit plus 1.475% of final average earnings above the social security covered compensation limit, times years of service. Benefits are payable as a single life annuity, a reduced 50% joint and survivor annuity, or a reduced 75% joint and survivor annuity upon retirement. At December 31, 2012, Mr. McLane was eligible to retire with an unreduced normal retirement benefit under the applicable rules of the Alcoa Retirement Plan because he has at least 30 years of service.

Non-qualified Defined Benefit Plan. Mr. McLane participates in the Supplemental Pension Plan for Senior Executives. This plan is a non-qualified plan which provides for benefits that exceed the limits on compensation imposed by the tax code. In addition, this plan, upon qualified retirement, provides executives who retire with 30 or more years of service a total pension benefit prior to age 62 that is equal to 1.475% of average final compensation (salary plus 100% of annual cash incentive) per year of service. This payment will be reduced by 1% for each year by which retirement precedes age 62. The post age 62 amount is equivalent to the Alcoa Retirement Plan formula and is based on final average earnings consisting of salary plus 100% of incentive compensation. Mr. Jarrault participates in the Excess Benefits Plan C. This plan is a non-qualified plan which provides for benefits that exceed the limits on compensation imposed by the tax code. The benefit formula is identical to the Alcoa Retirement Plan formula. Benefits under both non-qualified plans are payable as a reduced 50% joint and survivor annuity if the executive is married. Otherwise, the benefit is payable as a single life annuity.

Individual Agreements. Mr. Kleinfeld is entitled to a supplemental retirement benefit payable annually after retirement equal to the excess of the product of 4.35% multiplied by years of service multiplied by average final compensation, over a retirement pension payable by Siemens AG.

Valuation and Assumptions. For a discussion of the valuation method and assumptions applied in quantifying the present value of the current accrued benefit, please refer to the following sections in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2012: “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Pension and Other Postretirement Benefits” on page 77 and Note W to the consolidated financial statements on page 139.

Alcoa Retirement Savings Plan. For U.S. salaried employees hired after March 1, 2006, including Messrs. Kleinfeld and Ayers and Ms. Strauss, the Company contributes an Employer Retirement Income Contribution (ERIC) amount equal to 3% of salary and annual incentive eligible for contribution to the Alcoa Retirement Savings Plan as a pension contribution in lieu of a defined benefit pension plan available to employees hired before March 1, 2006. The Company contributed $7,500 to the accounts of Messrs. Kleinfeld and Ayers, and Ms. Strauss in 2012. In addition, all U.S. salaried employees, including the named executive officers, are eligible to receive a Company matching contribution of 100% of up to the first 6% of deferred salary. In 2012, the Company matching contribution amount was $15,000 for Messrs. Kleinfeld, McLane, Jarrault and Ayers and Ms. Strauss.

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Non-qualified Defined Contribution Plan. When the tax code limits on ERIC contributions to the Alcoa Retirement Savings Plan are reached, the ERIC contributions are made into the Deferred Compensation Plan and are reported in the table below titled “2012 Non-Qualified Deferred Compensation.” In 2012, the Company contributed $27,258 for Mr. Ayers and $3,800 for Ms. Strauss. Mr. Kleinfeld does not receive these deferred compensation contributions due to his individual pension agreement. These amounts are included in the column “All Other Compensation” in the 2012 Summary Compensation Table on page 47.

2012 Non-Qualified Deferred Compensation

Name (a)	Executive Contributions in 2012 ($) (b)	Registrant Contributions in 2012 ($) (c)		Aggregate Earnings in 2012 ($) (d)		Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at 12/31/2012 FYE ($) (f)
Klaus Kleinfeld	$71,400	$71,400	$ $	47,242 2,244	E D	$0	$652,837
Charles D. McLane, Jr.	$22,800	$22,800	$ $	51,639 819	E D	$0	$539,908
Olivier M. Jarrault	$0	$0	$ $	0 0	E D	$0	$0
Chris L. Ayers	$19,500	$46,758	$ $	10,297 359	E D	$0	$164,909
Audrey Strauss	$7,600	$11,400	$ $	156 0	E D	$0	$19,156

E - Earnings

D - Dividends on Alcoa common stock or share equivalents

The investment options under the non-qualified Deferred Compensation Plan are the same choices available to all salaried employees under the Alcoa Retirement Savings Plan and the named executive officers do not receive preferential earnings on their investments. The named executive officers may defer up to 25% of their salaries in total to the Alcoa Retirement Savings Plan and Deferred Compensation Plan and up to 100% of their annual cash incentive compensation to the Deferred Compensation Plan.

To the extent the executive elects, the Company contributes matching contributions on employee salary deferrals that exceed the limits on compensation imposed by the tax code.

These amounts are included in the column “All Other Compensation” in the 2012 Summary Compensation Table on page 47.

The principal benefit to executives of the Deferred Compensation Plan is that U.S. income taxes are deferred until the investment is withdrawn, so that savings accumulate on a pre-tax basis. The Company also benefits from this arrangement because it does not use its cash to pay the salaries or incentive compensation of the individuals who have deferred receipt of these amounts. The Company may use this cash for other purposes until the deferred account is paid to the individual upon termination of employment. All non-qualified pension and deferred compensation amounts are general unsecured assets of the Company until paid. Upon termination of employment, deferred compensation will be paid in cash as a lump sum or in up to ten annual installments, depending on the individual’s election, account balance and retirement eligibility.

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Potential Payments Upon Termination or Change in Control

Executive Severance Agreements. Alcoa has entered into executive severance agreements with key executives to facilitate transitioning key positions to suit the timing needs of the Company. The agreements provide for higher severance benefits than the Alcoa severance plan for salaried employees, but these agreements also require the executives to agree to a two-year non-competition and non-solicitation provision. Messrs. McLane, Jarrault and Ayers and Ms. Strauss have executive severance agreements, which provide that, if their employment is terminated without cause, they will receive two years’ salary, continued healthcare benefits for a two-year period, and two additional years of pension accrual. They will also receive a lump sum severance payment of $50,000 upon execution of a general release of legal claims against the Company prior to the scheduled payment date. No severance payments will be made under these agreements unless the general release is signed. Mr. Kleinfeld has a similar severance agreement containing the terms described above except that it provides for two years’ salary and annual cash incentive at the target amount. If severance payments or benefits are payable under the Change in Control Severance Plan, described below, no payments will be paid under the executive severance agreements.

Name	Estimated net present value of cash severance payments	Estimated net present value of additional pension credits	Estimated net present value of continued health care benefits	Total
Klaus Kleinfeld	$7,081,229	$2,168,800	$36,483	$9,286,512
Olivier M. Jarrault	$1,026,559	$154,700	$36,483	$1,217,742
Chris L. Ayers	$1,173,043	$67,383	$36,483	$1,276,909
Audrey Strauss	$1,153,512	$66,211	$819	$1,220,542

Effective August 1, 2013, Mr. McLane will be entitled under his agreement to continuation of health care benefits for two years. He will also be entitled to be paid the following amounts no earlier than 6 months following August 1, 2013:

•

Lump sum severance of $1,260,000, which is equivalent to two years of salary.

•

Lump sum payment estimated at $625,757, which is equivalent to the value of two years additional pension service.

•

Lump sum payment of $50,000 for the release of any potential legal claims against the Company.

Potential Payments upon a Change in Control. In 2002, the Board of Directors approved a Change in Control Severance Plan for officers and other key executives designated by the Compensation and Benefits Committee. The plan is designed to retain key executives during the period that a transaction is being negotiated or during a period in which a hostile takeover is being attempted and to ensure the impartiality of the key negotiators for the Company. The Change in Control Severance Plan provides each of the named executive officers with termination compensation if their employment is terminated without cause or terminated by them in certain circumstances, in either case within three years after a change in control of the Company. Messrs. Kleinfeld and McLane, namely those officers who are in key positions to negotiate or handle a change in control transaction, may elect, if they have not been terminated or left for good reason sooner, to leave the Company during a window period of 30 days which begins six months after a change in control. The Compensation and Benefits Committee has determined to freeze this provision of the Change in Control Severance Plan. As of January 1, 2010, no additional employees will be entitled to this provision of the plan, but rather must be terminated or leave for good reason to be eligible to receive a payment under the plan. Messrs. Jarrault and Ayers and Ms. Strauss are currently subject to this requirement.

Compensation provided by the plan includes: a cash payment equal to three times annual salary plus target annual cash incentive compensation; continuation of benefits for three years; growth on pension credits for three years; reimbursement of excise taxes; reimbursement for additional tax liability resulting from reimbursement of excise taxes; and six months outplacement.

The Compensation and Benefits Committee determined to freeze the reimbursement of excise taxes and the reimbursement for additional tax liability resulting from reimbursement of excise taxes effective for new plan participants on and after January 1, 2010. Mr. Ayers, who became an officer in 2010, and Ms. Strauss, who was hired in 2012, are not eligible to receive these benefits.

The Compensation and Benefits Committee periodically reviews market data, which indicate that most companies have such plans or adopt such plans when a change in control is imminent. The amounts shown in the table below include the estimated net present value of accelerated vesting of stock options and stock awards. The 2009 Alcoa Stock Incentive Plan was amended in 2011 to provide that there will be no automatic vesting of stock awards upon a change in control. Grants made prior to this amendment vest automatically upon a change in control.

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CHANGE IN CONTROL SEVERANCE BENEFITS

Name	Estimated net present value of change in control severance and benefits	Potential excise tax liability and gross up for excise taxes	Total
Klaus Kleinfeld	$17,937,794	$6,983,834	$24,921,629
Charles D. McLane, Jr.	$4,430,981	$0	$4,430,981
Olivier M. Jarrault	$3,839,690	$1,414,858	$5,254,548
Chris L. Ayers	$4,110,395	Not eligible	$4,110,395
Audrey Strauss	$3,267,340	Not eligible	$3,267,340

Retirement benefits. The table below lists the named executive officer who is eligible to retire under an Alcoa pension plan as of December 31, 2012. If Mr. McLane had terminated employment as of December 31, 2012, he would have been entitled to annual pension benefits under the plans described in “2012 Pension Benefits” on page 51 as shown in the following table:

Name	Amount before Age 62	Amount from Age 62
Charles D. McLane, Jr.	$791,552	$802,901

If Mr. Kleinfeld had voluntarily terminated employment as of December 31, 2012, it is estimated that his supplemental executive retirement pension would have paid an annual annuity of $478,627 starting at age 60. If Mr. Jarrault had voluntarily terminated employment as of December 31, 2012, it is estimated that the pension would have paid an annual annuity of $51,588 starting at age 55. Mr. McLane would be eligible for additional benefits of $400 per month payable until age 62 provided through the qualified pension plans in the event of an involuntary termination with no offer of suitable employment.

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ITEM 4    APPROVAL OF 2013 ALCOA STOCK INCENTIVE PLAN

In February 2013, the Board of Directors approved the 2013 Alcoa Stock Incentive Plan (the “2013 Plan”), subject to approval by shareholders at the 2013 annual meeting. If approved, the 2013 Plan will become effective on May 3, 2013 and will replace the Amended and Restated 2009 Alcoa Stock Incentive Plan (the “2009 Plan”), under which no further awards may be granted after May 2, 2013.

The Board recommends that you vote for approval of the 2013 Plan. The Board believes that it is in the best interests of the Company and our shareholders to approve the 2013 Plan. The shares available for awards under the 2009 Plan will likely be insufficient to satisfy our equity compensation needs for 2014 and beyond. Therefore, if our shareholders do not approve the 2013 Plan, we may experience a shortfall of shares available for issuance for stock-based compensation awards that we believe may adversely affect our ability to attract, retain and reward employees who contribute to our long-term success.

In this section we have summarized the principal features of the 2013 Plan. This summary is not a complete description of the 2013 Plan and is qualified in its entirety by reference to the full text of the 2013 Plan, which is attached as Attachment C.

Purpose of the 2013 Plan

The purpose of the 2013 Plan is to encourage participants to acquire an increased proprietary interest in the long-term growth and financial success of the Company and to further link the interests of such individuals to the long-term interests of shareholders.

The 2013 Plan authorizes the Compensation and Benefits Committee of the Board of Directors (for purposes of this Item, the “Committee”) to make stock-based awards to employees of the Company and its subsidiaries. The 2013 Plan also authorizes the Board of Directors to make stock-based awards to non-employee directors. Although there are no current plans to make stock-based grants to directors and no such grants have been made in the past, the 2013 Plan, like the 2009 Plan, would provide us with the flexibility to do so in the future. The maximum share limit in any one-year period for an award to a non-employee director is 10,000 shares.

Current Awards Outstanding

Set forth below is information regarding shares currently outstanding under the 2009 Plan and prior plans. The Company made its annual award grant to employees in January 2013 and those awards are included in the data below.

Selected Data as of February 4, 2013:

Stock options outstanding	48,599,260
Weighted average exercise price	$10.78
Weighted average remaining contractual life	5.86 years
Restricted share units outstanding (unvested)	16,681,576
Shares remaining for grant under the 2009 Plan[1,2]	11,819,148

1.

Under the 2009 Plan, stock-based awards are granted from a pool of available shares, with stock options counting as 1 share and restricted shares and restricted share units (full value awards) counting as 1.75 shares.

2.

Any remaining shares under the 2009 Plan will not be available for grant after May 2, 2013 if the 2013 Plan is approved. We do not anticipate making any material grants between February 4, 2013 and May 2, 2013.

Key features of the 2013 Plan

•

Limitation on Authorized Shares and Fungible Share Pool. We are requesting 55 million shares as a total fungible equity pool, assigning a ratio for counting usage of shares upon issuance of stock options and stock appreciation rights of one to one so that a grant of a stock option or stock appreciation right will be counted against the share limit as one share of common stock, and assigning a ratio for counting usage of shares upon issuance of restricted shares and restricted share units (that is, full value awards) of 2.33 to one, so that any grant of a full value award will be counted against the maximum share limit as 2.33 shares of common stock.

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Our potential dilution, or “overhang,” from outstanding awards and shares available for future awards under the 2013 Plan is approximately 10.1%. This percentage is calculated on a fully-diluted basis, based on the total shares underlying outstanding stock-based awards (65,280,836), the shares available for future awards under the 2013 Plan (55,000,000) and the total shares of Company common stock outstanding as of February 4, 2013 (1,069,292,165).

The average “burn rate” for awards that we granted in the last three fiscal years is 1.55%. “Burn rate” is the number of awards granted (stock options and restricted stock units) divided by the weighted average number of common shares outstanding. We calculated our burn rate by applying a multiplier of two to the number of restricted stock units granted based on our stock price volatility. The median burn rate for Russell 3000 companies in the Materials sector, published by Institutional Shareholder Services Inc., is 1.63%.

Based solely on the average rate at which shares were granted over the past three fiscal years, and assuming that future awards under the 2013 Plan would be made at this average rate, the total number of shares available for grant under the 2013 Plan is calculated to last approximately three years. However, the amount of shares granted in the past is not necessarily indicative of the amount that may be granted in the future. The amount of future grants is not currently known and will depend on various factors that cannot be predicted, including but not limited to the stock price of the Company’s common stock on the future dates of grant, the volatility of the stock and the types of awards that will be granted

•

No Additional Shares from the 2009 Plan. If the 2013 Plan is approved, any remaining shares under the 2009 Plan will not be available for grant after May 2, 2013. All outstanding awards previously granted under the 2009 Plan will continue to be governed by and administered under the 2009 Plan.

•

No Repricing or Grant of Discounted Stock Options. The 2013 Plan expressly prohibits repricing of stock options or stock appreciation rights. Additionally, the exercise price of a stock option or stock appreciation right may not be less than the fair market value of the Company’s common stock on the date such award is granted, except in connection with an adjustment for a change in corporate structure or as provided for substitute awards (see “Adjustment Provision” and “Substitute Awards” below).

•

Limitation on Share Replenishment. Shares tendered in payment of the purchase price of a stock option award or withheld to pay taxes may not be added back to the available pool of shares authorized under the 2013 Plan.

•

Limitation on Payment of Dividends. The 2013 Plan prohibits paying dividends on stock options or stock appreciation rights. Additionally, dividend equivalents may not be paid on any unvested restricted share units (including performance share units) but may be accrued and paid only if and when the award vests.

•

Clawback Feature. The 2013 Plan contains a clawback feature reflecting the policy previously adopted by the Company. See “Corporate Governance—Recovery of Incentive Compensation” on page 26. In addition, the 2013 Plan authorizes cancellation of awards if a participant engages in conduct which is injurious to the Company.

•

Double-Trigger Equity Vesting upon a Change in Control. The 2013 Plan provides for double-trigger equity vesting in the event of a change in control, which generally means that if outstanding awards under the 2013 Plan are replaced by the acquirer or related entity in a change in control of the Company, those replacement awards will not immediately vest on a “single trigger” basis, but would only accelerate if the participant is terminated without cause or quits for good reason (as those terms are defined in the Alcoa Inc. Change in Control Severance Plan) within 24 months following the change in control.

Administration of the 2013 Plan

Under the 2013 Plan, the Compensation and Benefits Committee of the Board, which is composed of non-employee directors, has authority to grant awards to employees of the Company and its subsidiaries, and the full Board of Directors has authority to grant awards to non-employee directors. The Board of Directors also may assume responsibilities otherwise assigned to the Committee. The Board may not amend the 2013 Plan without shareholder approval if the amendment would increase the benefits received by participants, increase the maximum number of shares that may be issued under the 2013 Plan (unless an increase is as a result of adjustments made in the event of a merger, reorganization, stock dividend, stock split or other corporate structure change, as provided in the 2013 Plan), or modify the 2013 Plan’s eligibility requirements. The Board or the Committee may not amend the 2013 Plan or the terms of any award previously granted without the consent of the affected participant, if such action would impair the rights of such participant under any outstanding award. Neither the Board nor the Committee may amend the terms of any stock option or stock appreciation right to reduce its exercise price, or cancel or replace any outstanding options or stock appreciation rights in exchange for options or rights with lower exercise prices or for other awards or cash.

The Committee has the authority, subject to the terms of the 2013 Plan, to select employees to whom it will grant awards, to determine the types of awards and the number of shares covered, to set the terms and conditions of the awards and to cancel or suspend awards. The Committee also has authority to interpret the 2013 Plan, to establish, amend and rescind rules applicable to the 2013 Plan or awards under the 2013 Plan, to approve the terms and provisions of any agreements relating to 2013 Plan awards and to make all determinations relating to awards under the 2013 Plan. The Board of Directors has similar authority with respect to awards to non-employee directors. Non-employee directors may not receive awards of more than 10,000 shares in any one-year period. The 2013 Plan permits delegation of certain authority to executive officers in limited instances to make, cancel or suspend awards to employees who are not Alcoa directors or executive officers.

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Eligibility

All employees of Alcoa and its subsidiaries and all non-employee directors of Alcoa are eligible to be selected as participants. Approximately 2,900 current and former employees hold awards under the 2009 Plan and prior plans. At December 31, 2012, the Company had approximately 61,000 employees worldwide and 10 non-employee directors.

Term

If shareholders approve the 2013 Plan, it will become effective on May 3, 2013. No award may be granted under the 2013 Plan after May 2, 2023.

Shares Issuable for Awards

Shares of Alcoa common stock issuable under the 2013 Plan may come from authorized but unissued shares, treasury shares or any combination of the two.

Types of Awards

The following types of awards may be granted under the 2013 Plan:

•

Nonqualified stock options (without reload features);

•

Stock appreciation rights;

•

Restricted shares;

•

Restricted share units; and

•

Other forms of awards authorized by the 2013 Plan.

These forms of awards may have a performance feature under which the award is not earned unless performance goals are achieved.

Stock Option Awards

Under the 2013 Plan, stock option awards entitle a participant to purchase shares of Alcoa common stock during the option term at a fixed price that is equal to the fair market value of the Company’s stock on the date of the grant. The minimum vesting period for stock options is one year. The maximum term of stock options granted is ten years. The Committee has discretion to cap the amount of gain that may be obtained in the exercise of the stock option. Stock options with a reload feature will not be granted under the 2013 Plan. The option price must be paid in full by the participant upon exercise of the option, in cash, shares or other consideration having a fair market value equal to the option price or by a combination of cash, shares or other consideration specified by the Committee.

Stock Appreciation Rights

A stock appreciation right (SAR) entitles the holder to receive, on exercise, the excess of the fair market value of the shares on the exercise date (or, if the Committee so determines, as of any time during a specified period before the exercise date) over the SAR grant price. The Committee may grant SAR awards as stand-alone awards or in combination with a related stock option award under the 2013 Plan. The SAR grant price is set by the Committee and may not be less than the fair market value of the shares on the date of grant. Payment by the Company upon exercise will be in cash, stock or other property or any combination of cash, stock or other property as the Committee may determine. Unless otherwise determined by the Committee, any related stock option will no longer be exercisable to the extent the SAR has been exercised, and the exercise of an option will cancel the related SAR. The Committee has discretion to cap the amount of gain that may be obtained in the exercise of a stock appreciation right. The maximum term of stock appreciation rights is ten years, or if granted in tandem with an option, the expiration date of the option. The minimum vesting period of a stock appreciation right is one year.

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Restricted Shares

A restricted share is a share issued with such contingencies or restrictions as the Committee may impose. Until the conditions or contingencies are satisfied or lapse, the stock is subject to forfeiture. Restricted share awards that are restricted only on the passage of time will have a minimum three-year pro-rata restriction period (the restrictions lapse each year as to 1/3 of the restricted share awards); provided, however, that a restriction period of less than this period may be approved for awards with respect to up to 5% of the shares authorized under the 2013 Plan. A recipient of a restricted share award has the right to vote the shares and receive dividends on them unless the Committee determines otherwise. If the participant ceases to be an employee before the end of the contingency period, the award is forfeited, subject to such exceptions as authorized by the Committee.

Restricted Share Units

A restricted share unit is an award of a right to receive, in cash or shares, as the Committee may determine, the fair market value of one share of Company common stock, on such terms and conditions as the Committee may determine. Restricted share units that are vested only on the passage of time have a minimum three-year pro-rata vesting period (1/3 vests each year), provided that a vesting period of less than three years may be approved for restricted share units with respect to up to 5% of the shares authorized under the 2013 Plan.

Performance Awards

A performance award may be in any form of award permitted under the 2013 Plan. We have in the past granted performance awards in the form of stock options and restricted share units. The Committee may select periods of at least one year during which performance criteria chosen by the Committee are measured for the purpose of determining the extent to which a performance award has been earned. The Committee decides whether the performance levels have been achieved, what amount of the award will be paid and the form of payment, which may be cash, stock or other property or any combination.

Dividends

No dividends may be paid on stock options or SARs. Dividend equivalents may not be paid on any unvested restricted share units but will be accrued and paid only if and when the restricted share units vest, unless the Committee determines that no dividend equivalents may be accrued or paid. No dividends or dividend equivalents may be paid on unearned performance-based restricted share units. A recipient of restricted shares will receive dividends on the restricted shares unless the Committee determines otherwise.

Substitute Awards

The Committee may grant awards to employees of companies acquired by Alcoa or a subsidiary in exchange for, or upon assumption of, outstanding stock-based awards issued by the acquired company. Shares covered by substitute awards will not reduce the number of shares otherwise available for award under the 2013 Plan.

Stock Option and SAR Repricing Prohibited

The 2013 Plan prohibits repricing of stock options or SARs without shareholder approval. Repricing means the cancellation of an option or SAR in exchange for cash, other awards or the grant of a new stock option or SAR with a lower exercise price than the original option or SAR, or the amendment of an outstanding award to reduce the exercise price. The grant of a substitute award (as described above) is not a repricing.

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Adjustment Provision

The 2013 Plan provides for adjustments of awards and shares authorized for issuance under the 2013 Plan in the event of stock splits, recapitalizations, mergers, consolidations, and other changes in the corporate structure affecting the Company stock. In any such event, the Committee will make such substitutions or adjustments in the aggregate number or class of shares that may be distributed under the 2013 Plan (including the substitution of similar awards denominated in the shares of another company) and in the number, class and option price or other price of shares subject to outstanding awards as it believes to be equitable or appropriate to maintain the purpose of the original grant.

Consideration for Awards

Unless otherwise determined by the Committee, and except as required to pay the purchase price of stock options, recipients of awards are not required to make any payment or provide consideration other than rendering of services.

Transferability of Awards

Awards may be transferred by laws of descent and distribution or to a guardian or legal representative or to family members or a trust for family members, or otherwise as the Committee may determine; provided however, that awards may not be transferred to a third party for value or consideration.

Change in Control Provisions

The definition of change in control is based on the Internal Revenue Code (the “Code”) Section 409A definition. It provides that if one of the following events has occurred, a change in control of Alcoa will have happened:

(a)

any one person or more than one person acting as a group (as determined in accordance with Section 1.409A-3(i)(5)(v)(B) of the regulations promulgated under the Code) (a “Person”) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person), in either case whether by purchase in the market, tender offer, reorganization, merger, statutory share exchange or consolidation, other similar transaction involving the Company or any of its subsidiaries or otherwise (a “Transaction”), common stock of the Company possessing 30% or more of the total voting power of the stock of the Company unless (A) all or substantially all of the individuals and entities that were the beneficial owners of the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or the combined voting power of the then outstanding voting securities of the Company (the “Outstanding Company Voting Securities”) immediately prior to such Transaction own, directly or indirectly, 50% or more of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Transaction (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Transaction of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Transaction were members of the board of directors of the Company at the time of the Transaction (which in the case of a market purchase shall be the date 30% ownership was first acquired, in the case of a tender offer, when at least 30% of the Company’s shares were tendered, and in other events upon the execution of the initial agreement or of the action of the Board providing for such Transaction); and provided, further, that, for purposes of this paragraph, the following acquisitions shall not constitute a change in control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates;

(b)

a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Company’s Board before the date of such appointment or election; and

(c)

any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets of the Company that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

The 2013 Plan provides for double-trigger equity vesting in the event of a change in control. If outstanding awards under the 2013 Plan are replaced by the acquirer or related entity in a change in control of the Company, those replacement awards will not immediately vest on a “single trigger” basis, but would only accelerate if the participant is terminated without cause or quits for good reason (as those terms are defined in the Alcoa Inc. Change in Control Severance Plan) within 24 months following the change in control. If outstanding awards under the 2013 Plan are not exchanged for replacement awards in the event of a change in control, unless the Committee determines otherwise at the time of grant of a particular award:

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•

all outstanding stock option and SAR awards vest and are immediately exercisable; and

•

any restrictions, conditions or deferral limitations on restricted share awards, restricted share units or other stock unit awards lapse.

In the event of a change in control of the Company, all performance awards will be earned at the target amount of shares covered by the award if the change in control event occurs when less than 50% of the performance period has been completed, or at the actual amount of the award if the change in control event occurs when 50% or more of the performance period has been completed.

Performance-Based Compensation—Section 162(m)

The Committee determines at the time of grant whether awards are intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits the amount of the deduction that the Company may take on its U.S. federal tax return for compensation paid to any of the named executive officers in the proxy statement (the Code refers to these officers as “covered employees”). The limit is $1 million per covered employee per year, with certain exceptions. This deductibility cap does not apply to “performance-based compensation,” if approved by shareholders. The annual limits on performance-based compensation per participant in the 2013 Plan for awards intended to comply with Section 162(m) are: 1.5 million shares if the award is in the form of restricted shares or restricted stock units; 6 million shares if the award is in the form of stock options or stock appreciation rights; and $10 million in value if the award is paid in property other than shares. While the 2013 Plan is designed to allow the Company to grant awards intended to comply with the performance-based exception to Section 162(m), the Company may elect to provide non-deductible compensation under the 2013 Plan.

The Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Internal Revenue Code, that are intended to be performance-based compensation within the meaning of Section 162(m) to preserve the deductibility of these awards for federal income tax purposes. Participants are entitled to receive payment for a Section 162(m) performance-based award for any given performance period only to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals are based on one or more of the following performance measures: (i) earnings, including earnings margin, operating income, earnings before or after taxes, and earnings before or after interest, taxes, depreciation, and amortization; (ii) book value per share; (iii) pre-tax income, after-tax income, income from continuing operations, or after tax operating income; (iv) operating profit; (v) earnings per common share (basic or diluted); (vi) return on assets (net or gross); (vii) return on capital; (viii) return on invested capital; (ix) sales, revenues or growth in or returns on sales or revenues; (x) share price appreciation; (xi) total shareholder return; (xii) cash flow, operating cash flow, free cash flow, cash flow return on investment (discounted or otherwise), cash on hand, reduction of debt, capital structure of the Company including debt to capital ratios; (xiii) implementation or completion of critical projects or processes; (xiv) economic profit, economic value added or created; (xv) cumulative earnings per share growth; (xvi) achievement of cost reduction goals; (xvii) return on shareholders’ equity; (xviii) total shareholders’ return; (xix) reduction of days working capital, working capital or inventory; (xx) operating margin or profit margin; (xxi) capital expenditures; (xxii) cost targets, reductions and savings, productivity and efficiencies; (xxiii) strategic business criteria, consisting of one or more objectives based on market penetration, geographic business expansion, customer satisfaction (including product quality and delivery), employee satisfaction, human resources management (including diversity representation), supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xxiv) personal professional objectives, including any of the foregoing performance measures, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, technology and best practice sharing within the Company, and the completion of other corporate goals or transactions; (xxv) sustainability measures, community engagement measures or environmental, health or safety goals of the Company or the subsidiary or business unit of the Company for or within which the participant is primarily employed; or (xxvi) audit and compliance measures. Any of the performance measures may be assessed, with respect to the Company, any Company subsidiary or Company unit, either in absolute terms, terms of improvement, or as compared to the performance of comparator companies or an external index or indicator, and may be calculated to exclude special items, extraordinary items or nonrecurring items or may be normalized for fluctuations in currency or the price of aluminum on the London Metal Exchange. Other than the addition of earnings margin and capital expenditures, the performance measures in the 2013 Plan are substantially the same as those in the Alcoa Internal Revenue Code 162(m) Compliant Annual Cash Incentive Compensation Plan, which was approved by shareholders in 2011. Under the 2009 Plan, the performance measures for 2012 related to revenue growth and EBITDA margin.

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Tax Aspects of the 2013 Plan

The grant of a nonqualified stock option or SAR under the 2013 Plan has no U.S. federal income tax consequences for a U.S. citizen or resident or the Company. Upon exercise of a stock option or SAR, Alcoa may take a tax deduction and the participant realizes ordinary income. The amount of this deduction and income is equal to the difference between the fair market value of the shares on the date of exercise and the fair market value of the shares on the grant date. The Committee may permit or require participants to surrender Alcoa shares in order to satisfy the required withholding tax obligation.

Regarding 2013 Plan awards (other than options or SARs) that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, a U.S. citizen or resident must recognize ordinary income equal to the cash or the fair market value of shares or other property received. Alcoa may take a deduction at the same time and for the same amount.

Regarding 2013 Plan awards (other than options or SARs) that are settled in stock or other property that is subject to contingencies restricting transfer and to a substantial risk of forfeiture, a U.S. citizen or resident will generally recognize ordinary income equal to the fair market value of the shares or other property received (less any amount paid by the participant) when the shares or other property first become transferable or not subject to substantial risk of forfeiture, whichever occurs first. Alcoa may take a deduction at the same time and for the same amount.

The Committee may adjust awards to participants who are not U.S. citizens or U.S. residents to recognize differences in local law or tax policy and may impose conditions on the exercise or vesting of awards to minimize tax equalization obligations for expatriate employees.

Recent Share Price

On February 4, 2013, the closing market price for Alcoa common stock on the New York Stock Exchange was $8.86 per share.

Awards to Named Executive Officers and Other Employees

The 2013 Plan is new and no awards have been made under it. The Committee has not yet established guidelines or standards on the types of awards it may grant under the 2013 Plan to named executive officers, non-employee directors or other eligible participants or the number of shares that the awards will cover.

Registration of Shares

If this proposal is approved by our shareholders, the Board of Directors intends to cause the shares of common stock that will become available for issuance under the 2013 Plan to be registered on a Form S-8 Registration Statement to be filed with the SEC at the Company’s expense prior to the issuance of any such shares.

The Board of Directors recommends a vote “FOR” ITEM 4, to approve the 2013 Alcoa Stock Incentive Plan. The proxy committee will vote your proxy for this item unless you give instructions to the contrary on the proxy.

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EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about Alcoa’s common stock that could be issued under the Company’s equity compensation plans as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders[1]	56,936,515	[1]	$12.58	28,991,218	[2]
Equity compensation plans not approved by security holders	0		N/A	0
TOTAL	56,936,515	[1]	$12.58	28,991,218	[2]

1.

Includes the 2009 Alcoa Stock Incentive Plan (approved by shareholders in May 2009), 2004 Alcoa Stock Incentive Plan (approved by shareholders in April 2004), Alcoa Stock Incentive Plan (approved by shareholders in 1999) and the former Alcoa Long Term Stock Incentive Plan (last approved by shareholders in 1992 and amendments thereto approved by shareholders in 1995). Table amounts are comprised of the following:

•

39,420,468 stock options

•

5,628,137 performance options

•

7,932,270 restricted share units

•

3,955,640 performance share awards (1,809,030 granted in 2012 at target)

2.

The 2009 Plan authorizes, in addition to stock options, other types of stock-based awards in the form of stock appreciation rights, restricted shares, restricted share units, performance awards and other awards. The shares that remain available for issuance under the 2009 Plan may be issued in connection with any one of these awards. Up to 35 million shares were authorized by shareholders in May 2009 to be issued under the 2009 Plan. Any award other than an option or a stock appreciation right is counted as 1.75 shares. Options and stock appreciation rights are counted as one share for each option or stock appreciation right. In addition, the 2009 Plan provides that the following are available to grant under the 2009 Plan: (i) shares that are issued under the 2009 Plan which are subsequently forfeited, cancelled or expire in accordance with the terms of the award and (ii) shares that had previously been issued under prior plans that are outstanding as of the date of the 2009 Plan which are subsequently forfeited, cancelled or expire in accordance with the terms of the award.

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ITEM 5    APPROVAL OF AMENDMENTS TO THE ARTICLES OF INCORPORATION AND BY-LAWS TO PERMIT THE CALLING OF SPECIAL MEETINGS, INCLUDING BY SHAREHOLDERS OF 25% OF THE COMPANY’S OUTSTANDING COMMON STOCK

The Board of Directors voted to approve, and to recommend to our shareholders that they approve, amendments to the Company’s Articles of Incorporation and By-Laws that would permit special meetings of shareholders to be called by (1) the chairman of the Board; (2) the Board of Directors; (3) the Secretary of the Company upon the written request of interested shareholders (as such term is defined under the Pennsylvania Business Corporation Law (the “PBCL”) for the purpose of approving certain business combinations described under the PBCL; and (4) the Secretary of the Company upon the written request of shareholders who have continuously held as shareholders of record for at least one year prior to the date of such request net long shares representing at least 25% of the Company’s outstanding shares of common stock. Currently, only the Board of Directors and interested shareholders, as described in clause (3) above, may call special meetings of shareholders pursuant to the PBCL.

The Board of Directors is committed to good governance practices and supports the concept of permitting shareholders to request special meetings. The Company’s By-Laws already permit shareholders to bring business before shareholders each year at the annual meeting. Therefore, the Board believes special meetings should only be called to consider extraordinary events that are of interest to a broad shareholder base and that need immediate attention prior to the next annual meeting. Special meetings are expensive and require significant legal, administrative, printing and distribution costs. In addition, special meetings can potentially divert the attention of directors and management away from their oversight and operational responsibilities, respectively, in order to address the details of holding a special meeting of shareholders, including producing and printing a proxy statement and organizing and preparing for the meeting. Such a diversion could potentially operate against the best interests of our shareholders overall, in order to serve the narrow interests of the shareholders requesting the special meeting.

The Board of Directors believes that only shareholders with a true economic and non-transitory interest in the Company should be entitled to utilize the special meeting mechanism. The proposed amendments to the Company’s Articles of Incorporation and By-Laws require an ownership threshold of 25%, held continuously for one year, in order to request a special meeting. Additionally, by reference to Rule 14e-4 under the Securities Exchange Act of 1934, as amended, the proposed amendments would require that shareholders requesting a special meeting hold the requisite stock ownership percent in a “net long position.” A shareholder’s “net long position” is the amount of our shares of common stock in which the shareholder holds a positive (also known as “long”) economic interest, reduced by the amount of our shares of common stock in which the shareholder holds a negative (also known as “short”) economic interest. Taking into account the extent to which shareholders requesting a special meeting hedge their shares (or otherwise reduce or offset their economic exposure in their shares) and how long they have held those shares ensures that on balance, shareholders seeking to call a special meeting share the same economic interest in the Company as the majority of shareholders.

Further, the amendments contain certain procedural requirements regarding the manner in which special meeting requests should be made and limitations preventing duplicative and unnecessary meetings. For example, a special meeting may not be called if (i) an identical or substantially similar item (as determined by the Board, a “Similar Item”) will be brought before a meeting of shareholders to be held within 90 days after the special meeting request; (ii) the special meeting request is received within 90 days before the annual meeting; (iii) a Similar Item was presented at any meeting of shareholders held within 180 days prior to the receipt of the special meeting request; (iv) the special meeting request relates to an item of business that is not a proper subject for shareholder action under applicable law; and (v) the special meeting request was made in a manner that violates Regulation 14A under the Securities Exchange Act of 1934, as amended, or other applicable law. The Board believes that the requirements in the proposed amendments strike a reasonable balance between enhancing shareholder rights and preventing a small minority of shareholders from calling a special meeting solely to serve their narrow purposes while imposing the burden of a meeting on other shareholders.

The proposed amendments would add a new Article THIRTEENTH to the Articles of Incorporation and a new Section 3 and other related changes in Article II of the By-Laws. The descriptions of the amendments are qualified in their entirety by the complete text of the proposed amendment to the Articles, set forth in Attachment D, and the corresponding amendments to the By-Laws, set forth in Attachment E, with proposed additions indicated by underlining and proposed deletions indicated by strikeouts.

Approval of the amendments to our Articles of Incorporation and By-Laws proposed under this Item 5 requires the affirmative vote of a majority of the votes cast. If the amendments are approved, then the amendment to our Articles of Incorporation will become effective upon the filing of an amendment to the Articles of Incorporation with the Secretary of State of the Commonwealth of Pennsylvania, which filing would be made promptly after this Annual Meeting, and the amendments to our By-Laws will become effective at the same time. If this Item 5 is not approved, neither the proposed amendments to our Articles of Incorporation nor the related amendments to our By-Laws will take effect.

The Board of Directors recommends a vote “FOR” ITEM 5, to amend the Company’s Articles of Incorporation and By-Laws to permit the calling of special meetings. The proxy committee will vote your proxy for this item unless you give instructions to the contrary on the proxy.

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ATTACHMENTS

ATTACHMENT A — Pre-Approval Policies and Procedures for Audit and Non-Audit Services

I.   Statement of Policy

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received pre-approval under this policy, it will require specific pre-approval by the Audit Committee before the service is provided. Any proposed services exceeding pre-approved cost levels under this policy will require specific pre-approval by the Audit Committee before the service is provided.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.

II.   Delegation

The Audit Committee delegates pre-approval authority to the Chairman of the Committee. In addition, the Chairman may delegate pre-approval authority to one or more of the other members of the Audit Committee. The Chairman or member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

III.   Audit Services

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide.

IV.   Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor.

V.   Tax Services

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance and support, without impairing the auditor’s independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

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VI.   All Other Services

The Audit Committee may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor.

VII.   Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

VIII.   Supporting Documentation

With respect to each proposed pre-approved service, the independent auditor has provided detailed descriptions regarding the specific services to be provided. Upon completion of services, the independent auditor will provide to management detailed back-up documentation, including hours, personnel and task description relating to the specific services provided.

IX.   Procedures

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the Securities and Exchange Commission’s rules on auditor independence.

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ATTACHMENT B — Peer Group Companies for Market Information on Compensation

Company
Abbott Laboratories*	Ericsson	Motorola*
Accenture*	Ericsson Television	Murphy Oil
ACH Food	Exelon*	NextEra Energy*
Adecco	Express Scripts*	Northrop Grumman
Air Liquide	Fluor*	Occidental Petroleum*
Alstom	General Dynamics*	Sanofi-Aventis
Amgen*	GlaxoSmithKline	SCA Americas
Arrow Electronics*	Google*	Schlumberger*
AstraZeneca	Grupo Ferrovial	Schneider Electric
BAE Systems	HBO	Sodexo
Bayer AG	HCA Healthcare*	Southern Company Services
Bayer CropScience	Hess*	Sprint Nextel*
Bechtel Marine Propulsion - Bettis	Hoffmann-La Roche	Staples*
BG US Services	Holcim	Sunoco*
Bristol-Myers Squibb	Honeywell*	Sunovion Pharmaceuticals
Bunge*	IKON Office Solutions*	SuperValu Stores
Caterpillar*	Illinois Tool Works*	Takeda Pharmaceutical Company Limited
Chattem	Intel	Tesoro
CHS	International Paper*	3M*
Cisco Systems*	Johnson Controls*	Time Warner*
Coca - Cola*	Kaiser Foundation Health Plan*	Time Warner Cable*
Colgate-Palmolive*	Kimberly-Clark*	Tyson Foods
Comcast*	Komatsu America	Union Pacific*
Continental Automotive Systems	Kraft Foods*	United States Steel*
C&S Wholesale Grocers*	Lafarge North America	United Water
Dannon	Lenovo	U.S. Foodservice
Delta Air Lines	Linde	Walt Disney
Detica	Lockheed Martin*	Whirlpool*
Dominion Resources*	L-3 Communications*	Wilsonart International
DuPont*	Lyondell Chemical	Wm. Wrigley
Eli Lilly*	McDonald’s*	Xerox*
EMC	Medtronic*
Emerson Electric*	Merck & Co*
Enbridge Energy	Mitsubishi Power Systems Americas
* Used for CEO/Chairman Analysis

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ATTACHMENT C — 2013 Alcoa Stock Incentive Plan

SECTION 1. PURPOSE. The purpose of the 2013 Alcoa Stock Incentive Plan is to encourage selected Directors and Employees to acquire an increased proprietary interest in the long-term growth and financial success of the Company and to further link the interests of such individuals to the long-term interests of shareholders.

SECTION 2. DEFINITIONS. As used in the Plan, the following terms have the meanings set forth below:

“Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Securities Exchange Act of 1934, as amended.

“Award” means any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, or any other right, interest, or option relating to Shares or other property granted pursuant to the provisions of the Plan.

“Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder, which may, but need not, be executed or acknowledged by both the Company and the Participant.

“Board” means the Board of Directors of the Company.

“Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a)

any one person or more than one person acting as a group (as determined in accordance with Section 1.409A-3(i)(5)(v)(B) of the regulations promulgated under the Code) (a “Person”) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person), in either case whether by purchase in the market, tender offer, reorganization, merger, statutory share exchange or consolidation, other similar transaction involving the Company or any of its subsidiaries or otherwise (a “Transaction”), common stock of the Company possessing 30% or more of the total voting power of the stock of the Company unless (A) all or substantially all of the individuals and entities that were the beneficial owners of the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or the combined voting power of the then outstanding voting securities of the Company (the “Outstanding Company Voting Securities”) immediately prior to such Transaction own, directly or indirectly, 50% or more of the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Transaction (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Transaction of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Transaction were members of the board of directors of the Company at the time of the Transaction (which in the case of a market purchase shall be the date 30% ownership was first acquired, in the case of a tender offer, when at least 30% of the Company’s shares were tendered, and in other events upon the execution of the initial agreement or of the action of the Board providing for such Transaction); and provided, further, that, for purposes of this paragraph, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate;

(b)

a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Company’s Board before the date of such appointment or election; or

(c)

any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets of the Company that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Committee” means the Compensation and Benefits Committee of the Board, or any successor to such committee, or a subcommittee thereof, composed of no fewer than two directors, each of whom is a Non-Employee Director and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

“Company” means Alcoa Inc., a Pennsylvania corporation.

“Contingency Period” has the meaning set forth in Section 8.

“Covered Employee” means a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

“Director” means a member of the Board of Directors of the Company who is not an Employee.

“Employee” means any employee (including any officer or employee director) of the Company or of any Subsidiary.

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“Executive Officer” means an officer who is designated as an executive officer by the Board or by its designees in accordance with the definition of executive officer under Rule 3b-7 of the Securities Exchange Act of 1934, as amended.

“Exercisable Time-Based Award” has the meaning set forth in Section 12.

“Fair Market Value” with respect to Shares on any given date means the closing price per Share on that date as reported on the New York Stock Exchange or other stock exchange on which the Shares principally trade. If the New York Stock Exchange or such other exchange is not open for business on the date fair market value is being determined, the closing price as reported for the next business day on which that exchange is open for business will be used.

“Family Member” has the same meaning as such term is defined in Form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

“Non-Employee Director” has the meaning set forth in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, or any successor definition adopted by the Securities and Exchange Commission.

“Option” means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine. All Options granted under the Plan are intended to be nonqualified stock options for purposes of the Code.

“Other Awards” has the meaning set forth in Section 10.

“Participant” means an Employee or a Director who is selected to receive an Award under the Plan.

“Performance Award” means any award granted pursuant to Section 11 hereof in the form of Options, Stock Appreciation Rights, Restricted Share Units, Restricted Shares or other awards of property, including cash, that have a performance feature described in Section 11.

“Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured. A Performance Period may not be less than one year.

“Plan” means this 2013 Alcoa Stock Incentive Plan, as amended and restated from time to time.

“Prior Plans” mean the 2009 Alcoa Stock Incentive Plan, 2004 Alcoa Stock Incentive Plan, the Long Term Stock Incentive Plan of Aluminum Company of America, and the Alcoa Stock Incentive Plan, each as amended and restated from time to time.

“Replacement Award” means an Award resulting from adjustments or substitutions referred to in Section 4(f) herein, provided that such Award is issued by a company (foreign or domestic) the majority of the equity of which is listed under and in compliance with the domestic company listing rules of the New York Stock Exchange or with a similarly liquid exchange which has comparable standards to the domestic company listing standards of the New York Stock Exchange.

“Restricted Shares” has the meaning set forth in Section 8.

“Restricted Share Unit” has the meaning set forth in Section 9.

“Shares” means the shares of common stock of the Company, $1.00 par value.

“Stock Appreciation Right” means any right granted under Section 7.

“Subsidiary” means any corporation or other entity in which the Company owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock in such corporation or entity, and any corporation, partnership, joint venture, limited liability company or other business entity as to which the Company possesses a significant ownership interest, directly or indirectly, as determined by the Committee.

“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines.

“Time-Based Award” means any Award granted pursuant to the Plan that is not a Performance Award.

SECTION 3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees of the Company and its Subsidiaries to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Employee Participant hereunder; (iii) determine the number of Shares to be covered by each Employee Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Employee Award granted hereunder; (v) determine whether, to what extent and under what circumstances Employee Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Employee Award under this Plan shall be deferred either automatically or at the election of the Participant; (vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan, including, without limiting the generality of the foregoing, make any determinations necessary to effectuate the purpose of Section 12(a)(v) below. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant and any shareholder; provided that the Board shall approve any decisions affecting Director Awards.

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The Board shall have full power and authority, upon the recommendation of the Governance and Nominating Committee of the Board to: (i) select the Directors of the Company to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Director Participant hereunder; (iii) determine the number of Shares to be covered by each Director Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Director Award granted hereunder; (v) determine whether, to what extent and under what circumstances Director Awards may be settled in cash, Shares or other property or canceled or suspended; and (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to a Director Award under this Plan shall be deferred either automatically or at the election of the Director. For purposes of the Plan, an Award to a Director shall not exceed 10,000 Shares in any one-year period.

SECTION 4. SHARES SUBJECT TO THE PLAN.

(a)

Subject to the adjustment provisions of Section 4(f) below and the provisions of Section 4(b), commencing May 3, 2013, up to 55 million Shares may be issued under the Plan. Any award other than an Option or a Stock Appreciation right shall count as 2.33 Shares for purposes of the foregoing authorization. Options and Stock Appreciation Rights shall be counted as one Share for each Option or Stock Appreciation Right.

(b)

In addition to the Shares authorized by Section 4(a), the following Shares shall become available for issuance under the Plan: (i) Shares that are issued under the Plan, which are subsequently forfeited, cancelled or expire in accordance with the terms of the Award, and (ii) Shares that had previously been issued under Prior Plans that are outstanding as of the date of the Plan, which are subsequently forfeited, cancelled or expire in accordance with the terms of the Award. The following Shares shall not become available for issuance under the Plan: (x) Shares tendered in payment of an Option, and (y) Shares withheld for taxes. Shares purchased by the Company using Stock Option proceeds shall not be added to the Plan limit and if Stock Appreciation Rights are settled in Shares, each Stock Appreciation Right shall count as one Share whether or not Shares are actually issued or transferred under the Plan.

(c)

Shares shall be deemed to be issued hereunder only when and to the extent that payment or settlement of an Award is actually made in Shares. Notwithstanding anything herein to the contrary, the Committee may at any time authorize a cash payment in lieu of Shares, including without limitation if there are insufficient Shares available for issuance under the Plan to satisfy an obligation created under the Plan.

(d)

Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

(e)

Shares issued or granted in connection with Substitute Awards shall not reduce the Shares available for issuance under the Plan or to a Participant in any calendar year.

(f)

Subject to Section 12, in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards (including any Awards granted to Directors) as the Committee in its sole discretion deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and in the number, class and kind of securities subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided that the number of Shares subject to any Award shall always be a whole number and in the event of a Change in Control, the provisions of Section 12 shall govern and the value of an Award prior to a Change in Control shall be preserved in any Replacement Award.

(g)

Any outstanding Awards granted under Prior Plans before the expiration date of the Prior Plans shall continue to be subject to the terms and conditions of the Prior Plans.

SECTION 5. ELIGIBILITY. Any Director or Employee shall be eligible to be selected as a Participant.

SECTION 6. STOCK OPTIONS. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan may be evidenced by an Award Agreement in such form as the Committee from time to time approves. Any such Option shall be subject to the terms and conditions required by this Section 6 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee may deem appropriate in each case.

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(a)

Option Price. The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that, except in connection with an adjustment provided for in Section 4(f) or Substitute Awards, such purchase price shall not be less than the Fair Market Value of one Share on the date of the grant of the Option. The Committee may, in its sole discretion, establish a limit on the amount of gain that can be realized on an Option.

(b)

Option Period. The term of each Option granted hereunder shall not exceed ten years from the date the Option is granted.

(c)

Exercisability. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant, provided, however, that the minimum vesting period of an Option shall be one year.

(d)

Method of Exercise. Subject to the other provisions of the Plan, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total Option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award Agreement.

SECTION 7. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted to Participants on such terms and conditions as the Committee may determine, subject to the requirements of the Plan. A Stock Appreciation Right shall confer on the holder a right to receive, upon exercise, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(f), shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property or any combination thereof, as the Committee, in its sole discretion, shall determine. The Committee may, in its sole discretion, establish a limit on the amount of gain that can be realized on a Stock Appreciation Right.

(a)

Grant Price. The grant price for a Stock Appreciation Right shall be determined by the Committee, provided, however, and except as provided in Section 4(f) and Substitute Awards, that such price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right.

(b)

Term. The term of each Stock Appreciation Right shall not exceed ten years from the date of grant, or if granted in tandem with an Option, the expiration date of the Option. The minimum vesting period of a Stock Appreciation Right shall be one year.

(c)

Time and Method of Exercise. The Committee shall establish the time or times at which a Stock Appreciation Right may be exercised in whole or in part.

SECTION 8. RESTRICTED SHARES.

(a)

Definition. A Restricted Share means any Share issued with the contingency or restriction that the holder may not sell, transfer, pledge or assign such Share and with such other contingencies or restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any contingency or restriction on the right to vote such Share and the right to receive any cash dividends), which contingencies and restrictions may lapse separately or in combination, at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(b)

Issuance. A Restricted Share Award shall be subject to contingencies or restrictions imposed by the Committee during a period of time specified by the Committee (the “Contingency Period”). Restricted Share Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The terms and conditions of Restricted Share Awards need not be the same with respect to each recipient.

(c)

Registration. Any Restricted Share issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Shares awarded under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, contingencies and restrictions applicable to such Award.

(d)

Forfeiture. Except as otherwise determined by the Committee at the time of grant or thereafter or as otherwise set forth in the terms and conditions of an Award, upon termination of employment for any reason during the Contingency Period, all Restricted Shares still subject to any contingency or restriction shall be forfeited by the Participant and reacquired by the Company.

(e)

Minimum Restrictions. Restricted Share Awards that are restricted only on the passage of time shall have a minimum three-year pro-rata restriction period (the restrictions lapse each year as to 1/3 of the Restricted Share Awards); provided, however, that a restriction period of less than this period may be approved for Awards with respect to up to 5% of the Shares authorized under the Plan.

(f)

Section 83(b) Election. A Participant may, with the consent of the Committee, make an election under Section 83(b) of the Code to report the value of Restricted Shares as income on the date of grant.

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SECTION 9. RESTRICTED SHARE UNITS.

(a)

Definition. A Restricted Share Unit is an Award of a right to receive, in cash or Shares, as the Committee may determine, the Fair Market Value of one Share, the grant, issuance, retention and/or vesting of which is subject to such terms and conditions as the Committee may determine at the time of the grant, which shall not be inconsistent with this Plan.

(b)

Terms and Conditions. In addition to the terms and conditions that may be established at the time of a grant of Restricted Share Unit Awards, the following terms and conditions apply:

(i)

Restricted Share Unit Awards may not be sold, pledged (except as permitted under Section 15(a)) or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable contingency, restriction or performance period lapses.

(ii)

Restricted Share Unit Awards that are vested only due to the passage of time shall have a minimum three-year pro-rata vesting period (1/3 vests each year); provided, however, that a vesting period of less than three years may be approved for Restricted Share Unit Awards with respect to up to 5% of the Shares authorized under the Plan.

(iii)

Shares (including securities convertible into Shares) subject to Restricted Share Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right granted under this Section 9 thereafter shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(iv)

The terms and conditions of Restricted Share Unit Awards need not be the same with respect to each recipient.

SECTION 10. OTHER AWARDS. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Awards”) may be granted to Participants. Other Awards may be paid in Shares, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom, and the time or times at which, such Awards shall be made, the number of Shares to be granted pursuant to such Awards and all other conditions of the Awards. The terms and conditions of Other Awards need not be the same with respect to each recipient. Other Awards shall not exceed 5% of the Shares available for issuance under this Plan.

SECTION 11. PERFORMANCE AWARDS. Awards with a performance feature are referred to as “Performance Awards”. Performance Awards may be granted in the form of Options, Stock Appreciation Rights, Restricted Share Units, Restricted Shares or Other Awards with the features and restrictions applicable thereto. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award, provided that the minimum performance period shall be one year. Performance Awards may be paid in cash, Shares, other property or any combination thereof in the sole discretion of the Committee. The performance levels to be achieved for each Performance Period and the amount of the Award to be paid shall be conclusively determined by the Committee. Except as provided in Section 12, each Performance Award shall be paid following the end of the Performance Period or, if later, the date on which any applicable contingency or restriction has ended.

SECTION 12. CHANGE IN CONTROL PROVISIONS.

(a)

Effect of a Change in Control on Existing Awards under this Plan. Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

(i)

any Time-Based Award consisting of Options, Stock Appreciation Rights or any other Time-Based Award in the form of rights that are exercisable by Participants upon vesting (“Exercisable Time-Based Award”), that is outstanding as of the date on which a Change in Control shall be deemed to have occurred and that is not then vested, shall become vested and exercisable, unless replaced by a Replacement Award;

(ii)

any Time-Based Award that is not an Exercisable Time-Based Award that is outstanding as of the date on which a Change in Control shall be deemed to have occurred and that is not then vested, shall become free of all contingencies, restrictions and limitations and shall become vested and transferable, unless replaced by a Replacement Award;

(iii)

any Replacement Award for which an Exercisable Time-Based Award has been exchanged upon a Change in Control shall vest and become exercisable in accordance with the vesting schedule and term for exercisability that applied to the corresponding Exercisable Time-Based Award immediately prior to such Change in Control, provided, however, that if within twenty four (24) months of such Change in Control, the Participant’s employment with the Company is terminated by the Company without Cause (as such term is defined in the Alcoa Inc. Change in Control Severance Plan) or by the Participant for Good Reason (as such term is defined in the Alcoa Inc. Change in Control Severance Plan), such Award shall become vested and exercisable to the extent outstanding at the time of such termination of employment. Any Replacement Award that has become vested and exercisable pursuant to this paragraph shall expire on the earlier of (A) thirty six (36) months following the date of termination of such Participant’s employment with the Company and (B) the last day of the term of such Replacement Award;

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(iv)

any Replacement Award for which a Time-Based Award that is not an Exercisable Time-Based Award has been exchanged upon a Change in Control shall vest in accordance with the vesting schedule that applied to the corresponding Time-Based Award immediately prior to such Change in Control, provided, however, that if within twenty four (24) months of such Change in Control, the Participant’s employment with the Company is terminated by the Company without Cause (as such term is defined in the Alcoa Inc. Change in Control Severance Plan) or by the Participant for Good Reason (as such term is defined in the Alcoa Inc. Change in Control Severance Plan), such Award shall become free of all contingencies, restrictions and limitations and become vested and transferable to the extent outstanding;

(v)

any Performance Award shall be converted so that such Award is no longer subject to any performance condition referred to in Section 11 above, but instead is subject to the passage of time, with the number or value of such Replacement Award determined as follows: (A) if fifty percent (50%) or more of the Performance Period has been completed as of the date on which such Change in Control is deemed to have occurred, the number or value of such Award shall be based on actual performance during the Performance Period; or (B) if less than fifty percent (50%) of the Performance Period has been completed as of the date on which such Change in Control is deemed to have occurred, the number or value of such Award shall be the target number or value. Paragraphs (i) through (iv) above shall govern the terms of such Time-Based Award.

(b)

Change in Control Settlement. Notwithstanding any other provision of this Plan, if approved by the Committee, upon a Change in Control, a Participant may receive a cash settlement under clauses (i) and (ii) below of existing Awards that are vested and exercisable as of the date on which such Change in Control shall be deemed to have occurred:

(i)

a Participant who holds an Option or Stock Appreciation Right may, in lieu of the payment of the purchase price for the Shares being purchased under the Option or Stock Appreciation Right, surrender the Option or Stock Appreciation Right to the Company and receive cash, within 30 days of the Change in Control in an amount equal to the amount by which the Fair Market Value of the Shares on the date of the Change in Control exceeds the purchase price per Share under the Option or Stock Appreciation Right multiplied by the number of Shares granted under the Option or Stock Appreciation Right; and

(ii)

a Participant who holds Restricted Share Units may, in lieu of receiving Shares which have vested under Section 12 (a)(ii) of this Plan, receive cash, within 30 days of a Change in Control, in an amount equal to the Fair Market Value of the Shares on the date of the Change in Control multiplied by the number of Restricted Share Units held by the Participant.

SECTION 13. CODE SECTION 162(m) PROVISIONS.

(a)

Notwithstanding any other provision of this Plan, if the Committee determines at the time a Restricted Share Award, a Performance Award or a Restricted Share Unit Award is granted to a Participant that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 13 is applicable to such Award.

(b)

If an Award is subject to this Section 13, then the lapsing of contingencies or restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement by the Company or any Subsidiary, or any division or business unit thereof, as appropriate, of one or more objective performance goals established by the Committee. Performance goals shall be set by the Committee (and any adjustments shall be made by the Committee) within the time period prescribed by, and shall otherwise comply with, the requirements of Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c)

As the Committee deems appropriate, performance goals established by the Committee may be based upon (x) the achievement of specified levels of Company, Subsidiary or unit performance under one or more of the measures described below, (y) the improvement in Company, Subsidiary or unit performance under one or more of the measures, and (z) Company, Subsidiary or unit performance under one or more of the measures relative to the performance of other comparator companies or groups of companies or an external index or indicator. Performance goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned, and a level of performance at which an Award will be fully earned. Any of the measures listed below, as applicable, may be calculated to exclude special items, extraordinary items or nonrecurring items or may be normalized for fluctuations in currency or the price of aluminum on the London Metal Exchange:

(i)

earnings, including earnings margin, operating income, earnings before or after taxes, and earnings before or after interest, taxes, depreciation, and amortization;

(ii)

book value per share;

(iii)

pre-tax income, after-tax income, income from continuing operations, or after tax operating income;

(iv)

operating profit;

(v)

earnings per common share (basic or diluted);

(vi)

return on assets (net or gross);

(vii)

return on capital;

(viii)

return on invested capital;

(ix)

sales, revenues or growth in or returns on sales or revenues;

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(x)

share price appreciation;

(xi)

total shareholder return;

(xii)

cash flow, operating cash flow, free cash flow, cash flow return on investment (discounted or otherwise), cash on hand, reduction of debt, capital structure of the Company including debt to capital ratios;

(xiii)

implementation or completion of critical projects or processes;

(xiv)

economic profit, economic value added or created;

(xv)

cumulative earnings per share growth;

(xvi)

achievement of cost reduction goals;

(xvii)

return on shareholders’ equity;

(xviii)

total shareholders’ return;

(xix)

reduction of days working capital, working capital or inventory;

(xx)

operating margin or profit margin;

(xxi)

capital expenditures;

(xxii)

cost targets, reductions and savings, productivity and efficiencies;

(xxiii)

strategic business criteria, consisting of one or more objectives based on market penetration, geographic business expansion, customer satisfaction (including product quality and delivery), employee satisfaction, human resources management (including diversity representation), supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons;

(xxiv)

personal professional objectives, including any of the foregoing performance measures, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, technology and best practice sharing within the Company, and the completion of other corporate goals or transactions;

(xxv)

sustainability measures, community engagement measures or environmental, health or safety goals of the Company or the Subsidiary or business unit of the Company for or within which the Participant is primarily employed; or

(xxvi)

audit and compliance measures.

(d)

Notwithstanding any provision of this Plan other than Section 4(f) and Section 12, with respect to any Award that is subject to this Section 13, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals.

(e)

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 13 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

(f)

For purposes of complying with Section 162(m) limitations on “performance-based compensation,” and subject to Section 4(f), no Participant may be granted Options and/or Stock Appreciation Rights in any calendar year with respect to more than 6,000,000 Shares, or Restricted Share Awards or Restricted Share Unit Awards covering more than 1,500,000 Shares. The maximum dollar value payable with respect to Performance Awards that are valued with reference to property other than Shares and granted to any Participant in any one calendar year is $10,000,000.

SECTION 14. AMENDMENTS AND TERMINATION. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that notwithstanding any other provision in this Plan, no such amendment, alteration, suspension, discontinuation or termination shall be made: (a) without shareholder approval, if a proposed amendment or alteration would increase the benefits accruing to Participants, increase the maximum number of Shares which may be issued under the Plan (except as provided in Section 4), modify the Plan’s eligibility requirements, or accelerate, lapse or waive restrictions other than in the case of death, disability, retirement or Change in Control; or (b) without the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award, except as provided in Sections 15(e) and 15(f). Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States or to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply.

SECTION 15. GENERAL PROVISIONS.

(a)

Transferability of Awards. Awards may be transferred by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. A Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Awards may be transferred to one or more Family Members, individually or jointly, or to a trust whose beneficiaries include the Participant or one or more Family Members under terms and conditions established by the Committee. The Committee shall have authority to determine, at the time of grant, any other rights or restrictions applicable to the transfer of Awards; provided however, that no Award may be transferred to a third party for value or consideration. Any Award shall be null and void and without effect upon any attempted assignment or transfer, except as provided in this Plan or the terms and conditions established for an Award, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce or trustee process or similar process, whether legal or equitable.

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(b)

Award Entitlement. No Employee or Director shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Directors under the Plan.

(c)

Terms and Conditions of Award. The prospective recipient of any Award under the Plan shall be deemed to have become a Participant subject to all the applicable terms and conditions of the Award upon the grant of the Award to the prospective recipient, unless the prospective recipient notifies the Company within 30 days of the grant that the prospective recipient does not accept the Award.

(d)

Award Adjustments. Except as provided in Section 13, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect.

(e)

Committee Right to Cancel. The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended at any time prior to a Change in Control: (i) if an Employee, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to or owns any interest (other than an interest of up to 5% in a publicly traded company or any other nonsubstantial interest, as determined by the Committee) in any business that is in competition with the Company; (ii) in the event of the Participant’s willful engagement in conduct which is injurious to the Company, monetarily or otherwise; or (iii) in the event of an Executive Officer’s misconduct described in Section 15(f). For purposes of clause (ii), no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company. In the event of a dispute concerning the application of this Section 15(e), no claim by the Company shall be given effect unless the Board determines that there is clear and convincing evidence that the Committee has the right to cancel an Award or Awards hereunder, and the Board finding to that effect is adopted by the affirmative vote of not less than three quarters of the entire membership of the Board (after reasonable notice to the Participant and an opportunity for the Participant to provide information to the Board in such manner as the Board, in its sole discretion, deems to be appropriate under the circumstances).

(f)

Clawback. Notwithstanding any other provision of the Plan to the contrary, in accordance with the Company’s Corporate Governance Guidelines, if the Board learns of any misconduct by an Executive Officer that contributed to the Company having to restate all or a portion of its financial statements, the Board will, to the full extent permitted by governing law, in all appropriate cases, effect the cancellation and recovery of Awards (or the value of Awards) previously granted to the Executive Officer if: (i) the amount of the Award was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, (ii) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement, and (iii) the amount of the Award had the financial results been properly reported would have been lower than the amount actually awarded.

(g)

Stock Certificate Legends. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(h)

Compliance with Securities Laws. No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal securities laws and any other laws to which such offer, if made, would be subject.

(i)

Dividends. No Award of Options or Stock Appreciation Rights shall have the right to receive dividends or dividend equivalents. A recipient of an Award of Restricted Shares shall receive dividends on the Restricted Shares subject to such contingencies or restrictions as the Committee, in its sole discretion, may impose. Dividend equivalents shall accrue on Restricted Share Units (including Restricted Share Units that have a performance feature) and shall only be paid if and when such Restricted Share Units vest, unless the Committee determines that no dividend equivalents may be accrued or paid. Dividend equivalents that accrue on Restricted Share Units will be calculated at the same rate as dividends paid on the common stock of the Company. Notwithstanding any provision herein to the contrary, no dividends or dividend equivalents shall be paid on Restricted Share Units that have not vested or on Restricted Share Units that have not been earned during a Performance Period.

(j)

Consideration for Awards. Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(k)

Delegation of Authority by Committee. The Committee may delegate to one or more Executive Officers or a committee of Executive Officers the right to grant Awards to Employees who are not Executive Officers or Directors of the Company and to cancel or suspend Awards to Employees who are not Executive Officers or Directors of the Company.

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(l)

Withholding Taxes. The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligations for the payment of such taxes by delivery of or transfer of Shares to the Company or by directing the Company to retain Shares otherwise deliverable in connection with the Award. All personal taxes applicable to any Award under the Plan are the sole liability of the Participant.

(m)

Other Compensatory Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(n)

Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of New York, without reference to principles of conflict of laws, and construed accordingly.

(o)

Severability. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(p)

Awards to Non-U.S. Employees. Awards may be granted to Employees and Directors who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees and Directors who are not foreign nationals or who are employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home countries. Notwithstanding the discretion of the Committee under this section, the Participant remains solely liable for any applicable personal taxes.

(q)

Repricing Prohibited. Except as provided in Section 4(f), the terms of outstanding Options or Stock Appreciation Rights may not be amended, and action may not otherwise be taken without shareholder approval, to: (i) reduce the exercise price of outstanding Options or Stock Appreciation Rights, (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, or (iii) replace outstanding Options or Stock Appreciation Rights in exchange for other Awards or cash.

(r)

Deferral. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash or other property to the extent that such deferral complies with Section 409A and any regulations or guidance promulgated thereunder. The Committee may also authorize the payment or crediting of interest, dividends or dividend equivalents on any deferred amounts.

(s)

Compliance with Section 409A of the Code. Except to the extent specifically provided otherwise by the Committee and notwithstanding any other provision of the Plan, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. If the Committee determines that an Award, payment, distribution, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, payment, distribution, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant. Although the Company may attempt to avoid adverse tax treatment under Section 409A of the Code, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

SECTION 16. TERM OF PLAN. No Award shall be granted pursuant to the Plan after May 2, 2023, but any Award theretofore granted may extend beyond that date. The effective date of the Plan shall be the date it is approved by the shareholders of the Company. If the shareholders of the Company do not approve the Plan, then the Plan and all rights hereunder shall immediately terminate and no Participant (or any permitted transferee) shall have any remaining rights under the Plan and any Award granted under it shall be cancelled.

SECTION 17. TERMINATION OF PRIOR PLAN. No stock options or other awards may be granted under the Amended and Restated 2009 Alcoa Stock Incentive Plan after May 2, 2013, but all such awards theretofore granted shall extend for the full stated terms thereof and be administered under the Amended and Restated 2009 Alcoa Stock Incentive Plan. Notwithstanding any other provision to the contrary, all outstanding awards previously granted under Prior Plans shall be governed by the terms and conditions of the applicable Prior Plans under which such awards were granted.

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ATTACHMENT D — Proposed Amendment to Articles of Incorporation

The proposed amendment to the Company’s Articles of Incorporation, as described in Item 5, is set forth below in the proposed new Article THIRTEENTH.

FIRST. The name of the corporation is Alcoa Inc.

SECOND. The location and post office address of the corporation’s current registered office is c/o CT Corporation System, Dauphin County, Pennsylvania.

THIRD. The purpose or purposes of the corporation are: to acquire and dispose of deposits of and rights to bauxite, clay, ores and minerals of any sort or description, and to acquire, extract, treat and dispose of any materials recovered or recoverable therefrom; to reduce ores of aluminum and any and all other ores to their basic metals; to manufacture, alloy and fabricate any and all metals into articles of commerce; to acquire, produce, transport, trade in and dispose of goods, wares and merchandise of every class and description; to purchase, lease, or otherwise acquire improved or unimproved real property, leaseholds, easements and franchises, to manage, use, deal with and improve the same or any part thereof, and to sell, exchange, lease, sublease, or otherwise dispose of any of said property or the improvements thereon or any part thereof; to acquire, use and dispose of all land, minerals, materials, apparatus, machinery and other agencies, means and facilities, to perform all operations, and to do all things, necessary, convenient or incident to the foregoing; and to carry on any business directly or indirectly related thereto; and the corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law.

FOURTH. The term for which the corporation is to exist is perpetual.

FIFTH. The authorized capital of the corporation shall be 660,000 shares of Serial Preferred Stock of the par value of $100 per share, 10,000,000 shares of Class B Serial Preferred Stock of the par value of $1.00 per share and 1,800,000,000 shares of Common Stock of the par value of $1.00 per share.

Hereinafter in this Article Fifth, the term “Preferred Stock” shall mean each of the Serial Preferred Stock and the Class B Serial Preferred Stock.

A description of each class of shares which the corporation shall have authority to issue and a statement of the rights, voting powers, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each class and of the authority vested in the Board of Directors of the corporation to establish series of the Preferred Stock and to fix and determine the variations in the relative rights and preferences as between the series thereof are as follows:

1.

Establishment of Series of Preferred Stock. Preferred Stock shall be issued in one or more series. Each series shall be designated by the Board of Directors so as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors may, by resolution, from time to time divide shares of Preferred Stock into series and fix and determine the number of shares and, subject to the provisions of this Article Fifth, the relative rights and preferences of any series so established, provided that all shares of Preferred Stock shall be identical except as to the following relative rights and preferences, in respect of any or all of which there may be variations between different series, namely: the rate of dividend (including the date from which dividends shall be cumulative and, with respect to Class B Serial Preferred Stock, whether such dividend rate shall be fixed or variable and the methods, procedures and formulas for the recalculation or periodic resetting of any variable dividend rate); the price at, and the terms and conditions on, which shares may be redeemed; the amounts payable on shares in the event of voluntary or involuntary liquidation; sinking fund provisions for the redemption or purchase of shares in the event shares of any series are issued with sinking fund provisions; and the terms and conditions on which the shares of any series may be converted in the event the shares of any series are issued with the privilege of conversion. Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to date from which dividends shall be cumulative.

2.

Dividends.

(a)

The holders of Serial Preferred Stock of any series shall be entitled to receive, when and as declared by the Board of Directors, out of surplus or net profits legally available therefor, cumulative dividends at the rate of dividend fixed by the Board of Directors for such series as hereinbefore provided, and no more, payable quarter yearly on the first days of January, April, July and October in each year. The dividends on any shares of Serial Preferred Stock shall be cumulative from such date as shall be fixed for that purpose by the Board of Directors prior to the issue of such shares or, if no such date shall be so fixed by the Board of Directors, from the quarter yearly dividend payment date next preceding the date of issue of such shares.

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(b)

The holders of Class B Serial Preferred Stock of any series shall be entitled to receive, when and as declared by the Board of Directors or any authorized committee thereof, out of funds legally available therefor, cumulative dividends at the rate of dividend fixed by the Board of Directors for such series including any such rate which may be reset or recalculated from time to time pursuant to procedures or formulas established therefor by the Board of Directors, and no more; provided, however, that no dividend shall be declared or paid on the Class B Serial Preferred Stock so long as any of the Serial Preferred Stock remains outstanding, unless all quarter yearly dividends accrued on the Serial Preferred Stock and the dividend thereon for the current quarter yearly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart. The dividends on any shares of Class B Serial Preferred Stock shall be cumulative from such date as shall be fixed for that purpose by the Board of Directors prior to the issue of such shares or, if no such date shall be so fixed by the Board of Directors, from the dividend payment date for such series next preceding the date of issue of such shares. If full cumulative dividends on shares of a series of Class B Serial Preferred Stock have not been paid or declared and a sum sufficient for the payment thereof set apart, dividends thereon shall be declared and paid pro rata to the holders of such series entitled thereto. Accrued dividends shall not bear interest.

(c)

The holders of Common Stock shall be entitled to receive dividends, when and as declared by the Board of Directors, out of surplus or net profits legally available therefor, provided, however, that no dividend shall be declared or paid on the Common Stock so long as any of the Preferred Stock remains outstanding, unless all dividends accrued on all classes of Preferred Stock and the dividend on Serial Preferred Stock for the current quarter yearly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart.

3.

Liquidation. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, then before any payment or distribution shall be made to the holders of Common Stock or Class B Serial Preferred Stock the holders of Serial Preferred Stock shall be entitled to be paid such amount as shall have been fixed by the Board of Directors as hereinbefore provided, plus all dividends which have accrued on the Serial Preferred Stock and have not been paid or declared and a sum sufficient for the payment thereof set apart. Thereafter, the holders of Class B Serial Preferred Stock of each series shall be entitled to be paid such amount as shall have been fixed by the Board of Directors as hereinbefore provided, plus all dividends which have accrued on the Class B Serial Preferred Stock and have not been paid or declared and a sum sufficient for the payment thereof set apart. Thereafter, the remaining assets shall belong to and be divided among the holders of the Common Stock. The consolidation or merger of the corporation with or into any other corporation or corporations or share exchange or division involving the corporation in pursuance of applicable statutes providing for the consolidation, merger, share exchange or division shall not be deemed a liquidation, dissolution or winding up of the corporation within the meaning of any of the provisions of this subdivision.

4.

Voting Rights. The holders of Preferred Stock shall have no voting rights except as otherwise required by law or hereinafter provided:

(a)

If at any time the amount of any dividends on Preferred Stock which have accrued and which have not been paid or declared and a sum sufficient for the payment thereof set apart shall be at least equal to the amount of four quarter yearly dividends, the holders of Preferred Stock shall have one vote per share, provided, however, that such voting rights of the holders of Preferred Stock shall continue only until all quarter yearly dividends accrued on the Preferred Stock have been paid or declared and a sum sufficient for the payment thereof set apart.

(b)

Without the consent of the holders of at least a majority of the shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a meeting called for that purpose at which the holders of Preferred Stock shall vote as a class,

(i)

no additional class of stock ranking on a parity with the Preferred Stock as to dividends or assets shall be authorized;

(ii)

the authorized number of shares of Preferred Stock or of any class of stock ranking on a parity with the Preferred Stock as to dividends or assets shall not be increased; and

(iii)

the corporation shall not merge or consolidate with or into any other corporation if the corporation surviving or resulting from such merger or consolidation would have after such merger or consolidation any authorized class of stock ranking senior to or on a parity with the Preferred Stock except the same number of shares of stock with the same rights and preferences as the authorized stock of the corporation immediately preceding such merger or consolidation.

(c)

Except in pursuance of the provisions of subdivision 4(b) (iii) of this Article Fifth, without the consent of the holders of at least sixty-six and two-thirds (66-2/3) percent of the number of shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for that purpose at which the holders of Preferred Stock shall vote as a class,

(i)

no change shall be made in the rights and preferences of the Preferred Stock as set forth in the Articles of Incorporation or as fixed by the Board of Directors so as to affect such stock adversely; provided, however, that if any such change would affect any series of Preferred Stock adversely as compared with the effect thereof upon any other series of Preferred Stock, no such change shall be made without the additional consent given as aforesaid of the holders of at least sixty-six and two-thirds (66-2/3) per cent. of the number of shares at the time outstanding of the Preferred Stock of the series which would be so adversely affected;

(ii)

no additional class of stock ranking senior to the Preferred Stock as to dividends or assets shall be authorized;

(iii)

the authorized number of shares of any class of stock ranking senior to the Preferred Stock as to dividends or assets shall not be increased; and

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(iv)

the corporation shall not (a) sell, lease, convey or part with control of all or substantially all of its property or business; or (b) voluntarily liquidate, dissolve or wind up its affairs.

Notwithstanding the foregoing:

(i)

except as otherwise required by law, the voting rights of any series of Class B Serial Preferred Stock may be limited or eliminated by the Board of Directors prior to the issuance thereof; and

(ii)

provided no shares of Serial Preferred Stock are then outstanding, any series of Class B Serial Preferred Stock may be issued with such additional voting rights in the event of dividend arrearages as the Board of Directors may determine to be required to qualify such series for listing on one or more securities exchanges of recognized standing.

The holders of Common Stock of the corporation shall have one vote per share.

5.

Redemption.

(a)

The corporation, at the option of the Board of Directors, may redeem the whole or any part of the Serial Preferred Stock, or the whole or any part of any series thereof, at any time or from time to time, at such redemption price therefor as shall have been fixed by the Board of Directors as hereinbefore provided, plus all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart. Notice of every such redemption shall be published not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, City and State of New York, and in a daily newspaper printed in the English language and published and of general circulation in the City of Pittsburgh, Pennsylvania. Notice of every such redemption shall also be mailed not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption to the holders of record of the shares of Serial Preferred Stock to be redeemed at their respective addresses as the same appear upon the books of the corporation; but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Serial Preferred Stock. In case of a redemption of a part only of any series of the Serial Preferred Stock at the time outstanding, the corporation shall select shares so to be redeemed in such manner, whether pro rata or by lot, as the Board of Directors may determine. Subject to the provisions herein contained, the Board of Directors shall have full power and authority to prescribe the manner in which and the terms and conditions on which the Serial Preferred Stock shall be redeemed from time to time. If notice of redemption shall have been published as hereinbefore provided and if before the redemption date specified in such notice all funds necessary for such redemption shall have been set apart so as to be available therefor, then on and after the date fixed for redemption the shares of Serial Preferred Stock so called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate except only the right of the holders thereof to receive upon surrender of certificates therefor the amount payable upon redemption thereof, but without interest; provided, however, that if the corporation shall, after the publication of notice of any such redemption and prior to the redemption date, deposit in trust for the account of the holders of the Serial Preferred Stock to be redeemed with a bank or trust company in good standing, designated in such notice, organized under the laws of the United States of America or of the State of New York or of the Commonwealth of Pennsylvania, doing business in the Borough of Manhattan, The City of New York, or in the City of Pittsburgh, Pennsylvania, and having a capital, undivided profits and surplus aggregating at least five million dollars ($5,000,000), all funds necessary for such redemption, then from and after the time of such deposit the shares of Serial Preferred Stock so called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate except only the right of the holders of such shares to receive from such bank or trust company upon surrender of certificates therefor the amount payable upon redemption thereof, but without interest.

All shares of Serial Preferred Stock so redeemed shall be cancelled and shall not be reissued.

(b)

The terms and conditions under which the whole or any part of any series of the Class B Serial Preferred Stock may be redeemed shall be established by the Board of Directors prior to the issuance thereof. Unless otherwise determined by the Board of Directors, all shares of Class B Serial Preferred Stock so redeemed or otherwise acquired by the corporation shall be returned to the status of authorized but unissued shares.

6.

Preemptive Rights. Neither the holders of the Preferred Stock nor the holders of the Common Stock shall be entitled to participate in any right of subscription to any increased or additional capital stock of the corporation of any kind whatsoever.

SIXTH. In each election of directors every shareholder entitled to vote shall have the right to cast one vote for each share of stock standing in his name on the books of the company for each of such number of candidates as there are directors to be elected, but no shareholder shall have any right to cumulate his votes and cast them for one candidate or distribute them among two or more candidates.

SEVENTH.

A.

In addition to any affirmative vote required by law, the Articles or the By-Laws of the corporation (the “company”), and except as otherwise expressly provided in Section B of this Article Seventh, the Company shall not knowingly engage, directly or indirectly, in any Stock Repurchase (as hereinafter defined) from an Interested Shareholder (as hereinafter defined) without the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as hereinafter defined) which are beneficially owned by persons other than such Interested Shareholder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

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B.

The provisions of Section A of this Article Seventh shall not be applicable to any particular Stock Repurchase from an Interested Shareholder, and such Stock Repurchase shall require only such affirmative vote, if any, as is required by law or by any other provision of the Articles or the By-Laws of the company, or any agreement with any national securities exchange or otherwise, if the conditions specified in either of the following Paragraphs (1) or (2) are met:

(1)

The Stock Repurchase is made pursuant to a tender offer or exchange offer for a class of Capital Stock (as hereinafter defined) made available on the same basis to all holders of such class of Capital Stock.

(2)

The Stock Repurchase is made pursuant to an open market purchase program approved by a majority of the Continuing Directors (as hereinafter defined), provided that such repurchase is effected on the open market and is not the result of a privately negotiated transaction.

C.

For the purposes of this Article Seventh:

(1)

The term “Stock Repurchase” shall mean any repurchase, directly or indirectly, by the Company or any Subsidiary of any shares of Capital Stock at a price greater than the then Fair Market Value of such shares.

(2)

The term “Capital Stock” shall mean all capital stock of the company authorized to be issued from time to time under Article FIFTH of the Articles of the company, and the term “Voting Stock” shall mean all Capital Stock which by its terms may be voted on all matters submitted to shareholders of the company generally.

(3)

The term “person” shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

(4)

The term “Interested Shareholder” shall mean any person (other than the company or any Subsidiary and other than any savings, profit-sharing, employee stock ownership or other employee benefit plan of the company or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who is on the date in question, or who was at any time within the two year period immediately prior to the date in question, the beneficial owner of Voting Stock representing five percent (5%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

(5)

A person shall be a “beneficial owner” of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Shareholder pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of Paragraph 5 of this Section C, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(6)

The terms “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934 as in effect on March 8, 1985 (the term “registrant” in said Rule 12b-2 meaning in this case the Company).

(7)

The term “Subsidiary” shall mean any corporation of which a majority of any class of equity security is beneficially owned by the company; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Paragraph 4 of this Section C, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the company.

(8)

The term “Continuing Director” shall mean any member of the Board of Directors of the Company (the “board”), while such person is a member of the board, who is not an Affiliate or Associate or representative of the Interested Shareholder and was a member of the board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director, while such successor is a member of the board, who is not an Affiliate or Associate or representative of the Interested Shareholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

(9)

The term “Fair Market Value” shall mean (a) in the case of cash, the amount of such cash; (b) in the case of stock, the closing sale price on the trading day immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the closing bid quotation with respect to a share of such stock on the trading day immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

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D.

The Board of Directors shall have the power and duty to determine for the purposes of this Article Seventh, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another and (d) whether the consideration to be paid in any Stock Repurchase has an aggregate Fair Market Value in excess of the then Fair Market Value of the shares of Capital Stock being repurchased. Any such determination made in good faith shall be binding and conclusive on all parties.

E.

Nothing contained in this Article Seventh shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

F.

Notwithstanding any other provisions of the Articles or the By-Laws of the company (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Articles or the By-Laws of the company), the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Seventh.

EIGHTH.

A.

The business and affairs of the corporation (the “company”) shall be managed by a Board of Directors comprised as follows:

(1)

The Board of Directors shall consist of the number of persons fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority vote of the directors then in office.

(2)

Beginning with the Board of Directors to be elected at the annual meeting of shareholders held in 1985, directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, as nearly equal in number as possible. At such meeting, each class of directors shall be elected in a separate election. Directors of the first class shall be elected for a term of office to expire at the 1986 annual meeting of shareholders, those of the second class shall be elected for a term of office to expire at the 1987 annual meeting of shareholders, and those of the third class shall be elected for a term of office to expire at the 1988 annual meeting of shareholders. At each annual election held after the 1985 annual meeting of shareholders the class of directors then being elected shall be elected to hold office for a term of office to expire at the third succeeding annual meeting of shareholders after their election. Each director shall hold office for the term for which elected and until his or her successor shall have been elected and qualified, except in the case of earlier death, resignation or removal.

(3)

Nominations for the election of directors at an annual meeting of the shareholders may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors at the meeting. Shareholders entitled to vote in such election may nominate one or more persons for election as directors only if written notice of such shareholder’s intent to make such nomination or nominations has been given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the company not later than ninety days prior to the anniversary date of the immediately preceding annual meeting. Such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the persons or person to be nominated; (b) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission as then in effect; and (e) the consent of each nominee to serve as a director of the company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

(4)

Any director, any class of directors, or the entire Board of Directors may be removed from office by shareholder vote at any time, with or without assigning any cause, but only if shareholders entitled to cast at least 80% of the votes which all shareholders would be entitled to cast at an annual election of directors or of such class of directors shall vote in favor of such removal.

(5)

Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the shareholders may be filled by the shareholders at the same meeting at which such removal occurs. All directors elected to fill vacancies shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

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B.

Notwithstanding any other provisions of the Articles or the By-Laws of the company (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Articles or the By-laws of the company), the affirmative vote of not less than eighty percent (80%) of the votes which all shareholders of the then outstanding shares of capital stock of the company would be entitled to cast in an annual election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Eighth.

NINTH. To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on May 15, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no director of the corporation shall be personally liable for monetary damages for any action taken, or any failure to take any action. This Article Ninth shall not apply to any action filed prior to May 15, 1987, nor to any breach of performance of duty or any failure of performance of duty occurring prior to May 15, 1987. The provisions of this Article shall be deemed to be a contract with each director of the corporation who serves as such at any time while such provisions are in effect, and each such director shall be deemed to be serving as such in reliance on the provisions of this Article. Any amendment or repeal of this Article or adoption of any other provision of the Articles or By-laws of the corporation which has the effect of increasing director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to such amendment, repeal or adoption.

TENTH. Except as prohibited by law, the corporation may indemnify any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) and may take such steps as may be deemed appropriate by the Board of Directors, including purchasing and maintaining insurance, entering into contracts (including, without limitation, contracts of indemnification between the corporation and its directors and officers), creating a trust fund, granting security interests or using other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect such indemnification. This Article shall be effective May 15, 1987.

ELEVENTH. A nominee for director shall be elected to the Board of Directors at a meeting of shareholders if the votes cast for such nominee by holders of shares entitled to vote in the election, exceed the votes cast against such nominee’s election (excluding abstentions), except in a contested election (as such term shall be defined in the By-Laws of the company). Any nominee for director in a non-contested election who is not an incumbent director and is not so elected shall not take office. Any incumbent director nominated for re-election in a non-contested election but not so elected shall, in the event the director’s successor shall not be duly elected and qualified, take such actions (which may include the tender of the director’s resignation for consideration by the Board of Directors) as shall be consistent with applicable law and the company’s By-Laws. The Board of Directors shall have the authority to adopt and amend appropriate By-Laws to implement this Article Eleventh.

TWELFTH. Subject to any requirements set forth in the By-Laws of the corporation, an action may be authorized by the shareholders without a meeting by less than unanimous written consent, provided that (a) the shareholder(s) of record seeking to have shareholders of the corporation authorize or take the action by written consent complies with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended, applicable to solicitations, including the requirement to file with the U.S. Securities and Exchange Commission a consent solicitation statement containing the information specified in Schedule 14A and to file and distribute such consent solicitation statement, and (b) no action by written consent shall be effective until the later of (1) such date as independent inspectors appointed by the corporation certify to the corporation that the consents delivered to the corporation in accordance with the By-Laws of the corporation represent at least the minimum number of votes that would be necessary to take the corporate action and (2) the date that is at least ten (10) days after notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

THIRTEENTH. Subject to any requirements and limitations set forth in the By-Laws of the company, special meetings of the shareholders may be called only by (1) the chairman of the board, (2) the board of directors pursuant to a resolution adopted by the board, (3) the Secretary of the company at the request in proper form of an interested shareholder (as defined in section 2553 of the Pennsylvania Business Corporation Law (“PBCL”)) for the purpose of approving a business combination under section 2555(3) or 2555(4) of the PBCL or (4) the Secretary of the company at the request in proper form of shareholders who have continuously held as shareholders of record “Net Long Shares” (as determined in accordance with the By-Laws of the company) representing in the aggregate at least twenty-five (25) percent of the outstanding shares of common stock of the company for at least one year prior to the date such request is delivered to the Secretary. Special meetings of shareholders shall be held at such place, on such date, and at such time as the board of directors shall fix pursuant to a resolution adopted by the board. Following receipt by the Secretary of the company of a request of shareholders that complies with the requirements set forth in the By-Laws of the company, the Secretary of the company shall call a special meeting of the shareholders, except as otherwise provided in the company’s By-Laws. References to sections of the PBCL in this Article Thirteenth shall be deemed to be a reference to any successor provision of similar import.

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ATTACHMENT E — By-Laws As Proposed to be Amended

The Company’s By-Laws, as proposed to be amended by Item 5, are set forth below. Proposed additions are indicated by underscore and proposed deletions are indicated by strike-outs.

Article I - Identification

Section 1. Principal Office. The principal office of the Company shall be in the City of New York, New York.

Section 2. Seal. The Company shall have a corporate seal in such form as the board of directors shall by resolution from time to time prescribe.

Section 3. Fiscal Year. The fiscal year of the Company shall end on the 31st day of December.

Article II - Shareholders’ Meetings

Section 1. Place of Meetings. Meetings of the shareholders of the Company shall be held at such place within or without the Commonwealth of Pennsylvania as may be fixed by the board of directors pursuant to authority hereby granted.

Section 2. Annual Meeting. The annual meeting of the shareholders shall be held on the Friday next following the first Monday in May of each year at nine thirty o’clock A.M., local time in effect at the place of the meeting, or on such other day or at such other time as may be fixed by the board of directors pursuant to authority hereby granted.

Section 3. Special Meeting.

(A)

Calling of Special Meetings of Shareholders. Special meetings of the shareholders may be called only by (1) the chairman of the board, (2) the board of directors pursuant to a resolution adopted by the board, (3) the secretary of the Company at the request in proper form of an interested shareholder (as defined in section 2553 of the Pennsylvania Business Corporation Law (“PBCL”)) for the purpose of approving a business combination under section 2555(3) or 2555(4) of the PBCL or (4) the secretary of the Company at the request in proper form of shareholders who have continuously held as shareholders of record “Net Long Shares” (as determined in accordance with Section 3(C) of this Article II) representing in the aggregate at least twenty-five (25) percent of the outstanding shares of common stock of the Company (the “Requisite Percent”) for at least one year prior to the date such request is delivered to the secretary. Special meetings of shareholders shall be held at such place, on such date, and at such time as the board of directors shall fix pursuant to a resolution adopted by the board. Following receipt by the secretary of the Company of a request of shareholders that complies with the requirements set forth in this Section 3 (a “Special Meeting Request”), the secretary of the Company shall call a special meeting of the shareholders, except as otherwise provided in Section 3(E) of this Article II. References to sections of the PBCL in this Section 3(A) shall be deemed to be a reference to any successor provision of similar import.

(B)

Special Meeting Request. To be in proper form, a Special Meeting Request must be in writing, must state the purpose or purposes of the proposed meeting and must include all information that would be required to be included in a notice of a business proposal delivered pursuant to Section 5(A)(2) of this Article II and, in the case of a director nomination, all information that would be required to be included in a notice satisfying the requirements set forth in Section A(3) of Article EIGHTH of the Company’s Articles, which in each case shall be updated or supplemented as set forth in the last paragraph of Section 5(A)(2) of this Article II. In addition to the foregoing, a Special Meeting Request made pursuant to Section 3(A)(4) of this Article II must include (x) an acknowledgment of the shareholders requesting the special meeting that any reduction in such shareholders’ aggregate Net Long Shares below the Requisite Percent following the delivery of a Special Meeting Request to the secretary of the Company shall constitute a revocation of such Special Meeting Request and (y) documentary evidence that the requesting shareholders own the Requisite Percent of Net Long Shares as of the date on which the Special Meeting Request was delivered to the secretary of the Company (the “Delivery Date”) and that such shareholders have continuously held such Requisite Percent for at least one year prior to such Delivery Date.

(C)

Net Long Shares. For purposes of this Section 3, “Net Long Shares” shall be limited to the number of shares beneficially owned, directly or indirectly, by any shareholder or beneficial owner that constitute such person’s net long position as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that (1) for purposes of such definition, in determining such holder’s “short position,” the reference in such rule to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the Delivery Date of the relevant Special Meeting Request, and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Company’s common stock on the New York Stock Exchange on such date (or, if such date is not a trading day, the next succeeding trading day), and (2) “Net Long Shares” shall not include any shares as to which such person does not have the right to vote or direct the vote at the special meeting or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent that any affiliates of the shareholder or beneficial owner are acting in concert with the shareholder or beneficial owner with respect to the calling of the special meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute “Net Long Shares” shall be decided by the board of directors in its reasonable determination, which determination shall be conclusive and binding on the Company and the shareholders.

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(D)

Revocation of Special Meeting Request. A shareholder may revoke a Special Meeting Request at any time by written revocation. Following such revocation, the board of directors, in its discretion, may cancel the special meeting unless, in the case of a Special Meeting Request made pursuant to Section 3(A)(4) of this Article II, any remaining requesting shareholders continue to satisfy the requirements set forth in this Section 3. For purposes of this Section 3, written revocation shall mean delivering a notice of revocation to the secretary of the Company or a public announcement (as such term is defined in Section 5(C)(2) of this Article II) that the shareholders who submitted a Special Meeting Request no longer meet the requirements set forth in this Section 3.

(E)

Limitations. The secretary of the Company shall not call a special meeting in response to a Special Meeting Request made pursuant to Section 3(A)(4) of this Article II if (1) an identical or substantially similar item (as determined by the board of directors, a “Similar Item”) is included or will be included in the Company’s notice of meeting as an item of business to be brought before a meeting of shareholders that will be held not later than ninety (90) days after the Delivery Date of the Special Meeting Request; (2) the Delivery Date is during the period commencing ninety (90) days prior to the date of the next annual meeting and ending on the date of the next annual meeting; (3) a Similar Item was presented at any meeting of shareholders held within one hundred and eighty (180) days prior to the Delivery Date; (4) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law; or (5) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. For purposes of this Section 3(E), the election of directors shall be deemed to be a Similar Item with respect to all items of business involving the election or removal of directors.

Section 4. Chairman of the Meeting. All meetings of the shareholders shall be called to order and presided over by the chairman of the board, or in the absence of the chairman of the board, by a vice chairman of the board, the president or another director, in the order designated by the chairman of the board, or if none of these be present, by a chairman elected by a majority of the votes which all shareholders present are entitled to cast on any matter coming before the meeting.

Section 5. Notice of Shareholder Business.

(A)

Annual Meetings of Shareholders.

(1)

The proposal of business (other than director nominations) to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Company’s notice of meeting, (b) by or at the direction of the board of directors or (c) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in these By-laws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in these By-laws.

(2)

For business (other than director nominations, which are subject to the requirements of Section A(3) of Article EIGHTH of the Company’s Articles, as the same may be amended from time to time) to be properly brought before an annual meeting by a shareholder pursuant to Section 5(A)(1)(c) of this Article II, the shareholder must have given timely notice thereof in proper form in writing to the secretary of the Company and such business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the secretary of the Company at the principal executive offices of the Company not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting and shall be updated and supplemented as set forth below; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so delivered not later than ninety (90) days prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. To be in proper form, a shareholder’s notice shall set forth and disclose:

(i)

as to any business (other than director nominations) that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of (x) the shareholder making the proposal, (y) the beneficial owner, if any, on whose behalf the proposal is made and (z) their respective affiliates and associates or others acting in concert therewith (each person or entity specified by the foregoing clauses (x), (y) and (z), a “Proposing Shareholder”);

(ii)

a description of all agreements, arrangements and understandings between a Proposing Shareholder and any other person or persons (including their names) in connection with the proposal of such business by the shareholder;

(iii)

the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the By-laws or Articles of Incorporation of the Company, the text of the proposed amendment);

(iv)

the name and address, as they appear on the Company’s books, of each Proposing Shareholder;

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(v)

the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by each Proposing Shareholder;

(vi)

any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by each Proposing Shareholder;

(vii)

any proxy, contract, arrangement, understanding, or relationship pursuant to which any Proposing Shareholder has a right to vote any class or series of shares of the Company;

(viii)

any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving a Proposing Shareholder, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Company (any of the foregoing, a “Short Interest”);

(ix)

any rights to dividends on the shares of the Company owned beneficially by any Proposing Shareholder that are separated or separable from the underlying shares of the Company;

(x)

any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Proposing Shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(xi)

any performance-related fees (other than an asset-based fee) that a Proposing Shareholder is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, including without limitation any such interests held by members of such Proposing Shareholder’s immediate family sharing the same household;

(xii)

any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by a Proposing Shareholder;

(xiii)

any direct or indirect interest of a Proposing Shareholder in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(xiv)

to the extent not covered by the foregoing clauses (i) through (xiii), any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D if the requirements therein were applicable to each Proposing Shareholder; and

(xv)

any other information relating to each Proposing Shareholder that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

To be considered timely, a shareholder’s notice shall be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary of the Company at the principal executive offices of the Company not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(B)

Special Meetings of Shareholders.

(1)

Except as otherwise required by law or the Articles, only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting or otherwise brought by or at the direction of the board of directors.

(2)

Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company’s notice of meeting (a) by or at the direction of the board of directors or (b) provided that the board of directors has determined that directors shall be elected at such meeting or the secretary of the Company has called a special meeting pursuant to Section 3 of this Article II for the purpose of electing directors, by any shareholder of the Company who is a shareholder of record at the time of giving notice provided for in these By-laws and at the time of the special meeting, who shall be entitled to vote at ~~the~~such special meeting and who complies with the notice procedures set forth in these By-laws. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company’s notice of meeting, if a shareholder’s notice ~~satisfying~~ setting forth ~~the requirements set forth in~~ information required by Section A(3) of Article EIGHTH of the Company’s Articles is delivered to the ~~Secretary~~ secretary of the Company not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting. A shareholder’s notice shall be updated and ~~of~~ supplemented as set forth in the ~~nominees proposed by the board~~ last paragraph of Section 5(A)(2) of ~~directors to be elected at such meeting~~this Article II. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described ~~above~~. in this Section 5(B)(2).

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(C)

General.

(1)

Only such persons who are nominated in accordance with the procedures set forth in the Articles and in these By-laws shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-laws or in the Articles of the Company. Except as otherwise provided by law, the Articles or these By-laws, the presiding officer of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in these By-laws or the Articles and, if any proposed business is not in compliance with these By-laws or the Articles, to declare that such defective proposal shall be disregarded.

(2)

For purposes of these By-laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)

Notwithstanding the foregoing provisions of these By-laws, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in these By-laws; provided, however, that any references in these By-laws to the Exchange Act are not intended to and shall not limit the separate and additional requirements set forth in these By-laws with respect to nominations or proposals as to any other business to be considered pursuant to this Section 5. Nothing in these By-laws shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, including without limiting the generality of the foregoing, the time limits for notice of such proposals as provided under Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors under specified circumstances. Subject to Rule 14a-8 under the Exchange Act, nothing in these By-laws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Company’s proxy statement any nomination of a director or directors or any other business proposal.

(D)

Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Company, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section A(3) of Article EIGHTH of the Company’s Articles or Section 5(B) of this Article II, as applicable) to the secretary of the Company a written questionnaire with respect to the background and qualification of such person and any other person or entity that such person may represent or on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary) and a written representation and agreement (in the form provided by the secretary) that such person (A) has no agreement or understanding with any person or entity as to how such person will act or vote on any issue or question as a director, (B) is not and will not become a party to any agreement or understanding with any person or entity other than the Company with respect to compensation, reimbursement or indemnification in connection with service or action as a director, (C) will comply with the director stock ownership guidelines of the Company and (D) in such person’s individual capacity and on behalf of any person or entity for whom such person may be a representative or on whose behalf the nomination is being made, has complied and will comply with all applicable corporate governance, conflicts, confidentiality and stock ownership and trading policies of the Company, including, for the avoidance of doubt, Section 6 of this Article II. In addition, a director nominee must comply with all applicable laws regarding service as a director of the Company, including, without limitation, the requirements as amended of: the Clayton Antitrust Act of 1914, 15 U.S.C. §19; the Company’s Department of State export license; the Department of Defense rules and regulations applicable to the Company; the New York Stock Exchange and other exchanges on which the Company’s securities are listed; and the minimum standards for service as a director prescribed in the Company’s Corporate Governance Guidelines.

Section 6. Election of Directors. In any non-contested election of directors, any incumbent director nominee who receives a greater number of votes cast against his or her election than in favor of his or her election (excluding abstentions) by holders of shares entitled to vote in the election shall immediately tender his or her resignation, and the board of directors shall decide, through a process managed by the Governance and Nominating Committee and excluding the nominee in question, whether to accept the resignation at its next regularly scheduled board meeting. The board’s explanation of its decision shall be promptly disclosed in accordance with the rules and regulations of the Securities and Exchange Commission. An election of directors shall be considered to be contested if there are more nominees for election than positions on the board of directors to be filled by election at the meeting of shareholders.

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Section 7. Shareholder Action by Written Consent.

(A)

Shareholder Action by Written Consent.

(1)

Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders of the Company may be taken without a meeting, provided that a consent or consents in writing to such action, setting forth the action so taken, shall be (1) signed by the shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting and (2) filed with the secretary of the Company. Delivery made to the secretary shall be by hand or by certified or registered mail, return receipt requested, at the Company’s principal executive offices.

(2)

Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 45 days of the earliest dated written consent received in accordance with this Section 7, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Company in the manner prescribed in this Section 7. The Company shall provide prompt notice of such action to those shareholders entitled to vote on the action who have not consented.

(B)

Record Date for Action by Written Consent.

(1)

In order that the Company may determine the shareholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the earlier of (x) the date upon which the resolution fixing the record date is adopted by the board of directors and, if any, (y) the date upon which the Company received a request from a shareholder to set a record date for such action, and which date shall not be more than twenty (20) days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall request the board of directors to fix a record date, which request shall be in proper form and delivered to the secretary of the Company at the principal executive offices of the Company. To be in proper form, such request must be in writing and shall set forth and disclose:

(i)

a brief description of the action or actions proposed to be taken by written consent, and reasons for such action(s) and any material interest in such action of each Proposing Shareholder (which, for purposes of this Section 6(B)(1), shall mean the shareholder requesting the record date, any beneficial shareholder on whose behalf the request is made and their respective affiliates and associates and others acting in concert therewith);

(ii)

a description of all agreements, arrangements and understandings between a Proposing Shareholder and any other person or persons (including their names) in connection with the action proposed to be taken by written consent;

(iii)

the information specified in Section 5(A)(2)(iii) through (xiv) of this Article II;

(iv)

any other information relating to any Proposing Shareholder that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for the action proposed to be taken by written consent pursuant to Section 14 of the Exchange Act;

(v)

in the case of any director election proposed to be made by written consent, (X) the information required by Section A(3) of Article EIGHTH (but excluding clause (b) thereof) of the Company’s Articles to be included in a shareholder’s notice of director nominations and (Y) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among each Proposing Shareholder, on the one hand, and each proposed nominee and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Proposing Shareholder were the “registrant”.

Article III - Board of Directors

Section 1. Number. Until the board of directors has increased or decreased the number of the directors as hereinafter provided, the number of the directors shall be eleven (11). The board is hereby authorized to increase or decrease the number of the directors from time to time without a vote of the shareholders, provided, however, that such number shall not be less than seven (7) nor more than fifteen (15).

Section 2. General Powers. The board of directors shall have power in general to manage the business and affairs of the Company consistent with the law, the Articles of the Company and these By-laws, and may from time to time adopt such regulations regarding the powers and duties of the respective officers, assistant officers and agents and the conduct of the Company’s business as the board may deem proper and expedient.

Section 3. Election and Nomination of Directors. Candidates for election as directors at any annual meeting of shareholders shall be nominated and elected for terms to expire not later than the third annual meeting following their election, in accordance with the By-laws and Articles of the Company and applicable law.

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Section 4. Annual Meeting. The board of directors shall without notice meet each year upon adjournment of the annual meeting of the shareholders at the principal office of the Company, or on such other day or at such other time or place as shall be fixed by the board at any time in advance of the meeting date or designated in a notice of the meeting, for the purposes of organization, election of officers and consideration of any other business that may properly be brought before the meeting.

Section 5. Regular Meetings. Regular meetings of the board of directors shall be held at such times and places as shall be fixed by the board at any time in advance of the meeting date or designated in a notice of the meeting.

Section 6. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board, a vice chairman of the board, the president or any two directors.

Section 7. Notice of Annual, Regular and Special Meetings.

(A)

No Notice For Meetings Held at Time and Place Fixed in Advance. No notice of the annual or a regular meeting of the board of directors shall be necessary if the meeting is held at the time and place fixed by the board in advance of the meeting date.

(B)

Notice. Notice of the annual or any regular meeting to be held at another time or place and of all special meetings of the board, setting forth the time and place of the meeting, shall be given by letter or other writing deposited in the United States mail or with an express mail or private courier service not later than during the second day immediately preceding the day for such meeting, or by word of mouth, telephone, facsimile, e-mail or other oral, written or electronic communication means received not later than during the day immediately preceding the day for such meeting.

Section 8. Quorum and Action by Unanimous Consent.

(A)

Quorum . A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business at a meeting of the board of directors, but if at any meeting a quorum shall not be present the meeting may adjourn from time to time until a quorum shall be present.

(B)

Action by Unanimous Consent. Any action required or permitted to be taken at a meeting of the board of directors or any committee thereof may be taken without a meeting if a consent or consents thereto by all of the directors in office, or, in the case of any action by a committee of the board of directors, by all of the directors of such committee, is filed with the secretary of the Company. For the purposes of this Section 8(B), consent may be given by means of a physical written copy or transmitted by facsimile transmission, e-mail or similar electronic communications technology, provided that the means of giving consent shall enable the Company to keep a record of the consents in a manner satisfying the requirements of Section 107 of the Pennsylvania Associations Code.

Section 9. Executive Committee. The board of directors may, by resolution adopted by a majority of the whole board, designate three or more of the directors to constitute an executive committee which to the extent provided in a resolution adopted by a majority of the whole board shall have and exercise the authority of the board in the management of the business and affairs of the Company except as otherwise limited by law.

Section 10. Audit Committee. The board of directors shall, by resolution adopted by a majority of the whole board, designate three or more of the directors to constitute an audit committee. Audit committee members shall not be officers or full time employees of the Company or its subsidiaries. The audit committee shall have such authority and shall perform such duties as shall be provided from time to time in accordance with resolutions of the board.

Section 11. Compensation and Benefits Committee. The board of directors may, by resolution adopted by a majority of the whole board, designate three or more of the directors to constitute a compensation committee which to the extent provided in such resolution or other action by the board shall have and exercise the authority (a) to fix and determine, and change from time to time, the compensation of all officers of the Company elected by the board, including, but not restricted to, monthly or other periodic compensation and incentive or other additional compensation, (b) to authorize or approve all contracts of the Company with any officer for remuneration (whether in the form of a pension, deferred compensation or otherwise) to be paid from the general funds of the Company after the termination of regular employment of such officer, and (c) to administer or perform specified functions under any one or more of the stock option or other incentive, pension or benefit plans of the Company; provided that the said committee shall not exercise any of its said authority with respect to any of its members.

Section 12. Compensation of Assistant Officers and Agents. Unless otherwise determined by the board of directors, the chief executive officer of the Company shall have the authority to fix and determine, and change from time to time, the compensation of all assistant officers and agents of the Company elected or appointed by the board or by the chief executive officer, including, but not restricted to, monthly or other periodic compensation and incentive or other additional compensation.

Section 13. Limitation Regarding Incentive Plans. Nothing contained in the foregoing two sections of this Article III shall be construed to vest, or to authorize vesting, in the chief executive officer of the Company any authority with respect to stock options or other incentives under plans which provide for administration by the board of directors or a committee thereof.

Section 14. Other Committees. In addition to the committees described in this Article III, the board of directors may, by resolution adopted by a majority of the whole board, designate one or more other committees of the board, each of which shall consist of one or more of the directors. Each such other committee shall have such authority and shall perform such other duties as may be provided from time to time in resolutions of the board.

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Section 15. Substitute Committee Members. In the absence or disqualification of any member of any committee of the board of directors, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

Section 16. Participation by Conference Telephone or Other Electronic Technology. One or more directors may participate in a meeting of the board of directors or of a committee thereof by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other.

Section 17. Personal Liability of Directors. To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on May 15, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no director of the Company shall be personally liable for monetary damages for any action taken, or any failure to take any action. This Section 17 shall not apply to any action filed prior to May 15, 1987, nor to any breach of performance of duty or any failure of performance of duty occurring prior to May 15, 1987. The provisions of this Section 17 shall be deemed to be a contract with each director of the Company who serves as such at any time while such provisions are in effect, and each such director shall be deemed to be serving as such in reliance on the provisions of this Section 17. Any amendment or repeal of this Section 17 or adoption of any other By-law or provision of the Articles of the Company which has the effect of increasing director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to such amendment, repeal or adoption. This Section 17 may be amended or repealed only with the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company.

Article IV - Officers

Section 1. Number and Election. The board of directors at its annual meeting shall elect a president, a secretary and a treasurer, or persons who act as such, and may elect a chairman of the board, one or more vice presidents, a controller, a general counsel and such other officers and assistant officers as the board may deem appropriate. The board shall from time to time designate the chief executive officer who shall be either the chairman of the board or the president. The board may also from time to time elect such other officers and assistant officers and appoint such agents as it may deem appropriate. Assistant officers and agents also may be appointed by the chief executive officer.

Section 2. Qualifications. The chairman of the board shall be a member of the board of directors but the other officers need not be directors.

Section 3. Term of Office. Each officer and assistant officer shall hold office until the annual meeting of the board of directors next following the meeting of the board at which such officer or assistant officer is elected, except in the case of earlier death, resignation or removal.

Section 4. Chairman of the Board. The chairman of the board shall preside at all meetings of the board of directors at which such chairman is present. In the absence of the chairman of the board, a vice chairman of the board, the president or another director, in the order designated by the chairman of the board, shall preside at meetings of the board of directors. If the chairman of the board is not the chief executive officer, the chairman of the board shall have such powers and perform such other duties as the president may from time to time delegate to such chairman, except as otherwise determined by the board.

Section 5. President. If the president is not the chief executive officer, the president shall have such powers and perform such other duties as the chairman of the board may from time to time delegate to the president, except as otherwise determined by the board.

Section 6. Vice Presidents. Each vice president, including any vice president designated as executive, senior or otherwise, shall have such powers and perform such duties as the chairman of the board or the president may from time to time delegate to such vice president, except as otherwise determined by the board of directors.

Section 7. Secretary. The secretary shall attend meetings of the shareholders, the board of directors and the executive committee, shall keep minutes thereof in suitable books, and shall send out all notices of meetings as required by law or these By-laws. The secretary shall be ex officio an assistant treasurer. The secretary shall, in general, perform all duties incident to the office of secretary.

Section 8. Treasurer. The treasurer shall receive all money paid to the Company and keep or cause to be kept accurate accounts of all money received or payments made in books kept for that purpose. The treasurer shall deposit all money received by the treasurer in the name and to the credit of the Company in banks or other places of deposit. The treasurer shall disburse the money of the Company by checks or vouchers. The treasurer shall be ex officio an assistant secretary. The treasurer shall, in general, perform all duties incident to the office of treasurer.

Section 9. Controller. The controller shall be responsible for the implementation of accounting policies and procedures, the installation and supervision of all accounting records, including the preparation and interpretation of financial statements, the compilation of production costs and cost distributions and the taking and valuation of physical inventories. The controller shall also be responsible for the maintenance of adequate records of authorized appropriations and the approval for payment of all checks and vouchers. The controller shall, in general, perform all duties incident to the office of controller.

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Section 10. General Counsel. The general counsel shall advise the Company on legal matters affecting the Company and its activities and shall supervise and direct the handling of all such legal matters. The general counsel shall, in general, perform all duties incident to the office of general counsel.

Section 11. Assistant Officers. Each assistant officer shall have such powers and perform such duties as may be delegated to such assistant officer by the officer to whom such assistant officer is an assistant or, in the absence or inability to act of such officer, by the officer to whom such officer reports or by the chief executive officer.

Article V - Indemnification

Section 1. Indemnification Granted. Every person who is or was a director, officer or employee of the Company or of any other corporation, partnership, joint venture, trust or other enterprise which such person serves or served as such at the request of the Company (hereinafter referred to as an “eligible person”) shall in accordance with this Article V, but not if prohibited by law, be indemnified by the Company as hereinafter provided against reasonable expense and any liability paid or incurred by such person in connection with or resulting from any claim in which such person may be involved, as a party or otherwise, by reason of such person’s being or having been a director, officer or employee of the Company or such other enterprise, whether or not such person continues to be such at the time such liability or expense shall have been paid or incurred.

Section 2. Certain Definitions. As used in this Article V, the term “claim” shall mean any threatened or actual claim, action, suit or proceeding (whether brought by or in the right of the Company or such other enterprise or otherwise), whether civil, criminal, administrative or investigative; the term “expense” shall mean counsel fees and disbursements and all other expenses (except any liability) incurred in connection with any claim; and the term “liability” shall mean amounts of judgments, fines or penalties against, and amounts paid in settlement by, an eligible person with respect to any claim.

Section 3. Expense Reimbursement to the Extent Successful. Any eligible person who has been wholly successful, on the merits or otherwise, with respect to any claim shall be reimbursed by the Company for such person’s reasonable expense. Any eligible person who has been partially successful shall be proportionately reimbursed by the Company for such person’s reasonable expense.

Section 4. Indemnification Where Not Wholly Successful. Any eligible person who has been partially unsuccessful and any other eligible person not described in Section 3 of this Article V shall be reimbursed by the Company for such person’s reasonable expense and for any liability if a Referee shall deliver to the Company the written finding of such Referee that such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and in addition with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such person was unlawful. Where such person is found by the Referee to have met the foregoing standards of conduct with respect to one or more but not all the claims made against such person, such person shall be entitled to indemnification for such expense and liability in such proportion as the Referee shall determine. The termination of any claim by judgment, order, settlement (whether with or without court approval), adverse decision, or conviction after trial or upon a plea of guilty or of nolo contendere or its equivalent, shall not of itself create a presumption that an eligible person did not meet the foregoing standards of conduct. The person claiming indemnification shall, at the request of the Referee, appear before the Referee and answer questions which the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which such person relies for indemnification; and the Company shall at the request of the Referee, make available to the Referee facts, opinions or other evidence in any way relevant for the Referee’s finding which are within the possession or control of the Company. As used in this Article V, the term “Referee” shall mean independent legal counsel (who may be regular independent legal counsel of the Company), or other disinterested person or persons, selected to act as such hereunder by the board of directors of the Company, whether or not a disinterested quorum exists.

Section 5. Advancement of Expenses. Any expense incurred with respect to any claim may be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that such recipient is not to be indemnified under this Article V.

Section 6. Article V Not Exclusive; Survival of Rights. The rights of indemnification provided in this Article V shall be in addition to any rights to which any eligible person may otherwise be entitled by contract or as a matter of law; and in the event of such person’s death, such rights shall extend to the heirs and legal representatives of such person.

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Article VI - Share Certificates and Transfers

Section 1. Share Certificates. Share certificates shall be in such form as the board of directors may from time to time determine. Each certificate shall be signed by the chairman of the board, the president, the treasurer or the secretary of the Company, by manual or facsimile signature.

Section 2. Transfer Agent and Registrar. The board of directors may from time to time appoint one or more transfer agents and may appoint one or more registrars of transfer, each to act with respect to such preferred and common shares of the Company as the board of directors may designate. No share certificate of the Company shall be valid or binding unless countersigned, manually or by facsimile signature, by a transfer agent if one has been appointed to act with respect to the shares evidenced by such certificate, and registered before issue by a registrar if one has been appointed to act with respect to the shares evidenced by such certificate.

Section 3. Signatures by Former Corporate Officers or Agents. In case any officer of the Company, or any authorized signatory of any transfer agent or registrar, who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer or authorized signatory because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer or authorized signatory had not ceased to be such at the date of its issue.

Article VII - Amendments

These By-laws may be altered, amended, added to or repealed by the board of directors at any meeting of the board duly convened with or without notice of that purpose, subject to the power of the shareholders to change such action.

Article VIII - Indemnification for Directors

Section 1. Right to Indemnification. Except as prohibited by law, every director of the Company shall be entitled as of right to be indemnified by the Company against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director of the Company or by reason of the fact that such person is or was serving at the request of the Company as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as a “claim”); provided, that no such right of indemnification shall exist with respect to a claim brought by a director against the Company except as provided in the last sentence of this Section 1. Indemnification hereunder shall include the right to have expenses incurred by such person in connection with a claim paid in advance by the Company prior to final disposition of such claim, subject to any obligation which may be imposed by law, By-law, agreement or otherwise to reimburse the Company in certain events. As used herein, “expenses” shall include fees and expenses of counsel selected by any such director and “liability” shall include amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement. With respect to any claim brought by a director or other person against the Company, the director or other person shall be entitled to be indemnified for expenses incurred in connection with such claim pursuant to this Section 1 only (i) if the claim is a suit brought as a claim for indemnity under Section 2 of this Article VIII or otherwise, (ii) if the director or other person is successful in whole or in part in the claim for which expenses are claimed or (iii) if the indemnification for expenses is included in a settlement of the claim or is awarded by a court.

Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article VIII is not paid in full by the Company within thirty (30) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit to recover indemnification that the claimant’s conduct was such that under Pennsylvania law the Company is prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its board of directors, legal counsel and its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the claimant is proper in the circumstances, nor an actual determination by the Company (including its board of directors, legal counsel or its shareholders) that the claimant’s conduct was such that indemnification is prohibited by law, shall be a defense to the suit to recover indemnification or create a presumption that the claimant’s conduct was such that indemnification is prohibited by law. The only defense to any such suit to receive payment of expenses in advance shall be failure to make an undertaking to reimburse if such an undertaking is required by law, By-law, agreement or otherwise.

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Section 3. Insurance and Funding. The Company may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any claim, whether or not the Company would have the power to indemnify such person against such liability or expense by law or under the provisions of this Article. The Company may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

Section 4. Non-Exclusivity; Nature and Extent of Rights. The right of indemnification provided for in this Article VIII (i) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any provision of the Articles or By-laws, or any agreement, vote of shareholders or directors or otherwise, (ii) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (iii) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (iv) shall be applicable to claims commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to any such amendment or repeal.

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ATTACHMENT F — Calculation of Financial Measures

ADJUSTED FREE CASH FLOW

	Year ended December 31, 2012
(in millions)	Alumina	Primary Metals	Global Rolled Products	Engineered Products and Solutions	Corporate	Alcoa
Cash provided from operations	$309	$1,090	$761	$730	$(1,393)	$1,497
Capital expenditures	(374)	(317)	(258)	(200)	(112)	(1,261)
Free cash flow	(65)	773	503	530	(1,505)	236
Adjustments for incentive compensation(1)	498	43	(113)	40	(542)	(74)
Free cash flow – as adjusted for incentive compensation	$433	$816	$390	$570	$(2,047)	$162

Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered necessary to maintain and expand Alcoa’s asset base and are expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

(1)

This line item includes three types of adjustments as follows: (i) changes in accrued expenses, non-current assets and liabilities, certain non-cash components of net income, and various other items that are reflected in the determination of cash provided from operations under accounting principles generally accepted in the United States of America; (ii) amounts related to the normalization of the effects of changes in the London Metal Exchange aluminum prices and foreign currency exchange rates contemplated in the targets for 2012 as compared to actual results; and (iii) special items (defined as restructuring and other charges, discrete tax items, and other special items) that resulted in cash inflows or outflows during 2012. All of these adjustments are being made for incentive compensation purposes only.

ADJUSTED EBITDA MARGIN

(in millions)	Year ended December 31, 2012
Net income attributable to Alcoa	$191
Add:
Net loss attributable to noncontrolling interests	(29)
Loss from discontinued operations	–
Provision for income taxes	162
Other income, net	(341)
Interest expense	490
Restructuring and other charges	87
Provision for depreciation, depletion, and amortization	1,460
Adjusted EBITDA	2,020
Add: adjustments for incentive compensation(1)	1,032
Adjusted EBITDA – as adjusted for incentive compensation	$3,052
Sales	$23,700
Add: adjustments for incentive compensation(2)	509
Sales – as adjusted for incentive compensation	$24,209
Adjusted EBITDA Margin – as adjusted for incentive compensation	12.6%

Alcoa’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1)

These adjustments include special items reflected in Adjusted EBITDA on a pretax basis as follows: a net increase in the environmental reserve related to the Grasse River remediation in Massena, NY, remediation at two former locations, East St. Louis, IL and Sherwin, TX, and two new remediation projects at the smelter sites in Baie Comeau, Quebec, Canada and Mosjøen, Norway ($200); a litigation reserve ($85); and uninsured losses related to fire damage to the cast house at the Massena, NY location ($43). Additionally, this line item includes amounts related to the normalization of the effects of changes in the London Metal Exchange aluminum prices and foreign currency exchange rates contemplated in the targets for 2012 as compared to actual results. All of these adjustments are being made for incentive compensation purposes only.

(2)

These adjustments represent amounts related to the normalization of the effects of changes in the London Metal Exchange aluminum prices and foreign currency exchange rates contemplated in the targets for 2012 as compared to actual results and are being made for incentive compensation purposes only.

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ADJUSTED INCOME

	Year ended December 31,
(in millions)	2012	2011
Net income attributable to Alcoa	$191	$611
Loss from discontinued operations	–	(3)
Income from continuing operations attributable to Alcoa	191	614
Restructuring and other charges	73	181
Discrete tax items(1)	(22)	2
Other special items(2)	20	15
Income from continuing operations attributable to Alcoa – as adjusted	$262	$812

Income from continuing operations attributable to Alcoa – as adjusted is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of Alcoa excluding the impacts of restructuring and other charges, discrete tax items, and other special items (collectively, “special items”). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Income from continuing operations attributable to Alcoa determined under GAAP as well as Income from continuing operations attributable to Alcoa – as adjusted.

(1)

Discrete tax items include the following:

•

for the year ended December 31, 2012, a benefit for a change in the legal structure of an investment ($13); a benefit as a result of including the then anticipated gain from the sale of the Tapoco Hydroelectric Project in the calculation of the estimated annual effective tax rate applied to the results for the nine months ended September 30, 2012 ($12); a charge related to prior year U.S. taxes on certain depletable assets ($8); and a net benefit for other miscellaneous items ($5); and

•

for the year ended December 31, 2011, charges for a tax rate change in Hungary and a tax law change regarding the utilization of net operating losses in Italy ($8); a charge related to the 2010 change in the tax treatment of federal subsidies received related to prescription drug benefits provided under certain retiree health benefit plans ($7); a net benefit for adjustments made related to the filing of 2010 tax returns in various jurisdictions ($5); and a net benefit for other miscellaneous items ($8).

(2)

Other special items include the following:

•

for the year ended December 31, 2012, a gain on the sale of the Tapoco Hydroelectric Project ($161: $275 is included in the Primary Metals segment and $(114) is included in Corporate); a net increase in the environmental reserve related to the Grasse River remediation in Massena, NY, remediation at two former locations, East St. Louis, IL and Sherwin, TX, and two new remediation projects at the smelter sites in Baie Comeau, Quebec, Canada and Mosjøen, Norway ($133); a litigation reserve ($33); uninsured losses related to fire damage to the cast house at the Massena, NY location ($28); interest income on an escrow deposit ($8); and a net favorable change in certain mark-to-market energy derivative contracts ($5); and

•

for the year ended December 31, 2011, a net favorable change in certain mark-to-market energy derivative contracts ($36); a net charge comprised of expenses for the early repayment of Notes set to mature in 2013 due to the premiums paid under the tender offers and call option and gains from the termination of related “in-the-money” interest rate swaps ($32); uninsured losses, including costs related to flood damage to a plant in Pennsylvania caused by Hurricane Irene, ($25); a gain on the sale of land in Australia ($18); costs related to acquisitions of the aerospace fastener business of TransDigm Group Inc. and full ownership of carbothermic smelting technology from ORKLA ASA ($8); and the write off of inventory related to the permanent closure of a smelter in the U.S ($4).

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RECONCILIATION OF ALUMINA ADJUSTED EBITDA

($ in millions, except per metric ton amounts)	Year ended December 31,
	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
After-tax operating income (ATOI)	$315	$415	$632	$682	$1,050	$956	$727	$112	$301	$607	$90
Add:
Depreciation, depletion, and amortization	139	147	153	172	192	267	268	292	406	444	455
Equity (income) loss	(1)	–	(1)	–	2	(1)	(7)	(8)	(10)	(25)	(5)
Income taxes	130	161	240	246	428	340	277	(22)	60	179	(27)
Other	(14)	(55)	(46)	(8)	(6)	2	(26)	(92)	(5)	(44)	(8)
Adjusted EBITDA	$569	$668	$978	$1,092	$1,666	$1,564	$1,239	$282	$752	$1,161	$505
Production (thousand metric tons) (kmt)	13,027	13,841	14,343	14,598	15,128	15,084	15,256	14,265	15,922	16,486	16,342
Adjusted EBITDA / Production ($ per metric ton)	$44	$48	$68	$75	$110	$104	$81	$20	$47	$70	$31

RECONCILIATION OF PRIMARY METALS ADJUSTED EBITDA

($ in millions, except per metric ton amounts)	Year ended December 31,
	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
ATOI	$650	$657	$808	$822	$1,760	$1,445	$931	$(612)	$488	$481	$309
Add:
Depreciation, depletion, and amortization	300	310	326	368	395	410	503	560	571	556	532
Equity (income) loss	(44)	(55)	(58)	12	(82)	(57)	(2)	26	(1)	7	27
Income taxes	266	256	314	307	726	542	172	(365)	96	92	106
Other	(47)	12	20	(96)	(13)	(27)	(32)	(176)	(7)	2	(422)
Adjusted EBITDA	$1,125	$1,180	$1,410	$1,413	$2,786	$2,313	$1,572	$(567)	$1,147	$1,138	$552
Production thousand metric tons) (kmt)	3,500	3,508	3,376	3,554	3,552	3,693	4,007	3,564	3,586	3,775	3,742
Adjusted EBITDA / Production ($ per metric ton)	$321	$336	$418	$398	$784	$626	$392	$(159)	$320	$301	$148

ALCOA – 2013 Proxy Statement   94

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RECONCILIATION OF GLOBAL ROLLED PRODUCTS ADJUSTED EBITDA

($ in millions, except per metric ton amounts)	Year ended December 31,
	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
ATOI	$225	$222	$254	$278	$233	$178	$(3)	$(49)	$220	$266	$358
Add:
Depreciation, depletion, and amortization	184	190	200	220	223	227	216	227	238	237	229
Equity loss	4	1	1	–	2	–	–	–	–	3	6
Income taxes	90	71	75	121	58	92	35	48	92	104	167
Other	(8)	(5)	1	1	20	1	6	(2)	1	1	(2)
Adjusted EBITDA	$495	$479	$531	$620	$536	$498	$254	$224	$551	$611	$758
Total shipments (thousand metric tons) (kmt)	1,814	1,893	2,136	2,250	2,376	2,482	2,361	1,888	1,755	1,866	1,943
Adjusted EBITDA / Total shipments ($ per metric ton)	$273	$253	$249	$276	$226	$201	$108	$119	$314	$327	$390

RECONCILIATION OF ENGINEERED PRODUCTS AND SOLUTIONS ADJUSTED EBITDA

	Year ended December 31,
($ in millions)	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
ATOI	$63	$124	$156	$271	$365	$435	$533	$315	$415	$539	$612
Add:
Depreciation, depletion, and amortization	150	166	168	160	152	163	165	177	154	158	158
Equity loss (income)	–	–	–	–	6	–	–	(2)	(2)	(1)	–
Income taxes	39	55	65	116	155	192	222	139	195	260	297
Other	35	11	106	(11)	(2)	(7)	2	1	–	(1)	(8)
Adjusted EBITDA	$287	$356	$495	$536	$676	$783	$922	$630	$762	$955	$1,059
Total sales	$3,492	$3,905	$4,283	$4,773	$5,428	$5,834	$6,199	$4,689	$4,584	$5,345	$5,525
Adjusted EBITDA Margin	8%	9%	12%	11%	12%	13%	15%	13%	17%	18%	19%

Alcoa’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Other line in the tables above includes gains/losses on asset sales and other nonoperating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

ALCOA – 2013 Proxy Statement   95

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DAYS WORKING CAPITAL

($ in millions)	Quarter ended December 31, 2012
Receivables from customers, less allowances	$1,399
Add: Deferred purchase price receivable(1)	18
Receivables from customers, less allowances, as adjusted	1,417
Add: Inventories	2,825
Less: Accounts payable, trade	2,702
Working capital	$1,540
Sales	$5,898
Days working capital	24

Days Working Capital = Working Capital divided by (Sales/number of days in the quarter).

(1)

The deferred purchase price receivable relates to an arrangement to sell certain customer receivables to a financial institution on a recurring basis. Alcoa is adding back this receivable for the purposes of the Days Working Capital calculation.

NET DEBT

(in millions)	December 31,
	2012	2011	2010	2009	2008	2007	2006
Short-term borrowings	$53	$62	$92	$176	$478	$563	$460
Commercial paper	–	224	–	–	1,535	856	340
Long-term debt due within one year	465	445	231	669	56	202	510
Long-term debt, less amount due within one year	8,311	8,640	8,842	8,974	8,509	6,371	5,909
Total debt	8,829	9,371	9,165	9,819	10,578	7,992	7,219
Less: Cash and cash equivalents	1,861	1,939	1,543	1,481	762	483	506
Net debt	$6,968	$7,432	$7,622	$8,338	$9,816	$7,509	$6,713

Net Debt is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management assesses Alcoa’s leverage position after factoring in available cash that could be used to repay outstanding debt.

ALCOA – 2013 Proxy Statement   96

Our Vision

Alcoa. Advancing each generation.

Our Values

We live our values every day, everywhere, collaborating for the benefit of our customers, investors, employees, communities and partners.

Integrity
We are open, honest and accountable.

Innovation
We creatively transform ideas into value.

Respect
We treat all people with dignity and provide a diverse, inclusive work environment.

Environment, Health and Safety
We work safely, promote wellness, and protect the environment.

Excellence
We relentlessly pursue outstanding and sustainable results.

ALCOA

Alcoa Inc.
390 Park Avenue • New York, NY 10022-4608
Internet: www.alcoa.com
Alcoa Inc. is incorporated in the Commonwealth of Pennsylvania

Designed and Published by Labrador-company.com

c/o Corporate Election Services
P. O. Box 1150
Pittsburgh, PA 15230-1150

Alcoa Inc. Annual Meeting of Shareholders

9:30 a.m. Friday, May 3, 2013
Fairmont Hotel
510 Market Street
Pittsburgh, PA 15222

Admission Ticket

This ticket is not transferable.

Please keep this ticket to be admitted to the annual meeting.

↑ Fold and detach here ↑

VOTE BY MAIL
Return your proxy in the **postage-paid** envelope provided.

VOTE BY INTERNET
Access this **Web site** to cast your vote. ***www.cesvote.com***

VOTE BY TELEPHONE
Call toll-free using a touch-tone telephone. **1-888-693-8683**

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THREE WAYS TO VOTE

Vote By Mail—Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Alcoa Inc., c/o Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230-1150.

Vote By Internet—Have your proxy card available when you access the Web site ***www.cesvote.com*** and follow the simple directions presented to record your vote.

Vote By Telephone—Have your proxy card available when you call toll-free **1-888-693-8683** using a touch-tone phone and follow the simple directions presented to record your vote.

Vote 24 hours a day, 7 days a week. If you vote by Internet or by telephone, please do *not* mail your proxy card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Graeme W. Bottger, Julie A. Caponi and Max W. Laun, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Alcoa Inc. the undersigned is entitled to vote if personally present at the Annual Meeting of Shareholders of Alcoa Inc. to be held on May 3, 2013, and at any adjournment or postponement thereof, in accordance with the instructions set forth on the reverse side of this proxy card. The proxies are authorized to vote in their discretion for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof. **Your telephone or Internet vote must be received by 6:00 a.m. EDT on May 3, 2013, to be counted. If you vote by mail, your proxy card must be *received* before the meeting for your vote to be counted.**

This card also serves as voting instructions to the trustee of each employee savings plan sponsored by Alcoa, its subsidiaries or affiliates with respect to shares of common stock of Alcoa Inc. held by the undersigned under any such plans. **Your voting instructions must be received by 6:00 a.m. EDT on May 1, 2013**, or the trustee will vote your plan shares in the same proportion as those plan shares for which instructions have been received.

Your vote on the election of directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. **If properly signed, dated and returned, this proxy will be voted as specified on the reverse side or, if no choice is specified, this proxy will be voted in accordance with the recommendation of the Board of Directors.**

Comments:____________________

(Vote on the other side)